UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14A-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☑                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Diebold Nixdorf, Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

2022 Proxy Statement

Notice of Annual Meeting of Shareholders

Diebold Nixdorf

50 Executive Pkwy

P.O. Box 2520 • Hudson, Ohio 44236

March 24, 2022

Dear Shareholder:

The 2022 Annual Meeting of Shareholders of Diebold Nixdorf, Incorporated will be held on Friday, May 6, 2022 at 8:00 a.m. EDT. We are pleased to utilize a virtual format for our Annual Meeting again this year in order to provide a consistent experience to all shareholders regardless of location. You will be able to attend and vote at the 2022 Annual Meeting via live webcast by visiting www.proxydocs.com/DBD.

As described in the accompanying Notice and Proxy Statement, at the Annual Meeting, you will be asked to (1) elect twelve directors, (2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (3) approve, on an advisory basis, named executive officer compensation, and (4) approve an amendment to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan.

We are pleased to continue to take advantage of the Securities and Exchange Commission rules allowing us to furnish proxy materials to shareholders on the Internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of our Annual Meeting. Accordingly, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our 2022 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021, and to vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials on the Notice of Internet Availability of Proxy Materials.

All holders of record of Diebold Nixdorf, Incorporated common shares at the close of business on March 8, 2022 are entitled to vote at the 2022 Annual Meeting. You may vote online prior to the meeting at www.proxydocs.com/DBD. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card promptly in the return envelope or by calling a toll-free number.

Details regarding how to attend the virtual meeting online are more fully described in the Proxy Statement. If you are unable to attend the meeting, you may listen to a replay that will be available on our investor relations website at investors.dieboldnixdorf.com. The replay may be accessed on our website soon after the meeting and shall remain available for up to three months.

We look forward to you joining us at the virtual meeting.

Sincerely,

GARY G. GREENFIELD Chairman of the Board	OCTAVIO MARQUEZ President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on May 6, 2022.

This Proxy Statement, along with our Annual Report on Form 10-K for the year ended December 31, 2021, including exhibits,

are available free of charge at www.proxydocs.com/DBD (you will need to reference the 12-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials in order to vote).

50 Executive Pkwy

P.O. Box 2520 • Hudson, Ohio 44236

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

DATE: May 6, 2022 TIME: 8:00 a.m. EDT LOCATION: Virtual Shareholders Meeting www.proxydocs.com/DBD	ITEMS TO BE DISCUSSED:
	1.	To elect twelve directors;
	2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022;
	3.	To approve, on an advisory basis, named executive officer compensation; and
	4.	To approve an amendment to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan.

Your attention is directed to the attached Proxy Statement, which fully describes these items.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Holders of record of Diebold Nixdorf, Incorporated common shares at the close of business on March 8, 2022 will be entitled to vote at the 2022 Annual Meeting.

The enclosed proxy card is solicited, and the persons named therein have been designated, by Diebold Nixdorf’s Board of Directors.

By Order of the Board of Directors
JONATHAN B. LEIKEN Executive Vice President, Chief Legal Officer and Corporate Secretary

March 24, 2022

(approximate mailing date)

You are requested to cooperate in assuring a quorum by voting online at www.proxypush.com/DBD or, if you received a paper copy of the proxy materials, by filling in, signing and dating the enclosed proxy and promptly mailing it in the return envelope.

DIEBOLD NIXDORF, INCORPORATED

50 Executive Pkwy

P.O. Box 2520 • Hudson, Ohio 44236

PROXY STATEMENT

2022 ANNUAL MEETING OF SHAREHOLDERS

The full text of the 2017 Equity and Performance Incentive Plan, as proposed to be amended to reflect the changes described in this Proxy Statement, is attached as Appendix A to this Proxy Statement.

2022 PROXY STATEMENT |	i

ii	| 2022 PROXY STATEMENT

PROXY SUMMARY

This Proxy Statement is furnished to shareholders of Diebold Nixdorf, Incorporated (“Diebold Nixdorf,” the “Company,” “we,” “our,” and “us”) in connection with the solicitation by the Board of Directors of proxies to be used at our 2022 Annual Meeting of Shareholders, and any postponements or adjournments of the meeting.

These proxy materials are being sent to our shareholders on or about March 24, 2022.

This proxy summary is intended to provide an overview of the information you can find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the Proxy Statement in its entirety for more information about these topics before voting.

MEETING INFORMATION

TIME AND DATE 8:00 a.m. EDT, May 6, 2022	PLACE Virtual Meeting www.proxydocs.com/DBD	RECORD DATE Close of Business on March 8, 2022

PROPOSALS FOR YOUR VOTE AND BOARD RECOMMENDATIONS

PROPOSAL	BOARD RECOMMENDATION	PAGE REFERENCES (FOR MORE DETAIL)

1. To elect twelve directors	FOR EACH BOARD NOMINEE	24

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm	FOR	34

3. To approve, on an advisory basis, named executive officer compensation	FOR	36

4. To approve an amendment to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan	FOR	37

Information on voting mechanics, approval requirements and related matters can be found in the “Voting Information” and “Other Matters” sections starting on pages 5 and 87, respectively.

2022 PROXY STATEMENT |	1

PROXY SUMMARY

OVERVIEW OF OUR BOARD NOMINEES

You are being asked to vote to elect each of the following nominees to our Board of Directors. The tables that follow provide summary information about our nominees, and detailed information about each director nominee’s background, skills and expertise can be found in Proposal 1: Election of Directors on pages 24-30.

				COMMITTEE MEMBERSHIP

NAME AND OCCUPATION / CAREER HIGHLIGHTS	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	BOARD GOV.	PEOPLE & COMP.	FIN.	TECH.

Arthur F. Anton Retired Chairman and Chief Executive Officer, Swagelok Company	64	2019	Yes	•			Chair

Bruce H. Besanko Retired Chief Financial Officer, Kohl’s Corporation	63	2018	Yes	Chair				•

Reynolds C. Bish Chief Executive Officer, Kofax Limited	69	2019	Yes		•			Chair

William A. Borden Corporate Vice President of Worldwide Financial Services, Microsoft Corporation	59	2021	Yes	•				•

Ellen M. Costello Retired Chief Executive Officer, BMO Financial Corporation	67	2018	Yes	•		Chair

Phillip R. Cox President and Chief Executive Officer, Cox Financial Corporation	74	2005	Yes		Chair	•

Dr. Alexander Dibelius Managing Partner, CVC Capital Partners (Deutschland) GmbH	62	2016	Yes			•	•

Matthew Goldfarb Special Advisor to the Chairman, LICT Corporation	50	2019	Yes			•	•

Gary G. Greenfield Non-executive Chairman of the Board, Diebold Nixdorf, Incorporated; Executive Advisor, Court Square Capital Partners	67	2014	Yes					•

Octavio Marquez President and Chief Executive Officer, Diebold Nixdorf, Incorporated	54	2022	No

Kent M. Stahl Retired Partner, Chief Investment Strategist and Director of Investment Strategy and Risk Management, Wellington Management Company, LLP	59	2019	Yes		•		•

Lauren C. States Retired Vice President, Strategy and Transformation, IBM Corporation	65	2020	Yes	•				•

2	| 2022 PROXY STATEMENT

PROXY SUMMARY

2022 PROXY STATEMENT |	3

PROXY SUMMARY

PARTICIPATING IN THE ANNUAL MEETING

This year’s Annual Meeting will again be accessible through the Internet. We have adopted a virtual format for our Annual Meeting to make participation accessible for shareholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all shareholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your common shares.

You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 8, 2022, the record date, or hold a valid proxy for the meeting. In order to attend the Annual Meeting, you must register at www.proxydocs.com/DBD. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log on to www.proxydocs.com/DBD and enter your control number.

This year’s shareholder question and answer session will include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxydocs.com/DBD after logging in with your control number. We will post questions and answers if applicable to our business on our Investor Relations website after the meeting.

We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on May 6, 2022. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be included in your instructional email.

4	| 2022 PROXY STATEMENT

VOTING INFORMATION

Q:	What items will be voted on at the Annual Meeting and how does the Board recommend I vote?

A:

You are being asked to vote on the proposals outlined above in the proxy summary on page 1. The Board recommends a vote FOR each of the Board’s nominees for director, and FOR each of Proposals 2, 3 and 4.

Q:	What happens if other matters are properly presented at the Annual Meeting?

A:

If a permissible proposal other than the listed proposals is presented at the Annual Meeting, your proxy gives authority to the individuals named in the proxy to vote on any such proposal in accordance with their best judgment, including if a nominee for director is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may use the proxy to vote for a replacement nominee recommended by the Board whether or not any other nominations are properly made. We have not received notice of other matters that may be properly presented at the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Our record date for the 2022 Annual Meeting is March 8, 2022. Each shareholder of record of our common shares as of the close of business on March 8, 2022 is entitled to one vote for each common share held. As of the record date, there were 78,927,434 common shares outstanding and entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	If you were a shareholder on the record date and you held shares in your own name, you have three ways to vote and submit your proxy before the 2022 Annual Meeting:

•	By mail—If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope;

•	By Internet—If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card; or

•	By telephone—If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/DBD. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Q:	Can I change my vote after I have voted?

A:	You may change your vote at any time before your proxy is voted at the 2022 Annual Meeting by:

•	Revoking your proxy by sending written notice or submitting a later dated, signed proxy before the 2022 Annual Meeting to our Corporate Secretary at the Company’s address above;

•	Submitting a later dated, signed proxy before the start of the 2022 Annual Meeting;

•	If you have voted by the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 p.m. EDT on May 5, 2022; or

•	Attending the 2022 Annual Meeting on the Internet, withdrawing your earlier proxy and voting at the Annual Meeting via the Internet.

Q:	Can I cumulate my votes for the election of directors?

A:	No. At the 2017 Annual Meeting, our Shareholders approved an amendment to our Amended Articles of Incorporation to eliminate cumulative voting in director elections.

Q:	How many votes are required to adopt each proposal?

A:

With respect to Proposal 1, the number of votes cast “for” the director nominee’s election must exceed the number of votes cast “against” his or her election. For each of Proposals 2, 3, and 4, the affirmative vote of the holders of a majority of the votes cast, whether in person or by proxy, is required for approval. The results of the voting at the meeting will be tabulated by the inspectors of election appointed for the Annual Meeting.

Q:	What is the Majority Voting Policy?

A:

Our Board of Directors has adopted a policy that any nominee for director who is elected but receives a greater number of votes “against” his or her election than votes “for” his or her election, in an election that is not a contested election, is expected to tender his or her

2022 PROXY STATEMENT |	5

VOTING INFORMATION

resignation following certification of the shareholder vote, as described in greater detail below under “Majority Voting Policy.”

Q:	What is a “broker non-vote”?

A:

If your shares are held in the name of a brokerage firm, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange, or NYSE, rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter under NYSE rules and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.”

Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, is the only routine matter for which the brokerage firm who holds your shares can vote your shares on these proposals without your instructions. Accordingly, there should be no broker non-votes with respect to Proposal 2. Broker non-votes will have no effect on the outcome of Proposals 1, 3 and 4.

Q:	How many shares must be present to constitute a quorum and conduct the Annual Meeting?

A:

A quorum is necessary to hold the Annual Meeting. A majority of the outstanding shares present or represented by proxy constitutes a quorum for the purpose of adopting a proposal at the Annual Meeting. If you are present and vote at the Annual Meeting, or vote on the Internet, by telephone or by submitting a properly executed proxy card, you will be considered part of the quorum. Broker non-votes will not be part of the voting power present, but will be counted to determine whether or not a quorum is present.

Q:	What happens if I abstain?

A:

For all proposals except Proposal 4, a share voted “abstain” with respect to any proposal is considered as present and entitled to vote with respect to the proposal, but is not considered a vote cast with respect to the proposal. For Proposal 4, abstentions are considered votes cast for purposes of shareholder approval of an amendment to an equity plan. Accordingly, abstentions will have no effect on Proposal 1, the election of directors, and will not be counted for determining the outcome of Proposals 2 and 3.

Q:	Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A:

Under rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending you a Notice of Internet Availability of Proxy Materials. The instructions found in the Notice explain that all shareholders will have the ability to access the proxy materials on www.proxydocs.com/DBD or request to receive a printed copy of the proxy materials. You may also request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting materials.

Q:	What shares are included on my proxy card or Notice of Internet Availability of Proxy Materials?

A:

The number of shares printed on your proxy card(s) represents all of your shares under a particular registration. Receipt of more than one proxy card or Notice of Internet Availability of Proxy Materials means that certain of your shares are registered differently and are in more than one account. If you receive more than one proxy card, sign and return all of your proxy cards to ensure that all of your shares are voted. If you receive more than one Notice, reference the distinct 12-digit control number on each Notice when voting by Internet.

6	| 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

Our Board is committed to strong corporate governance principles and practices to ensure that the Board most effectively and efficiently serves in its oversight obligations.

This section provides an overview of the organization of the Board, its committees, responsibilities and other related topics and initiatives.

BOARD LEADERSHIP STRUCTURE

Our Board is committed to strong leadership and currently maintains separate roles of our CEO and our Chairman of the Board. We believe this structure is effective for our current circumstances and a good governance practice. The Board does not have a specific policy with respect to separating or combining these roles, or whether the Chairman should be an employee or non-employee director, and will continue to periodically review our leadership structure in light of corporate governance standards, market practices and our specific circumstances and needs.

BOARD AND DIRECTOR ASSESSMENTS

The Board Governance Committee leads the Board and director assessment program, as noted below in “Board Committees and Composition.” During the last few years, the Governance Committee has enhanced its Board assessment process. Board members were asked to complete questionnaires and engaged in an extensive live question and answer session conducted by an independent outside counsel with expertise in corporate governance best practices. As in prior years, the assessment program includes a full board self-assessment, committee assessments, a chairman assessment and individual director assessments. The full board self-assessment includes comprehensive questions designed to provide an all-inclusive evaluation of the performance of the Board in light of our needs and strategies.

The committee, chairman, and individual director assessments are more specifically tailored. When taken together, the assessment program provides a holistic review of the role, performance and function of the full Board, the Chairman and each director in relation to the Company’s needs, challenges and opportunities. Our Board and director assessments have helped to inform our recent refreshment efforts, including with one new director in each of 2021 and 2020, four new directors in 2019, and three new directors in 2018. The assessment results are shared with our Chairman, and applicable directors, committee members, and the full Board as appropriate, and action plans are prepared and executed as necessary.

BOARD MEETINGS AND EXECUTIVE SESSIONS

The Board held five regular meetings during 2021. The Board felt it was important, even in light of the COVID-19 pandemic, to conduct in person meetings and did so three times during the year. The Company’s response to the challenges presented by the COVID-19 pandemic has been a focus of the Board at its meetings throughout the year. All of our current directors attended 93% or more of the aggregate of all meetings of the Board and the Board committees on which they served during 2021.

In accordance with the NYSE’s corporate governance standards, our independent directors regularly meet in executive session without management present, generally following each regularly-scheduled Board meeting. In addition, on occasion, our independent directors will meet in executive session prior to the start of or following a Board meeting. Gary Greenfield, the Chairman of our Board, presides over these meetings in executive session. The executive sessions of each Board committee are overseen by the respective committee chair.

While we do not have a formal policy regarding directors’ attendance at the Annual Meeting of Shareholders, it is expected that all directors attend the Annual Meeting unless there are extenuating circumstances for non-attendance. All directors standing for re-election who were serving as directors as of the 2021 annual meeting of shareholders attended the 2021 annual meeting.

2022 PROXY STATEMENT |	7

CORPORATE GOVERNANCE

BOARD RISK OVERSIGHT

The Board and the Board committees collectively play an active role in overseeing management of our risks and in helping establish an appropriate risk tolerance. The Board oversees our risk strategy and effectiveness; however, management is responsible for execution of our global Enterprise Risk Management (ERM) program, which identifies risks inherent in our business, as well as implementing and supervising day-to-day risk management. Our Board Governance Committee oversees and provides input regarding the general operation of the ERM program. In addition to discussion of the overall ERM program with the full Board, the Board and the appropriate committees receive regular reports from our senior management on areas of material risk to us, including operational, financial, strategic, compliance, cybersecurity, competitive, reputational, and legal and regulatory risks. The Board also meets with senior management as part of each Board meeting, and more frequently as needed, to discuss strategic planning, including the key risks inherent in our short- and long-term strategies. Senior management then provides the Board with periodic updates throughout the year with respect to these strategic initiatives and the impact and management of these key risks.

The Board and various levels of management participate in, and thereafter discuss, an annual survey of risks to provide guidance and input regarding the appropriate level of risk appetite for the various risks faced by the Company. In addition, each Board committee is responsible for evaluating certain risks within its area of responsibility and overseeing the management of such risks. The entire Board is then informed about such risks and management’s response to each risk through regular committee reports delivered by the committee chairs. Our People and Compensation Committee performs an annual compensation risk assessment, and we believe that our compensation practices are not reasonably likely to have a material adverse effect on the Company.

We also have robust internal dialogue among our operations, information security, technology, finance, compliance, treasury, tax, legal and internal audit departments, among others, whenever a potential risk arises, and include such risks in our tracking of enterprise risks as part of the Company’s ERM program. These discussions are escalated to our President and Chief Executive Officer, Chief Financial Officer, Corporate Controller, Chief Legal Officer, Chief Ethics and Compliance Officer, Chief People Officer, and/or Chief Information Security Officer, Vice President, Internal Audit and other Vice Presidents of our various divisions and regions, as appropriate, with open lines of communication among them, the various committees of the Board and the entire Board.

We believe that the Board’s approach and continued evaluation of its risk oversight, as described above, enhances its ability to assess the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for the Company. We also believe that our Board leadership structure complements our risk management structure because it allows our independent directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

8	| 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMMITTEES AND COMPOSITION

The Board’s current standing committees are the Audit Committee, Board Governance Committee, People and Compensation Committee, Finance Committee and Technology Committee. Each committee’s members and meetings during 2021 and functions are described below. The Board reviews committee membership, charters and responsibilities every year and will do so in 2022 following the Annual Meeting.

AUDIT COMMITTEE*

Members:

Bruce H. Besanko (Chair), Arthur F. Anton, William A. Borden, Ellen M. Costello and Lauren C. States.

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference six times during 2021, and had informal communications with management, as well as with our independent auditors, at various other times during the year.

Contact:

auditchair@dieboldnixdorf.com

Committee Report: See page 85.

Primary Duties and Responsibilities:

•  Monitors the adequacy of our financial reporting process and systems of internal controls regarding finance, accounting and ethics and compliance.

•  Monitors the independence and performance of our independent auditors and performance and controls of our internal audit department.

•  Provides an avenue of communication among the independent auditors, management, the internal audit department and the Board.

Financial Experts:

The Board has determined that each of Mr. Besanko, Mr. Anton and Ms. Costello is an audit committee financial expert within the meaning of such term under Item 407(d)(5) of Regulation S-K.

*	This committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the Exchange Act).

BOARD GOVERNANCE COMMITTEE

Members:

Phillip R. Cox (Chair), Reynolds C. Bish and Kent M. Stahl.

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference four times during 2021, and had informal communications with management at various other times during the year.

Contact:

bdgovchair@dieboldnixdorf.com

Primary Duties and Responsibilities:

•  Reviews qualifications of potential director candidates.

•  Makes recommendations to the Board to fill vacancies or consider the appropriate size of the Board.

•  Makes recommendations regarding corporate governance principles, Board committee composition, and the directors’ compensation for their services on the Board and on Board committees.

•  Leads Board and committee assessments.

•  Oversees director orientation and education, as described in “Director Orientation and Education” below.

•  Ensures Board oversight of our enterprise risk management process and of our environmental, social and governance program.

2022 PROXY STATEMENT |	9

CORPORATE GOVERNANCE

PEOPLE AND COMPENSATION COMMITTEE

Members:

Ellen M. Costello (Chair), Phillip R. Cox, Dr. Alexander Dibelius and Matthew Goldfarb.

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference five times during 2021, and had informal communications with management, as well as the committee’s independent compensation consultant, at various other times during the year.

Contact:

compchair@dieboldnixdorf.com

Committee Report: See page 49.

Primary Duties and Responsibilities:

•  Monitors and evaluates the general compensation philosophy of the Company.

•  Administers our executive compensation program as well as our benefit plans for all employees with the goals of ensuring that (a) the benefits and compensation practices of the Company are competitive and sufficient to attract, motivate and retain quality professional staff and (b) the Company’s compensation programs adhere to a “pay for performance” philosophy.

•  Oversees our equity plans (including reviewing and approving equity grants to executive officers).

•  Annually reviews and approves all pay decisions relating to executive officers.

•  Determines and measures achievement of corporate and individual goals, as applicable, by our executive officers under our short- (annual) and long-term incentive plans, and makes recommendations to the Board for ratification of such achievements.

•  Oversees the development of executive succession plans and talent management policies and programs, as well as reviews measures of employee engagement and plans related to employee engagement and diversity initiatives.

•  Reviews proposed changes to any of our benefit plans, such as retirement plans, deferred compensation plans and 401(k) plans.

•  For additional discussion of the committee’s role, processes and procedures in connection with executive compensation, see “Compensation Discussion and Analysis—Role of the People and Compensation Committee” below.

FINANCE COMMITTEE

Members:

Arthur F. Anton (Chair), Dr. Alexander Dibelius, Matthew Goldfarb and Kent M. Stahl.

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference two times during 2021, and had informal communications with management at various other times during the year.

Primary Duties and Responsibilities:

•  Makes recommendations to the Board with respect to material or other significant transactions.

•  Oversees the Company’s borrowing structures and credit facilities.

•  Establishes investment policies, including asset allocation, for our cash, short-term securities and retirement plan assets and oversees the management of those assets.

•  Reviews our financial exposure and liabilities, including the use of derivatives and other risk management techniques.

•  Makes recommendations to the Board related to customer financing activities and funding plans for our Company.

10	| 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

TECHNOLOGY COMMITTEE

Members:

Reynolds C. Bish (Chair), Bruce H. Besanko, William A. Borden, Gary G. Greenfield and Lauren C. States.

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference four times during 2021, and had informal communications with management at various other times during the year.

Primary Duties and Responsibilities:

•  Provides oversight and guidance regarding the strategy and management of our information technology infrastructure and security.

•  Provides oversight and guidance regarding our intellectual property, including our software portfolio and research and development activities.

CORPORATE GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Copies of the following documents, among others, are available on our investor relations website (investors.dieboldnixdorf.com) in the Governance section under the Policies and Charters tab:

•	Current Charters for our Audit, Board Governance, People and Compensation, Finance, and Technology Committees;

•	Our Categorical Independence Standards for Directors;

•	Our Corporate Governance Guidelines; and
•	Our Code of Business Ethics.

Information on our website is not, and will not be deemed to be, a part of or incorporated into this Proxy Statement.

For a discussion of our Insider Trading Policy, which prohibits hedging or pledging of our stock by our directors, officers and employees, see “Compensation Discussion and Analysis—Insider Trading Policy” below.

DIRECTOR INDEPENDENCE

The Board determined that each of Arthur F. Anton, Bruce H. Besanko, Reynolds C. Bish, William A. Borden, Ellen M. Costello, Phillip R. Cox, Dr. Alexander Dibelius, Matthew Goldfarb, Gary G. Greenfield, Kent M. Stahl and Lauren C. States has no material relationship with the Company and is independent under our director independence standards, the NYSE director independence standards, and the SEC independence requirements, as applicable and as currently in effect. Octavio Marquez does not meet these independence standards because he is employed by us as our President and CEO, and Gerrard B. Schmid did not meet these independence standards during his service on the Board while he was employed by us as our President and CEO.

In making the independence determinations, the Board considered the following business, professional or familial relationships and determined, in each instance, that the relationship was not material or did not impair the independence of the respective directors:

•	Mr. Greenfield serves on the board of directors of Donnelley Financial Solutions, Inc., which provided SEC filing and printing services in 2021 related to our proxy statement for our 2021 annual meeting of shareholders for a fee of approximately $75,889. The Board determined that Mr. Greenfield did not have any indirect, material interest in these transactions.
•	Ms. Costello serves on the board of directors of Citigroup, Inc., which is our customer and part of our lending syndicate. Ms. Costello recuses herself from all Board and committee discussions regarding Citigroup, Inc. and similarly recuses herself from any discussions regarding the Company that may arise during Citigroup, Inc. meetings.

•	Ms. States serves on the board of directors of Webster Financial Corporation, which is our customer. Ms. States recuses herself from all Board and committee discussions regarding Webster Financial Corporation and similarly recuses herself from any discussions regarding the Company that may arise during Webster Financial Corporation meetings.

•	Mr. Greenfield owns equity interests (less than 1%) in ACTV8, Inc., from which we license software used in certain of our products. No fees were paid to ACTV8, Inc. in 2021. The Board determined that Mr. Greenfield did not have any indirect, material interest in these transactions.

•	Mr. Bish is the Chief Executive Officer of Kofax Limited. The Company purchased certain products from Kofax Deutschland AG, a subsidiary of Kofax Limited, in the amount of approximately $975,806 in 2021. The Board determined that Mr. Bish did not have any indirect, material interest in these transactions.

2022 PROXY STATEMENT |	11

CORPORATE GOVERNANCE

•	Mr. Greenfield’s daughter, Brittany Greenfield, is the founder and Chief Executive Officer of Wabbi Inc., from which we license certain software used in connection with our compliance programs. Fees in the amount of approximately $113,100 were paid to Wabbi Inc. in 2021. The Board determined that Mr. Greenfield did not have any indirect, material interest in these transactions.

•	Mr. Borden is the corporate vice president of worldwide financial services for Microsoft Corporation. The Company purchased certain products and services from Microsoft Corporation in the amount of approximately $11,934,713 in 2021. The Board determined that Mr. Borden did not have any indirect, material interest in these transactions.
•	Mr. Goldfarb is the special advisor to the chairman for LICT Corporation, an affiliate of GAMCO Investors, Inc. The entities of GAMCO Investors, Inc., et al., reported their beneficial ownership of our common shares as currently over 5%, which is discussed in more detail below under “Beneficial Ownership of Shares.” The entities of GAMCO Investors, Inc., et al., did not purchase or supply products or services to or from the Company in 2021. Mr. Goldfarb recuses himself from all Board and committee discussions regarding GAMCO Investors, Inc. and its affiliates and similarly recuses himself from any discussions regarding the Company that may arise during LICT Corporation meetings.

RELATED PERSON TRANSACTION POLICY

Pursuant to our director independence standards, discussed above, and our Corporate Governance Guidelines, discussed below in “Director Qualifications,” we do not engage in transactions with non-employee directors or their affiliates if a transaction would cause an independent director to no longer be deemed independent, would present the appearance of a conflict of interest or is otherwise prohibited by law, rule or regulation. This includes, directly or indirectly, any extension, maintenance or renewal of an extension of credit to any of our directors. This prohibition also includes significant business dealings with directors or their affiliates, charitable contributions that would require disclosure in our proxy statement under the rules of the NYSE, and consulting contracts with, or other indirect forms of compensation to, a director. Any waiver of this policy may be made only by the Board and must be promptly disclosed to our shareholders.

In 2021, we did not engage in any related person transaction(s) requiring disclosure under Item 404 of Regulation S-K.

COMMUNICATIONS WITH DIRECTORS

The Company’s Board of Directors provides a process for shareholders to send communications to the Board. Shareholders and interested parties may communicate with our Audit, Board Governance, and People and Compensation Committee Chairs by sending an email to the address provided in the applicable committee description above or with our non-employee directors as a group by sending an email to boardlogistics@dieboldnixdorf.com.

Communications may also be directed in writing to such person or group at Diebold Nixdorf, Incorporated, Attention:

Corporate Secretary, 50 Executive Pkwy, P.O. Box 2520, Hudson, Ohio 44236. The independent members of the Board have approved a process for handling communications we receive that are addressed to non-employee members of the Board. Under that process, the Corporate Secretary will review all such communications and determine whether communications require immediate attention. The Corporate Secretary will forward communications, or a summary of communications, to the appropriate director or directors.

CODE OF BUSINESS ETHICS

All of our directors, executive officers and employees are required to comply with certain policies and protocols concerning business ethics and conduct as provided in our Code of Business Ethics. The Code of Business Ethics ties our core values to the ethical principles that must guide our business decisions. The Code of Business Ethics also provides clear information on the resources available for directors, executive officers and employees to ask questions and report unethical behavior. All members of the Board have received training specific to the Code of Business Ethics.

The Code of Business Ethics applies to us, including all of our domestic and international affiliates and subsidiaries. The Code of Business Ethics describes certain responsibilities that our directors, executive officers and employees have to the Company, to each other and to our global partners and

12	| 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

communities. It covers many topics, including compliance with laws, including the Foreign Corrupt Practices Act and relevant global anti-corruption laws, conflicts of interest, intellectual property and the protection of competitive and confidential information, as well as maintaining a respectful and non-retaliatory workplace. The Code of Business Ethics also includes and links to our Conflicts of Interest Policy, which further details the requirements for our officers, directors and employees to avoid and disclose potential conflicts, including those that may result from related party transactions. In addition, our employees are required to report any conduct that they believe in good faith to be a violation of the Code of Business Ethics. Our Audit Committee has procedures to receive, retain and treat complaints regarding accounting, internal financial controls or auditing matters, and to allow for the confidential and anonymous submission of concerns regarding questionable practices or potential violations of our policies, including the Code of Business Ethics.

PEOPLE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our People and Compensation Committee during the year ended December 31, 2021 were Ellen M. Costello, Phillip R. Cox, Dr. Alexander Dibelius and Matthew Goldfarb. No member of the People and Compensation Committee has had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related person transactions. No officer or employee of the Company has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or member of the People and Compensation Committee during 2021.

DIRECTOR ORIENTATION AND EDUCATION

All new directors participate in a director orientation program. The Board Governance Committee oversees this introduction and orientation process during which the new director meets with key senior management personnel and takes a tour through our facilities to improve his or her understanding of our business and global products and solutions. In addition, the orientation program educates the new director on his or her obligations as a director, the history of the Company, our strategic plans, significant financial matters, core values, including ethics and compliance programs (and also including our Code of Business Ethics), corporate governance practices and other key policies and practices.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

As a global company, we are committed to protecting the environment, caring for our people and the communities in which we live and work, and continually enhancing our governance to ensure best practices in all we do as an organization. We strive to advance solutions and practices that are sustainable, equitable and best in class as a corporate citizen. Our environmental, social and governance initiatives are among our highest priorities as a company.

Our ESG initiatives include the following categories:

➣	Planet (Environmental) topics include climate change, sustainable products, sustainable field operations, materials used, waste produced, and resource management;

➣	People (Social) topics include responding to COVID-19, global citizenship, financial inclusion, diversity and inclusion, human rights, health and safety, and human capital management; and

➣

Performance (Governance) topics include best practices in Board and Corporate governance, our code of business ethics, enterprise risk management and business resiliency and cybersecurity and data privacy.

We will be publishing our annual ESG Report later this year, which will include a comprehensive overview of our accomplishments for the year. We made good progress in advancing our goals regarding sustainability and diversity and inclusion in 2021, for example, we:

➣	Reduced Scope 1 and Scope 2 carbon emissions by 6%;

➣

Completed a two-year partnership program through our long-standing connection with our ATM thermal receipt paper provider, Telemark Diversified Graphics (TDG) and the Arbor Day Foundation. We planted one new tree for every 115 pounds of

2022 PROXY STATEMENT |	13

CORPORATE GOVERNANCE

paper purchased and planted over 6,500 trees, offsetting those used in the production of each receipt paper order since 2020. This year, through our renewed partnership with the Arbor Day Foundation, The Diebold Nixdorf Foundation is proud to have planted more than 21,500 trees worldwide;

➣	Increased the gender diversity of our workforce with women accounting for over 60% of new senior management (vice president and above) hires;

➣

Earned strong marks in Human Rights Campaign (HRC) Foundation’s 2022 Annual Corporate Equality Index (CEI). Over the past several years we have adopted and implemented non-discriminatory policies across business entities, established the CARE council to work cross-functionally through employees around the globe, established several Employee Resource Groups and continue to focus on supporting an inclusive culture. This has resulted in the Company receiving a score of 90 out of 100 on the CEI, the nation’s foremost benchmarking survey and report measuring corporate policies and practices related to LGBTQ+ workplace equality. Our score outpaces the average score of all Fortune 500 companies evaluated by the HRC;

➣

Established four new employee resource groups to provide leadership and other opportunities to employees and allies aligned with those groups: Multicultural Connections, Pride@DN, Veterans@DN and Women@DN; and

➣	Increased the diversity of our Board as part of our continual Board refreshment program.

Planet (Environmental)

We proactively pursue sustainability initiatives by analyzing the global footprint of our operations and product lifecycles. Our Global Sustainability Policy and the Global Environmental, Health and Safety (EHS) Policy informs our company-wide environmental program. The program covers carbon emissions, water consumption, energy usage, recycling efforts, supply chain management, and sustainable products and solutions.

Together, our programs and policies allow us as an organization to create value in a sustainable way for our stakeholders.

In furtherance of the foregoing, we have defined the following Planet Key Performance Indicators:

➣

Carbon Footprint: Continually assess our operations, processes, and global supply chain to determine the environmental impact and implement improvements from greenhouse gas (GHG) emission controls to product lifecycle assessments (LCAs).

➣

Green Products and Solutions: Focus on using environmentally sustainable materials in our supply chain, which have a positive impact on our operational efficiency and also benefit our customers. We look at the entire lifecycle of our solutions, which includes design and development, the manufacturing process, the operational life, ongoing support and finally product recycling and reuse at the end of its lifecycle. Our solutions can make the difference in our customers operations to become greener and enhance efficiency. For example:

•

Three years ago, we introduced our new innovative ATM line, DN Series™. The DN Series family is made of recycled and recyclable materials and is 25% lighter than most traditional ATMs. This reduces CO2 emissions, both in the manufacturing processing and transportation of components and terminals. In addition, all DN Series ATMs use state-of-the-art LED technology and highly efficient electrical systems, overall allowing for up to 50% power savings versus traditional ATMs.

•

Two years ago, we introduced DN Series™ BEETLE, a unified Retail platform of all-in-one Point-of-Sale and touch display solutions that offers a shining example of our focus on sustainable sourcing and design. Over 90% of the materials used in the DN Series BEETLE can be recycled, making it an environmentally friendly point-of-sale solution.

➣

Sustainable Supply Chain: Conduct due diligence on our supply chain to enhance transparency and identify the country and smelter or refiner of origin of the conflict minerals that may be used in our products. Suppliers must participate in our due diligence processes, provide complete and accurate information when requested, and perform similar due diligence on their own supply chains. We are committed to ensuring that we work with ethical suppliers who adhere to high standards of human rights and ethical business practices. We hold our suppliers to high standards on both people and planet related factors. Suppliers certify to our Supplier Code of Conduct, which requires all suppliers to:

•	Comply with all applicable laws (including anti-corruption laws);

•	Meet and exceed environmental, health, and safety standards;

•	Reduce waste, prevent pollution, and promote recycling;

14	| 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

•	Prohibit materials that directly or indirectly benefit armed groups in designated countries (conflict minerals);

•	Protect human rights; and

•	Promote diversity and good corporate citizenship.

➣

Waste Management: Recycling and waste management are key employee-led initiatives at Diebold Nixdorf. By following our Global Waste Management Policy, we practice the “ARRR” principle: avoid before reduce before reuse before recycle, and only then dispose—to decrease and divert the amount of material that must be disposed in a landfill or otherwise treated.

•	We maintain a program to recycle out-of-use ATMs and other electronic hardware to ensure they do not go to landfills, including active recycling programs in the Americas and throughout Europe.

➣

Water Conservation: We use water during our manufacturing process, R&D process, and in our offices. As water scarcity can present a critical risk to production and surrounding communities, we strive to improve our water use efficiency. We believe that sound water stewardship makes our operations more resilient while reducing any potential impacts on the communities in which we operate.

•

We believe that access to water and sanitation is a Human Right and will continue to provide our employees with access to clean drinking water. In some instances, we are working with our community members where we operate to donate water supplies in regions that are considered “water stressed.”

➣

In addition, we maintain rigorous programs to comply with all applicable environmental, health, and safety-related regulations and are committed to our employees, neighbors, and the environment to minimize environmental risks and conserve resources. This responsibility is a team effort, delivered collectively through the management activities of our workforce around the globe.

➣	In furtherance of the above, we maintain global policies that support our commitment to these values, including our:

•	Environmental, Health and Safety Policy;

•	Responsible Chemicals Management Policy;

•	Waste Management Policy; and

•	Physical and Environmental Security Policy.

➣

Across the organization as a whole, we have adopted a Global Sustainability Policy. The Global Sustainability Policy applies to all directors, officers, and employees of Diebold Nixdorf, along with subsidiary companies, partners, vendors, suppliers, and contractors. Our Global Sustainability Policy emphasizes our sustainability principles and clearly spells out the roles of different groups within Diebold Nixdorf.

➣

At the executive level, our cross functional DN Sustainability Council participates and provides input on our sustainability and corporate social responsibility strategies, policies, and programs. The Council also reports progress on key performance indicators (KPIs) and other developments directly to the executive leadership team at these meetings.

People (Social)

In 2020 and 2021, the health and safety of our people remained our highest commitment and our first priority. We implemented a comprehensive Pandemic Response Plan (PRP) to ensure the continuity of our operations to deliver products and services to our customers, while protecting the health and safety of our people. In addition to implementing robust safety protocols around the world, we created an employee crisis reserve fund, offered incremental bonuses for front line technicians, and worked to avoid COVID-19 related employee reductions.

We are committed to ensuring our employees have a safe workplace with a zero injury, incident, and health impact goal. Therefore, proactive management of issues relating to Environmental, Health & Safety (EHS) factors is a core component of our company strategy and corporate culture. We are also aware of our place in the global community and have an increased awareness on responsible resource consumption, which has a positive impact on waste generation and potential climate and environmental impacts and is a core component of our sustainability strategy.

2022 PROXY STATEMENT |	15

CORPORATE GOVERNANCE

We take social responsibility in the local communities in which we operate very seriously and supporting the communities in which we live and work has always been an important part of how we uphold our company values. Each year, our employees give back to their communities and support countless nonprofit organizations whose missions align with our values and whose work enhances the quality of life for people in need. In addition, we have two charitable giving groups: The Diebold Nixdorf Foundation and The Diebold Nixdorf Employee Charitable Fund. Our charitable giving philosophy requires that disbursements to non-profit organizations meet the following criteria:

➢	The organization’s mission aligns with our company values, as expressed on our website under “Who We Are” and in our Code of Business Ethics;

➢	The organization’s work enhances the quality of life for people in need in the communities in which we operate and do business globally; and

➢	The organization encourages and supports our employees’ involvement.

The Diebold Nixdorf Foundation partners with non-profit organizations such as United Way and Habitat for Humanity on community projects to help those in need. In addition, as part of our commitment to help promote financial inclusion and literacy for underserved communities around the world, The Diebold Nixdorf Foundation extended and increased its previous commitment to the nonprofit organization Operation HOPE, Inc. in 2020. These efforts provide consumers that live in rural locations or regions without the structures of a modern economy with access to and training regarding financial products and services. Together with Operation HOPE, we are working to create a world where no one is excluded from the global financial system.

We are also proud to be a founding member of the Consumer Choice in Payment Coalition (CCPC)—a group of businesses and consumer groups that have come together to advocate for consumer choice and for preserving the fundamental right of all consumers, including those in vulnerable, disadvantaged communities, to use cash to pay for goods and services in the marketplace.

At Diebold Nixdorf, we are also committed to a culture of diversity and inclusion where everyone is accepted, valued and encouraged to thrive. We are one global team, grounded in mutual trust and respect, and we are stronger together because of our differences.

In 2020, we established our CARE council—making an explicit commitment to CARE-ing for each other by focusing on being Considerate, Aware, Responsible and Empathetic—four behaviors that we encourage all employees to remember and consciously think about. The vision of the CARE Council is to have all employees feel appreciated, involved, heard, connected and supported, and have equal opportunity to succeed. We continue to drive our cultural evolution through our Diversity & Inclusion programs, employee resource groups, robust internal communications and performance management process.

As a global company, we support diverse customers in diverse markets with diverse needs. Diversity within our own company—whether cultural, gender, racial, or other—means we value the many different and varying perspectives and solutions that our people bring to the table—and we believe this can have a positive impact on how we innovate and how we grow. We value the diverse, individual characteristics and backgrounds that make each person unique. Respect for, and sensitivity toward, each employee’s individuality is central to our culture of diversity and inclusion, so that we are a desirable workplace for everyone. Inclusion of diverse talent is also important to our business strategy because it ensures we are able to meet the needs of the diverse communities and customers we serve. Our Supplier Diversity and Inclusion Excellence Program also encourages our team members to seek out meaningful business opportunities with suppliers who share the same commitment to diversity.

Performance (Governance)

We are committed to conducting our business according to the highest governance and ethical standards. The foundation of our corporate governance principles and practices are built on integrity and accountability. Our code of business ethics provides everyone at Diebold Nixdorf, from the Board of Directors across our leadership and our employee base, suppliers and partners with a guiding framework on how to conduct ourselves on a daily basis. At Diebold Nixdorf, we make sure we conduct our business and serve our customers as efficiently, creatively, and professionally as possible, according to the highest standards of ethics and transparency. Having a strong code of business ethics enables us to provide reliable and consistent services to our customers in a fair and transparent manner, enhancing business sustainability and resiliency.

16	| 2022 PROXY STATEMENT

CORPORATE GOVERNANCE

As described above, at the Board level, we follow best practices in corporate governance through our annual Board review and refreshment process to ensure that our Board has the requisite diversity and experience to guide our corporation. Our Board of Directors conducts a rigorous Board of Directors self-evaluation process including detailed analysis and discussion of ways to improve our Board activities to guide the corporation in the interests of shareholders and other stakeholders. Our Governance Committee receives updates from our ELT and provides feedback on all aspects of our governance work including in the areas of enterprise risk management and sustainability. Our Board of Directors also regularly receives training and education in key areas of focus and risk including cybersecurity and shareholder rights.

Our commitment to a culture of diversity and inclusion extends to the boardroom as well. Two women, Ms. Ellen Costello and Ms. Lauren States, are being nominated for re-election to our Board of Directors at the Annual Meeting this year. In addition, four of our director nominees identify as racially or ethnically diverse, including Ms. States, Mr. Phillip Cox and Mr. William Borden, who identify as African American, and Mr. Marquez who identifies as Hispanic/Latino. The perspectives of these leaders, along with those of our full slate of director nominees this year, furthers our goal to maintain a well-balanced Board that combines broad business and industry experience with comprehensive diversity characteristics and professional viewpoints.

2022 PROXY STATEMENT |	17

COMPENSATION OF DIRECTORS

Director compensation is determined by the Board at the recommendation of the Board Governance Committee. With respect to the Company’s non-employee directors, it is our goal to provide directors with fair and competitive compensation which aligns their interests with shareholders.

The annual cash retainer received by our non-employee directors during 2021 remained the same as that paid in 2020. Accordingly, during 2021, our non-employee directors received an annual cash retainer of $75,000 for their service as directors. Our non-executive Chairman of the Board received an additional annual cash retainer of $100,000.

In addition, each non-employee director may receive equity awards under our Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan (as amended), which we refer to as the 2017 Plan. We aim to provide a balanced mix of cash and equity compensation to our directors that targets the directors’ total pay at the median of a peer group of companies in similar industries and of comparable size and revenue. This peer group is the same one used by our People and Compensation Committee for benchmarking executive compensation, which is discussed in more detail below in “Role of Peer Companies and Competitive Market Data” under “Compensation Discussion and Analysis.” As such, in 2021, the Company awarded RSUs to each non-employee director that approximated $146,374 in value at the time of grant. Each award provides for dividend equivalent payments in cash during the restricted period. We believe these awards strengthen the directors’ ties to shareholder interests by aligning their long-term economic interests and that these awards provide effective ways to help our directors build stock ownership.

Our non-employee directors also received the following annual committee fees for their participation as members or as chairs of one or more Board committees:

	MEMBER	CHAIR
Audit Committee	$12,500	$25,000
People and Compensation Committee	$10,000	$20,000
Board Governance Committee	$ 7,500	$15,000
Finance Committee	$ 7,500	$15,000
Technology Committee	$ 7,500	$15,000

The varying fee amounts are intended to reflect differing levels of responsibility and meeting requirements. The fees for a director who joins or leaves the Board or assumes additional responsibilities during the year are pro-rated for his or her period of actual service. A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the Deferred Compensation Plan No. 2 for Directors, as amended.

18	| 2022 PROXY STATEMENT

COMPENSATION OF DIRECTORS

2021 DIRECTOR COMPENSATION

The following table details the compensation of our non-employee directors for 2021:

NAME	FEES EARNED OR PAID IN CASH[1] ($)	STOCK AWARDS[2] ($)	ALL OTHER COMPENSATION[3] ($)	TOTAL ($)
Arthur F. Anton	102,500	146,374	—	248,874
Bruce H. Besanko	107,500	146,374	—	253,874
Reynolds C. Bish	97,500	146,374	—	243,874
William A. Borden	15,833	47,205	—	63,038
Ellen M. Costello	107,500	146,374	—	253,874
Phillip R. Cox	100,000	146,374	—	246,374
Dr. Alexander Dibelius	92,500	146,374	—	238,874
Matthew Goldfarb	92,500	146,374	—	238,874
Gary G. Greenfield	182,500	146,374	—	328,874
Kent M. Stahl	90,000	146,374	—	236,374
Lauren C. States	95,000	146,374	—	241,374

[1]

This column reports the amount of cash compensation earned in 2021 for Board and committee service, including Board retainer amounts and committee fees earned in 2021. Mr. Borden joined the Board, along with the Audit Committee and the Technology Committee, in November 2021. The below table reflects the current committee membership and corresponding fees as of December 31, 2021.

NAME	AUDIT COMMITTEE ($)	BOARD GOVERNANCE COMMITTEE ($)	PEOPLE AND COMPENSATION COMMITTEE ($)	FINANCE COMMITTEE ($)	TECHNOLOGY COMMITTEE ($)
Arthur F. Anton	12,500	—	—	15,000	—
Bruce H. Besanko	25,000	—	—	—	7,500
Reynolds C. Bish	—	7,500	—	—	15,000
William A. Borden	2,083	—	—	—	1,250
Ellen M. Costello	12,500	—	20,000	—	—
Phillip R. Cox	—	15,000	10,000	—	—
Dr. Alexander Dibelius	—	—	10,000	7,500	—
Matthew Goldfarb	—	—	10,000	7,500	—
Gary G. Greenfield	—	—	—	—	7,500
Kent M. Stahl	—	7,500	—	7,500	—
Lauren C. States	12,500	—	—	—	7,500

[2]

This column represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for RSUs granted to our non-employee directors in 2021, as further described above. Mr. Anton, Mr. Besanko, Mr. Bish, Ms. Costello, Mr. Cox, Dr. Dibelius, Mr. Goldfarb, Mr. Greenfield, Mr. Stahl and Ms. States each received 10,692 RSUs as of May 7, 2021, valued based on the closing price of our common shares on that date of $13.69. Mr. Borden received 5,346 RSUs as of November 16, 2021, valued based on the closing price of our common shares on that date of $8.83.

[3]	No dividend equivalents were paid in cash on shares deferred by our directors in 2021.

2022 PROXY STATEMENT |	19

COMPENSATION OF DIRECTORS

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board has adopted stock ownership guidelines to align with the practices of our peer group (discussed further below under “Role of Peer Companies and Competitive Market Data” under “Compensation Discussion and Analysis”). Each non-employee director is expected to own common shares of the Company valued at least five times the annual retainer, and the directors are not permitted to sell any vested shares prior to meeting this ownership level. We count the deferred shares held by the directors for purposes of these guidelines, which are intended to build stock ownership among non-employee directors and ensure that their long-term economic interests are aligned with those of other shareholders. The majority of our directors have exceeded these ownership guidelines or are on track to achieve the ownership guidelines within the next few years.

20	| 2022 PROXY STATEMENT

IDENTIFYING AND EVALUATING

DIRECTOR NOMINEES

The last few years reflect the ongoing efforts by our Board Governance Committee to identify talented nominees and directors that bring skills and strategic vision to the Company. This includes the addition of Mr. Marquez, who joined the Board in March 2022, Mr. Borden, who joined the Board in November 2021, Ms. States, who joined the Board at the 2020 annual meeting, Messrs. Anton, Bish, Goldfarb and Stahl, who joined the Board at the 2019 annual meeting, as well as Ms. Costello and Mr. Besanko, who joined the Board during the course of 2018. We have also engaged with shareholders for their input and views regarding our Board succession planning.

In November 2021, the Board determined to increase the size of our Board to 12 members and appointed Mr. Borden to fill the vacancy created by the increase. In February 2022, the Board determined to increase the size of our Board to 13 members and appointed Mr. Marquez to fill the vacancy, effective March 11, 2022. As Mr. Schmid is not standing for re-election at the 2022 Annual Meeting, the Board has determined to decrease the size of our Board to 12 members and views this number of directors as the correct balance of new perspectives with the experience and historical knowledge of the Company and its markets held by our continuing directors. The Board Governance Committee and the Board have determined that this is the appropriate size for our Board as we continue our director succession planning efforts, focusing on bringing the skills necessary to support our strategic initiatives and considering the overall diversity of our Board. The Board Governance Committee will continue to evaluate the Board size commensurate with evolving needs of the Company.

IDENTIFICATION AND EVALUATION OF DIRECTOR NOMINEES

The Board Governance Committee considers many methods for identifying and evaluating nominees for director, plans for any anticipated vacancies and also regularly reviews the appropriate size of the Board. When vacancies arise or are anticipated, the Board Governance Committee considers various potential candidates. Candidates may come to the attention of the Board Governance Committee through current Board members, professional search firms, shareholders or other persons. This past year and in recent years, the Company has engaged the third-party search firm, Spencer Stuart, to assist the Board Governance Committee in identifying, evaluating and conducting due diligence on potential nominees for director. The Company has also sought prospective candidate profiles from Women Corporate Directors and The Chicago Network. The Board Governance Committee also considers properly submitted shareholder nominations for candidates for the Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Board Governance Committee at a regularly scheduled meeting.

In evaluating nominees for director, including the re-election of continuing directors, the Board Governance Committee considers many factors in order to maintain and strengthen the talent and capabilities of the Board and the committees, consistent with our Corporate Governance Guidelines and other criteria established by the Board. While the Board Governance Committee does not have a formal diversity policy, its general goal is to create a well-balanced Board that combines broad business and industry experience with comprehensive diversity characteristics and professional viewpoints. Together, these considerations enable us to appropriately pursue our strategic objectives domestically and abroad.

Of particular interest in our recent searches were individuals with global public company experience as executives responsible for technology operations in companies undergoing transformation with a digital emphasis, focusing on individuals with experience in industries which have gone through technology-driven business model change or conversions from non-cloud to cloud based technology.

Qualifications for Board service have not otherwise been reduced to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Board Governance Committee decides which nominees to recommend based on the facts and circumstances at the time. Applicable considerations for new nominees or for directors potentially standing for re-election include:

•	whether the candidate has demonstrated a high level of performance in his or her service as a director of a public company, including with respect to the performance of our directors standing for re-election;

•	achieving the appropriate balance of tenure on the Board, with value placed on both familiarity with the Company and on new perspectives;

•	whether the expertise and contributions of existing Board members will assist the Company as it continues its turnaround efforts;

•	whether the Board Governance Committee is currently looking to fill a new position created by an expansion of the number of directors, or a vacancy that may exist or is anticipated on the Board;

2022 PROXY STATEMENT |	21

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

•	whether the current composition of the Board is consistent with the criteria described in our Corporate Governance Guidelines;

•	whether the candidate possesses the qualifications that are generally the basis for selection of candidates to the Board, including the candidate’s applicable experience and skill set in order to support the current and future needs of the Company;

•	whether the candidate possesses additional diversity qualifications in order to enhance the function of the Board by contributing a variety of experiences, backgrounds, qualifications, technical expertise and other characteristics; and
•	whether the candidate would be considered independent under the rules of the SEC, NYSE and our standards with respect to director independence.

Final approval of any candidate is determined by the full Board. In addition, the performance and contributions of each incumbent director are assessed as part of the Board’s annual assessment program, as discussed above in “Board and Director Assessments.” The Board Governance Committee believes that each of our nominees for director fits the general qualifications described above and brings valuable experience, skills and qualifications to the Board. Detailed information about each of our director nominee’s background, experience and qualifications is provided in Proposal 1: Election of Directors.

SHAREHOLDER NOMINEES

POLICY & PROCEDURE

The policy of the Board Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described above under “Identification and Evaluation of Director Nominees.” In evaluating shareholder nominations, the Board Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above.

The Board Governance Committee will consider any shareholder nominations for director that are properly proposed and meet the requirements set out in our Code of Regulations, which include but are not limited to:

•	complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular fields of expertise, and a representation that the shareholder is a holder of record;

•	an indication of the nominee’s consent to serve as a director of the Company if elected;

•	why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Company; and
•	whether the shareholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares entitled to vote that are required to elect a nominee.

Shareholder nominations should be addressed to Diebold Nixdorf, Incorporated, Attention: Corporate Secretary, 50 Executive Pkwy, P.O. Box 2520, Hudson, Ohio 44236. For important additional information related to proposal requirements, see “Shareholder Proposals” below.

PROXY ACCESS

We have a proxy access provision as part of our Code of Regulations, which allows a shareholder, or a group of up to 20 shareholders in aggregate, owning 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Code of Regulations.

22	| 2022 PROXY STATEMENT

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

MAJORITY VOTING POLICY

In light of our shareholders’ approval of the amendment to the Company’s Amended Articles of Incorporation to implement a majority voting standard in uncontested director elections, the Board adopted an amended majority voting policy, which provides that, in an uncontested election, any nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election, which we refer to as a “majority vote against,” is expected to tender his or her resignation following certification of the shareholder vote. The Board Governance Committee will then consider the tendered resignation and make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the Board Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Any director who tenders his or her resignation pursuant to this policy will not participate in the Board Governance Committee recommendation or Board action regarding whether to accept or reject the tendered resignation.

However, if each member of the Board Governance Committee received a majority vote against in the same election, then the Board will appoint a committee comprised solely of independent directors who did not receive a majority vote against at that election to consider each tendered resignation offer and recommend to the Board whether to accept or reject each resignation. Further, if all of the directors received a majority vote against in the same election, then the Board will appoint a committee comprised solely of independent directors to consider each tendered resignation offer and recommend to the Board whether to accept or reject each resignation.

2022 PROXY STATEMENT |	23

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD RECOMMENDATION

✓	FOR the election of each of our director nominees

The Board recommends that its twelve nominees for director be elected at the 2022 Annual Meeting, each to hold office for a term of one year from the date of the Annual Meeting or until the election and qualification of a successor. In the absence of contrary instruction, the Proxy Committee will vote the proxies for the election of the twelve nominees.

We are pleased to be nominating twelve continuing directors. All of our nominees for director, except for Messrs. Borden and Marquez, who joined our Board in November 2021 and March 2022, respectively, were previously elected by our shareholders at our 2021 annual meeting. All of our nominees for director are independent as defined by the corporate governance standards of the NYSE, except for Mr. Marquez, our President and CEO.

In the unlikely event that any of our nominees for director are not available for election when the election occurs for any reason, the Proxy Committee, at its option, may vote for substitute nominees recommended by the Board whether or not any other nominations are properly made at the Annual Meeting. Alternatively, the Board may reduce the number of nominees for director. The Board has no reason to believe that any of our nominees for director will be unavailable for election when the election occurs. Each of our nominees for election at the Annual Meeting has agreed to serve as a director if elected.

OUR DIRECTOR NOMINEES

Arthur F. Anton
AGE: 64 DIRECTOR SINCE: 2019 COMMITTEES: • Finance Committee (Chair) • Audit Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Anton served as Chairman of the Board and Chief Executive Officer of the Swagelok Company, Solon, Ohio (a fluid systems technologies company), from 2017 until his retirement on December 31, 2019. Mr. Anton previously served as President and Chief Executive Officer from 2004-2017, President and Chief Operating Officer from 2001-2004, Executive Vice President from 2000-2001, and Chief Financial Officer from 1998-2000 of Swagelok. Prior to joining Swagelok in 1998, Mr. Anton was a Partner of Ernst & Young LLP (a professional services organization).

Mr. Anton is currently a director and chair of the audit committee of The Sherwin-Williams Company (NYSE: SHW), Cleveland, Ohio (a paint coatings manufacturer), where he has served since 2006. Mr. Anton also is lead director of Olympic Steel (NASDAQ: ZEUS), Bedford Heights, Ohio (a steel processing and distribution company), where he has served since 2009, and a director of University Hospitals Health System, Cleveland, Ohio (a large academic medical center), where he has served since 2005 and became chairman in 2019. In March 2020, Mr. Anton was also appointed as a director of SunCoke Energy (NYSE: SXC), Lisle, Illinois (a raw material processing and handling company serving the steel, coal and power industries), where he chairs the governance committee and, in December 2020, was named non-executive chairman. He was also appointed as a director of the Rock & Roll Hall of Fame, Cleveland, Ohio (a rock and roll music museum), in 2018 and is a former director of Forest City Realty Trust, Cleveland, Ohio (a diversified Real Estate Investment Trust), where he served from 2010-2018.

DIRECTOR QUALIFICATIONS:

Mr. Anton brings significant domestic and international manufacturing and distribution experience and financial expertise to our Board. In addition, as a former partner of Ernst & Young LLP and the former Chief Financial Officer of Swagelok, Mr. Anton has financial expertise and extensive financial experience that provides him with a unique perspective on our business and operations and valuable insight as Chair of our Finance Committee and a member of our Audit Committee.

24	| 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Bruce H. Besanko
AGE: 63 DIRECTOR SINCE: 2018 COMMITTEES: • Audit Committee (Chair) • Technology Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Besanko served as Chief Financial Officer of Kohl’s Corporation (NYSE: KSS), Menomonee Falls, Wisconsin (a national retailer), from 2017 until his retirement in February 2020. Previously, Mr. Besanko spent four years with Supervalu Inc., Eden Prairie, Minnesota (a national food retailer and wholesaler), in executive roles, including Executive Vice President, Chief Operating Officer and Chief Financial Officer from 2016-2017, Executive Vice President and Chief Operating Officer from 2015-2016, and Executive Vice President and Chief Financial Officer from 2013-2015. From 2009-2013, he served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for OfficeMax Inc., Naperville, Illinois (a national office supplies retailer).

In addition to his business experience, Mr. Besanko served for 26 years in the U.S. Air Force where he rose to the rank of Lieutenant Colonel. He is currently a director of the Wisconsin Veterans Chamber Foundation, Milwaukee, Wisconsin (a non-profit organization supporting military veterans), and is a former director of the United Service Organizations of Illinois (a non-profit organization supporting military service members).

DIRECTOR QUALIFICATIONS:

Mr. Besanko’s leadership experience as an executive in the retail sector strengthens our Board’s proficiency in this area. In addition, with his background as chief financial officer of publicly held companies, he brings a SEC-level financial expert perspective to our Board as Chair of our Audit Committee and a member of our Technology Committee.

Reynolds C. Bish
AGE: 69 DIRECTOR SINCE: 2019 COMMITTEES: • Technology Committee (Chair) • Board Governance Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Bish has served as Chief Executive Officer and director of Kofax Limited, Irvine, California (a provider of business process automation software and services), since 2017. Previously, Mr. Bish was Vice President of Lexmark International, Inc., Lexington, Kentucky (a provider of printing and imaging products), from 2015-2017 and Chief Executive Officer of Kofax Limited from 2007-2015. From 1989-2005, he served as Chief Executive Officer and was the co-founder of Captiva Software Corporation, San Diego, California (a provider of input management software and services).

Mr. Bish is also a former director of Guidance Software, Inc. (NASDAQ: GUID), Pasadena, California (a provider of digital forensic and endpoint security software) and was chair of its nominating and governance committee from 2016-2017. He also served as a director and chair of the audit committee of Iomega Corporation, San Diego, California (a provider of portable data storage products), from 2005-2008 and I-Many, Inc., Philadelphia, Pennsylvania (a provider of contract management software), from 2005-2009. Mr. Bish currently serves as a member of the board of trustees of The Pegasus School, Huntington Beach, California (a private independent grade school).

DIRECTOR QUALIFICATIONS:

Mr. Bish brings substantial experience in the technology sector to our Board as Chair of our Technology Committee and a member of our Board Governance Committee, including as an executive in the enterprise software and services market, which strengthens the Board’s proficiency in these crucial areas.

2022 PROXY STATEMENT |	25

PROPOSAL 1: ELECTION OF DIRECTORS

William A. Borden
AGE: 59 DIRECTOR SINCE: 2021 COMMITTEES: • Audit Committee • Technology Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Borden has served as Corporate Vice President, Worldwide Financial Services of Microsoft Corporation (NASDAQ: MSFT), Redmond, Washington (a multinational technology corporation), since 2019. He is responsible for leading the development and execution of Microsoft’s global financial services (FSI) strategy, supporting its FSI customers in their digital transformation journeys. As Microsoft’s thought leader in financial services, Mr. Borden came to the company with a distinguished,11-plus year career in the technology industry followed by 20-plus years in financial services, holding various senior leadership positions at some of the largest banking institutions in the United States, including Bank of America from 2014-2019 and Citigroup from 1998-2012.

Mr. Borden is currently a board member of the National Black MBA Association, Atlanta, Georgia (a non-profit organization supporting Black leaders) and is a member of The Executive Leadership Council, Washington, DC (a non-profit that opens channels of opportunity for the development of Black executives to positively impact business and our communities). He is committed to helping the communities in which he lives and works through board membership, volunteering, and mentoring.

DIRECTOR QUALIFICATIONS:

Mr. Borden brings experience as Microsoft’s thought leader in financial services, responsible for leading the development and execution of the company’s global financial services strategy, supporting its customers in their digital transformation journeys. Mr. Borden is a veteran leader in the global financial services industry and brings leadership experience from some of the largest banking institutions in the United States.

Mr. Borden was identified as a director nominee by Spencer Stuart, the third-party advisor engaged by the Board Governance Committee to assist with identifying board nominees.

Ellen M. Costello
AGE: 67 DIRECTOR SINCE: 2018 COMMITTEES: • People and Compensation Committee (Chair) • Audit Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Ms. Costello retired in July 2013 as Chief Executive Officer of BMO Financial Corporation (NYSE: BMO) and U.S. Country Head of BMO Financial Group (a global diversified financial services company headquartered in Toronto, Canada). Prior to taking on these roles in the firm’s Chicago office in 2011, she was Group Head of Personal and Commercial Banking for the U.S. and the Chief Executive Officer of BMO Harris Bank N.A. and BMO Financial Corporation from 2006-2011. Prior to this, she held a number of capital markets leadership roles in Canada, Asia and the U.S.

Ms. Costello currently is a director of Citigroup, Inc. (NYSE: C), New York, New York (a global diversified financial services company), where she has served since 2016 and where she serves as a member of the audit committee and the risk management committee. Ellen previously served as a director of Citigroup’s subsidiary, Citibank, N.A, from 2016-2021 and served on the board of the Chicago Council on Global Affairs, Chicago, Illinois (a global affairs non-profit organization) and was a member of its audit and finance committees. She is a former director of D+H Corporation, Toronto, Canada (a global fintech company), where she served from 2014-2017 and was chair of the risk committee and a member of the audit committee and the human resources and compensation committee. She also served as a director of BMO Financial Corporation’s Board, BMO’s independent U.S. Board of Directors, from 2006-2013.

DIRECTOR QUALIFICATIONS:

Ms. Costello’s broad experience as chief executive officer and director in the financial services and financial technologies industries provides our Board with experience relevant to many key aspects of our business. In addition, her extensive financial background and prior committee experience bring valuable insight as Chair of our People and Compensation Committee and a member of our Audit Committee.

26	| 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Phillip R. Cox
AGE: 74 DIRECTOR SINCE: 2005 COMMITTEES: • Board Governance Committee (Chair) • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Cox has served as President and Chief Executive Officer of Cox Financial Corporation, Cincinnati, Ohio (a financial planning and wealth management services firm), since 1972.

Mr. Cox currently serves as a director of Touchstone Investments, Cincinnati, Ohio (a mutual fund company), where he has served since 1993 and where he has served as chairman of the board since 2008. In addition, Mr. Cox has been a director of TimkenSteel (NYSE: TMST), Canton, Ohio (an engineered steel products company), since 2014 and serves as a member of the audit and compensation committees. Prior to TimkenSteel becoming an independent company, Mr. Cox served as a director of The Timken Company, Canton, Ohio (an engineered steel products company), and was a member of the audit committee from 2004-2016, and chair of the finance committee from 2004-2011. Mr. Cox also previously served as a director of Cincinnati Bell Inc. (NYSE: CBB), Cincinnati, Ohio (a telecommunications company), from 1993-2019, serving as chairman of the board since 2003, and as a member of the audit and finance, business development, compensation, and governance and nominating committees and chair of the executive committee.

DIRECTOR QUALIFICATIONS:

Mr. Cox’s 49 years of experience as a president and chief executive officer in the financial services industry, as well as his experience as a director on the boards of several government-regulated businesses, a global manufacturing company, and the Federal Reserve Bank of Cleveland, provides our Board with experience relevant to many key aspects of our business. Mr. Cox’s experience as a chief executive officer also imparts appropriate insight into executive compensation and succession planning issues that are ideal for a member of our People and Compensation Committee, and his extensive experience serving on public company boards of directors provides the understanding necessary to serve as Chair of our Board Governance Committee.

Dr. Alexander Dibelius
AGE: 62 DIRECTOR SINCE: 2016 COMMITTEES: • Finance Committee • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Dr. Dibelius is Managing Partner of CVC Capital Partners (Deutschland) GmbH, Frankfurt, Germany (a private equity advisor), in which capacity he has served since 2015. Previously, he served in a number of capacities at Goldman Sachs (NYSE: GS), New York, New York (a financial services company), from 1993-2015, including as Chairman of the Executive Board of Goldman Sachs AG from 2002-2015, and Global Chairman of the Investment Banking Division of Goldman Sachs, Inc. from 2013-2015. Prior to this, Dr. Dibelius worked as a consultant for McKinsey & Company, New York, New York (a global management consulting firm), where he was appointed partner in 1992. Before his career in business, Dr. Dibelius was a surgeon at the University Clinic of Freiburg in Germany.

Dr. Dibelius is also chairman of the board of Breitling SA, Grenchen, Switzerland (a luxury watch manufacturer), and a member of the board of CVC Capital Partners Luxembourg SARL, Luxembourg, Germany (a private equity advisor), Syntegon Technology GmbH, Waiblingen, Germany (a packaging company), ironSource Mobile Ltd, Tel Aviv, Israel (a mobile app monetization company), and DKV Mobility Services Holding GmbH & Co. KG, Ratingen, Germany (a company management company).

DIRECTOR QUALIFICATIONS:

Dr. Dibelius’ over 20 years of experience in the investment and merchant banking sectors and his management consulting experience bring important expertise and insight to our Board as a member of our People and Compensation and Finance Committees. His historical knowledge from leading the Diebold Nixdorf AG supervisory board provides an invaluable perspective to our Board.

2022 PROXY STATEMENT |	27

PROPOSAL 1: ELECTION OF DIRECTORS

Matthew Goldfarb
AGE: 50 DIRECTOR SINCE: 2019 COMMITTEES: • Finance Committee • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Goldfarb is Special Advisor to the Chairman of LICT Corporation, Rye, New York (a telecommunications company). Previously, he was a Senior Director in the restructuring group at Alvarez & Marsal North America, New York, New York (a professional services firm), in which capacity he served from 2019-2021. Prior to that, he was a founding partner and managing member of Southport Midstream Partners LLC, Westport, Connecticut (a private equity backed investment vehicle focused on energy infrastructure projects in North America), from 2016-2019. In addition, Mr. Goldfarb served as Chief Restructuring Officer and Acting Chief Executive Officer of Cline Mining Corporation (Toronto Stock Exchange: CMK), Toronto, Canada (a Canadian mining company), from 2013-2018, and was Chief Executive Officer of Xinergy Ltd., Knoxville, Tennessee (a Central Appalachian coal producer), having previously served as its Vice Chairman and lead independent director from 2009-2013. Mr. Goldfarb was previously an investment professional with The Blackstone Group/GSO Capital Partners, Icahn Associates Corp. and Pirate Capital, LLC. Prior thereto, Mr. Goldfarb worked as an M&A lawyer at Schulte, Roth & Zabel.

In December 2013 and in contemplation of a financial restructuring, Mr. Goldfarb was retained by the Cline Mining Corporation Board of Directors, at the instruction of its senior lenders, to lead the financial restructuring and optimization of the mining assets of the TSX-listed issuer. CCAA insolvency proceedings and related Chapter 15 “recognition” proceedings relating to the “work-out” of Cline Mining Corporation were initiated in December 2014, and the company emerged therefrom in July 2015.

Mr. Goldfarb resigned as the Chief Executive Officer of Xinergy, Ltd. in November 2013. Xinergy, Ltd. filed for bankruptcy protection under Chapter 11 in July 2015 due to challenging market conditions given its exposure to metallurgical coal pricing.

Mr. Goldfarb is a former chairman of Sevcon, Inc., Gateshead, United Kingdom (a leader in electrification technologies for zero emission electric vehicles), where he served from 2016-2017, and a member of the board of Midway Gold Corporation, Helena, Montana (an emerging gold producer), where he served from 2016-2017, The Pep Boys – Manny, Moe & Jack, Philadelphia, Pennsylvania (a full-service and tire automotive aftermarket chain), where he served from 2015-2016, Huntingdon Capital Corp., British Columbia, Canada (a real estate operator in markets across Canada), where he served from 2013-2014, Fisher Communications, Inc. (NASDAQ: FSCI), Seattle, Washington (a broadcast company), where he served from 2011-2013, CKE Restaurants, Inc., Carpinteria, California (the parent company of the Carl’s Jr. and Hardee’s restaurant chains), where he served from 2006-2010, and James River Coal Company, Richmond, Virginia (a coal producer), where he served in 2006.

DIRECTOR QUALIFICATIONS:

Mr. Goldfarb brings vast investing experience, operating experience and experience with commercial and corporate law, as well as an extensive record of service on the boards of several public companies to our Board.

28	| 2022 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Gary G. Greenfield
AGE: 67 DIRECTOR SINCE: 2014 COMMITTEES: • Chairman of the Board • Technology Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Greenfield is the non-executive Chairman of the Board of Diebold Nixdorf, Incorporated, in which capacity he has served since January 1, 2018. Mr. Greenfield serves as an Executive Advisor for Court Square Capital Partners, New York, New York (a private equity company), and previously served as Investment Partner from 2013-2020. He formerly served as Chairman, President and Chief Executive Officer of Avid Technology, Inc. (NASDAQ: AVID), Burlington, Massachusetts (a digital media and entertainment company), from 2007-2013.

Mr. Greenfield is currently a director of Donnelley Financial Solutions, Inc. (NYSE: DFIN), Chicago, Illinois (a financial communications and data services company), where he has served since October 2016 and is the chairperson of the compensation committee and a member of the audit committee. In addition, he is also a director of Ancile Solutions, Elkridge, Maryland (a learning and performance software company), Dynata, Plano, Texas (a market research firm), Encompass Digital Media, Atlanta, Georgia (a technology services business), Thrive Networks, Foxborough, Massachusetts (a software and technology services business), and Canto, San Francisco, California (a technology platform for digital asset management).

DIRECTOR QUALIFICATIONS:

Mr. Greenfield’s proven senior executive experience in high technology industries, coupled with his exceptional ability to grow markets, both domestic and international, and develop products provides our Board with experience relevant to many key aspects of our business. Mr. Greenfield’s strong skills at developing company vision and strategies in the evolving software development field strengthen the proficiency of our Board in this area.

Octavio Marquez
AGE: 54 DIRECTOR SINCE: 2022 • President and Chief Executive Officer

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Marquez is the President and Chief Executive Officer of Diebold Nixdorf, Incorporated and has served in this capacity since March 2022. He was previously the Company’s Executive Vice President, Global Banking since November 2020, where he was responsible for leading the Company’s Banking business teams around the world, working directly with customers to help automate, digitize and transform how people bank. Prior to stepping into the Banking role, he served as the Company’s Senior Vice President of the Americas region from 2016-2020 and headed the Latin American region. Mr. Marquez’s leadership successfully repositioned the business, most notably in Brazil and Mexico, to better align with the economic environment and drive growth. Before joining the Company in January 2014, Mr. Marquez served in various roles at other companies, including Dell EMC, Round Rock, Texas (an IT management and cloud computing company) from 2012-2014, Hewlett Packard Enterprise (NYSE: HPE), Spring, Texas (an information technology company) from 2013-2012, Dell EMC Mexico from 1997-2003, and NCR Corporation (NYSE: NCR), Atlanta, Georgia (a software and technology company) from 1995-1997.

DIRECTOR QUALIFICATIONS:

As President and Chief Executive Officer of our Company, Mr. Marquez’s day-to-day leadership provides him with intimate knowledge of our operations, which are a vital component of our Board discussions.

2022 PROXY STATEMENT |	29

PROPOSAL 1: ELECTION OF DIRECTORS

Kent M. Stahl
AGE: 59 DIRECTOR SINCE: 2019 COMMITTEES: • Finance Committee • Board Governance Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Stahl, CFA, is a retired Partner from Wellington Management Company, LLP, Boston, Massachusetts (an investment management firm), where he was Chief Investment Strategist and Director of Investment Strategy and Risk Management from 1998-2018. In this capacity, Mr. Stahl was a portfolio manager and fiduciary on over $25 billion in assets for a variety of institutional clients and insurance companies. He also spearheaded the firm’s investment oversight processes and was a member of the firm’s operating committee. Previously, Mr. Stahl worked at NCR Corporation (NYSE: NCR), Atlanta, Georgia (an information technology company), where he led the corporate finance and pension investment groups from 1990-1998.

The Ohio State University board of trustees and serves as the Chairperson for the investment advisory board for endowed and long-term assets of the university. He also serves on the investment advisory board of Longfellow Investment Advisors, Boston, Massachusetts, and the investment advisory board of the Dogwood Health Trust, Asheville, North Carolina (a healthcare non-profit organization).

DIRECTOR QUALIFICATIONS:

Mr. Stahl brings over 20 years of experience in evaluating investments and risk, growing and managing businesses, and advising institutional clients on strategy and trends to our Board.

Lauren C. States
AGE: 65 DIRECTOR SINCE: 2020 COMMITTEES: • Audit Committee • Technology Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Ms. States retired in 2014 from the IBM Corporation (NYSE: IBM), Armonk, New York (an information technology company), after a career of more than 36 years. Prior to her retirement, she served as Vice President, Strategy and Transformation for IBM’s Software Group and was a member of the Growth and Transformation senior leadership team. From 2008-2013, she was a leader in the company’s transformation to cloud computing and served as Chief Technology Officer in the corporate strategy function. Over her career, she has served in a broad variety of roles including technology, strategy, transformation, sales and talent development.

Ms. States currently is a director of Clean Harbors, Inc. (NYSE: CLH), Norwell, Massachusetts (an environmental, energy and industrial services company), where she has served since 2016 and where she serves as a member of the audit committee and the environmental, health and safety committee. She also serves as a director of Webster Financial Corporation (NYSE: WBS), Stamford, Connecticut (a bank holding company and financial holding company), where she has served since 2016 and where she serves as a member of the risk committee and technology committee. Ms. States also serves on the board of NetBase Quid, Santa Clara, California (a marketing research company), where she is the chair of the audit committee and a member of the strategy and acquisition committee. In addition, Ms. States serves as a director for Code Nation, New York, New York (a technology non-profit organization), and as a trustee for International House, New York, New York (a graduate student housing non-profit organization). Ms. States is also director of New England Science & Sailing Foundation, Stonington, Connecticut (a non-profit that provides STEM-based education programs).

DIRECTOR QUALIFICATIONS:

Ms. States’ experience as a former Chief Technology Officer of a global public company and her broad background in technology, sales, strategy and transformation provides our Board with strong executive and technology experience. Ms. States also has a CERT Certificate in Cybersecurity Oversight, issued by the NACD and Carnegie Mellon University, as well as the Cyber for Executives certification from the National Cybersecurity Center.

30	| 2022 PROXY STATEMENT

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP OF SHARES

To our knowledge, no person beneficially owned more than five percent of our outstanding common shares as of December 31, 2021, except for the shareholders listed below. The information provided below was derived from reports filed with the SEC by the beneficial owners on the dates indicated in the footnotes below.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Common Shares	BlackRock, Inc. 55 East 52nd Street New York, New York 10055	10,983,524[1]	13.92%
Common Shares	The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,380,742[2]	9.35%
Common Shares	Beach Point Capital Management LP, et al. 1620 26th Street Suite 6000n Santa Monica, California 90404	4,930,177[3]	6.25%
Common Shares	GAMCO Investors, Inc., et al. One Corporate Center Rye, New York 10580	4,854,004[4]	6.15%
Common Shares	William H. Miller III Living Trust One South Street, Suite 2550 Baltimore, Maryland 21202	4,130,250[5]	5.23%

[1]

Information regarding share ownership was obtained from the Schedule 13G/A filed on January 27, 2022 by BlackRock, Inc. BlackRock, Inc. has sole voting power over 10,870,529 of our common shares and sole dispositive power over 10,983,524 of our common shares. BlackRock, Inc. is the parent company of the following subsidiaries that beneficially own our common shares: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd. BlackRock Fund Advisors is the only BlackRock, Inc. subsidiary whose interest in our common shares is more than 5% of our common shares outstanding.

[2]

Information regarding share ownership was obtained from the Schedule 13G/A filed on February 9, 2022 by The Vanguard Group. The Vanguard Group has sole voting power over 0 of our common shares, shared voting power over 148,348 of our common shares, sole dispositive power over 7,172,420 of our common shares, and shared dispositive power over 208,322 of our common shares. The Vanguard Group is an investment advisor.

[3]

Information regarding share ownership was obtained from the Schedule 13G filed jointly by Beach Point Capital Management LP, et al., on February 8, 2022. The entities of Beach Point Capital Management LP, et al., that hold our common shares reported their beneficial ownership as follows: (i) Beach Point Capital Management LP has shared voting and dispositive power over 4,930,177 of our common shares; and (ii) Beach Point GP LLC has shared voting and dispositive power over 4,930,177 of our common shares. Beach Point Capital Management LP, et al. is an investment adviser and possesses voting and investment power over the shares owned by its clients.

[4]

Information regarding share ownership was obtained from the Schedule 13D/A filed jointly by GAMCO Investors, Inc., et al., on October 15, 2021. The entities of GAMCO Investors, Inc., et al., that hold our common shares reported their beneficial ownership as follows: (i) Gabelli Funds, LLC has sole voting and dispositive power over 772,700 of our common shares; (ii) GAMCO Asset Management Inc. has sole voting power over 3,572,604 of our common shares and sole dispositive power over 3,708,304 of our common shares; (iii) Teton Advisors, Inc. has sole voting and dispositive power over 340,000 of our common shares; (iv) MJG Associates, Inc. has sole voting and dispositive power over 30,000 of our common shares; and (v) GGCP, Inc. has sole voting and dispositive power over 3,000 of our common shares.

[5]

Information regarding share ownership was obtained from the Schedule 13G/A filed by William H. Miller III Living Trust on February 14, 2022. William H. Miller III Living Trust has sole voting and dispositive power over 3,900,250 of our common shares and shared voting and dispositive power over 230,000 of our common shares. William H. Miller III Living Trust is deemed to be the beneficial owner of 230,000 shares of common stock owned by clients of Miller Value Partners, LLC, a registered investment adviser.

2022 PROXY STATEMENT |	31

BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s common shares, including those shares that individuals have a right to acquire (for example, through exercise of options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by (1) each director and nominee, (2) each of our named executive officers, and (3) all directors and executive officers as a group as of March 8, 2022.

DIRECTORS AND NOMINEES:	COMMON SHARES BENEFICIALLY OWNED[1]	STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS		PERCENT OF CLASS
Arthur F. Anton	130,057[2]	—		*
Bruce H. Besanko	51,954[2]	—		*
Reynolds C. Bish	35,607[2]	—		*
William A. Borden	—[2]	—		*
Ellen M. Costello	49,900[1,2]	—		*
Phillip R. Cox	26,699[1,2]	—		*
Dr. Alexander Dibelius	28,487[2]	—		*
Matthew Goldfarb	77,607[2]	—		*
Gary G. Greenfield	88,299[2]	—		*
Octavio Marquez	11,864[2]	155,960		*
Kent M. Stahl	25,607[2]	—		*
Lauren C. States	18,740[2]	—		*
Named Executive Officers:
Gerrard B. Schmid Former President and Chief Executive Officer	378,513[2,3]	1,072,812		1.84%
Jeffrey Rutherford Executive Vice President and Chief Financial Officer	184,094[2]	81,170		*
Dr. Ulrich Näher Executive Vice President, Chief Commercial Officer	168,601[2]	135,743		*
Olaf Heyden Executive Vice President, Chief Operating Officer	187,540[2,4]	135,743		*
Jonathan B. Leiken Executive Vice President, Chief Legal Officer and Corporate Secretary	111,099[2]	169,117		*
All Current Directors and Current Executive Officers as a Group (19)	1,605,836[5]	1,767,958	[5]	4.18%[5]

*	Less than 1%.

[1]

Director amounts do not include shares deferred by our non-employee directors under the Deferred Compensation Plan No. 2 for Directors. The amounts of such deferred shares are: Ms. Costello, 37,763; and Mr. Cox, 20,550.

[2]

Beneficial ownership excludes unvested RSUs that will not vest within 60 days of March 8, 2022. The number of unvested RSUs held is 10,692 for each current non-employee director or nominee, with the exception of Mr. Borden, who has 5,346 unvested RSUs, Mr. Marquez, who has 265,064 unvested RSUs; and the following amounts for each NEO: Mr. Schmid, 177,258; Mr. Rutherford, 229,049; Dr. Näher, 200,011; Mr. Heyden, 213,893; and Mr. Leiken, 153,609.

[3]	Amount includes 10,000 shares owned by spouse.

[4]	Amount includes 1,000 shares owned by spouse.

[5]

Totals include amounts held by Mr. Schmid, who stepped down from his position as President and Chief Executive Officer on March 11, 2022, but remains a director until the 2022 Annual Meeting. See line immediately above for Mr. Schmid’s individual amounts.

32	| 2022 PROXY STATEMENT

BENEFICIAL OWNERSHIP

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common shares, to file with the SEC reports of ownership of our securities on Form 3 and changes in reported ownership on Form 4 or Form 5, as applicable. Such directors, executive officers and greater than 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the reports furnished to us, or written representations from reporting persons that all other reportable transactions were reported, we believe that during the year ended December 31, 2021, our directors, executive officers and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a), with the exception of one Form 4 that was unintentionally filed late on behalf of our officer Elizabeth Patrick in April 2021 for the disposition of 2,461 shares withheld pursuant to exercise of tax withholding right under the 2017 Plan.

2022 PROXY STATEMENT |	33

PROPOSAL 2: RATIFICATION OF

APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

BOARD RECOMMENDATION

✓	FOR Proposal 2

The Audit Committee has again appointed KPMG LLP, our independent registered public accounting firm since 1965, to examine our accounts and other records for the year ending December 31, 2022. This appointment is being presented to you for ratification at the Annual Meeting. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection. KPMG LLP has no financial interest, direct or indirect, in us or any of our subsidiaries.

A representative of KPMG LLP is expected to be present at the 2022 Annual Meeting to make a statement if he or she desires and to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following table shows the aggregate fees billed to us for the annual audit and the review of the interim financial statements and other services provided by KPMG LLP for fiscal years 2021 and 2020.

	2021	2020
Audit Fees[1]	$7,045,000	$8,678,000
Audit-Related Fees[2]	$64,000	$80,000
Tax Fees[3]	$121,000	$25,000
All Other Fees[4]	$5,000	$15,000
Total	$7,235,000	$8,798,000

[1]

Audit Fees consist of audit base fees billed for professional services rendered for the audit of our annual financial statements and the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and audit services for changes in audit scope in the US GAAP and global statutory audit requirements.

[2]	Audit-Related Fees consist of fees billed for professional services rendered for assurance services in connection with other requirements outside of statutory and regulatory filings.

[3]

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international. These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

[4]	All Other Fees consist of fees billed for those services not captured in the audit, audit-related and tax categories.

34	| 2022 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm.

These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee when expedition of services is necessary, provided that the Chair must report any decisions to pre-approve to the full Audit Committee at its next scheduled meeting. All of the fees included under the categories “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee. None of these fees were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 2.

2022 PROXY STATEMENT |	35

PROPOSAL 3: APPROVAL, ON AN ADVISORY

BASIS, OF NAMED EXECUTIVE OFFICER

COMPENSATION

BOARD RECOMMENDATION

✓	FOR Proposal 3

In this Proposal 3, as required by Section 14A of the Exchange Act and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our shareholders the opportunity to cast an advisory (non-binding) vote to approve the compensation paid to our named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Matters” that follow the proposals, pursuant to the compensation rules of the SEC. While this vote is advisory, and thus not binding on us, the Board values the opinions of our shareholders and the People and Compensation Committee will review the results of the vote and expects to take them into consideration when making future decisions regarding named executive officer compensation. Under current Board policy, the shareholder vote for advisory approval of named executive officer compensation will occur annually. After the 2022 Annual Meeting, the next such vote will occur at our 2023 annual meeting of shareholders.

The “Compensation Discussion and Analysis” and “Executive Compensation Matters” sections of this Proxy Statement describe our executive compensation program and the decisions and rationale of our People and Compensation Committee. Our executive pay program is designed to enable us to attract, retain and motivate high quality executives who will provide us with dynamic leadership and are instrumental to our success. We emphasize performance-based variable pay through a mix of base salary, annual cash bonuses and long-term incentives and seek to provide total pay that is commensurate with our performance and competitive with our peer group. Accordingly, we are asking our shareholders to vote FOR the following resolution:

“RESOLVED, that the compensation of our named executive officers as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 3.

36	| 2022 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF AN

AMENDMENT TO THE DIEBOLD NIXDORF,

INCORPORATED 2017 EQUITY AND

PERFORMANCE INCENTIVE PLAN

BOARD RECOMMENDATION

✓	FOR Proposal 4

We are asking our shareholders to approve an amendment to our 2017 Equity and Performance Incentive Plan, as amended (which we refer to as the 2017 Plan). The amendment was adopted by our Board on March 21, 2022 based on the recommendation of our People and Compensation Committee and subject to the approval of our shareholders at the Annual Meeting. If approved by our shareholders, the amendment would authorize an additional 3,200,000 shares of common stock, $1.25 par value per share, of the Company (which we refer to in this Proposal 4 as common shares) for issuance under the 2017 Plan effective May 6, 2022. The amendment would not make any other changes to the 2017 Plan.

The 2017 Plan serves as a critical component of the overall compensation package that we offer our employees and non-employee Board members. Increasing the number of shares issuable under the 2017 Plan is necessary in order to allow us to continue to utilize equity awards to retain and attract the services of key individuals essential to our long-term growth and financial success and to further align their interests with those of our shareholders. We rely on equity awards to incentivize current and potential employees and non-employee Board members and believe that such awards are necessary for us to remain competitive in retaining and attracting highly qualified individuals upon whom, in large measure, our future growth and success depend.

Volatility in our stock price since 2018, which led to a more rapid depletion of shares available under the 2017 Plan than anticipated, has caused us to implement certain cash-based incentive compensation structures in 2019, 2020 and this past year in order to appropriately compensate key employees. If this Proposal 4 is not approved, we anticipate that we will continue to rely on cash-based incentive compensation and not be able to provide equity-based compensation to our employees and non-employee directors as is customary for public companies. Furthermore, we do not believe that cash-based incentives have the same long-term retention value or serve to align employees’ interests with those of our shareholders as well as a program that includes an appropriate mix of equity incentives.

SHARE REQUEST BACKGROUND

Our shareholders originally approved the 2017 Plan at the 2017 annual meeting of shareholders; at that time, the 2017 Plan initially authorized the issuance of an aggregate of 4,941,117 common shares under the plan. At the 2018 annual meeting of shareholders, our shareholders approved certain amendments to the 2017 Plan, including the authorization of an additional 1,150,000 common shares for issuance under the 2017 Plan and certain adjustments to reflect tax law changes. At the 2019 annual meeting of shareholders, our shareholders approved an amendment to the 2017 Plan authorizing an additional 3,000,000 common shares for issuance under the 2017 Plan. At the 2020 annual meeting of shareholders, our shareholders approved an amendment to the 2017 Plan authorizing an additional 1,910,000 common shares for issuance under the 2017 Plan. At the 2021 annual meeting of shareholders, our shareholders approved an amendment to the 2017 Plan authorizing an additional 1,700,000 common shares for issuance under the 2017 Plan. As of March 8, 2022, 1,056,709 common shares remain available for grants under the 2017 Plan. With the proposed 3,200,000 share increase, 4,256,709 will be available for issuance under the 2017 Plan, which represents approximately 5.39% of our 78,927,434 shares outstanding as of March 8, 2022. Absent an increase in the number of authorized shares under the 2017 Plan, we do

2022 PROXY STATEMENT |	37

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

not expect to have sufficient shares to meet our anticipated equity compensation needs for the next year. Therefore, if this Proposal 4 is not approved by our shareholders, we believe our ability to attract, motivate and retain the talent we need to compete in our industry would be seriously and negatively impacted and this could affect our long-term success.

The affirmative vote of a majority of our common shares represented and voting at the Annual Meeting is required to approve the amendment to the 2017 Plan. Our executive officers and non-employee directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2017 Plan.

The material features and provisions of the 2017 Plan are summarized below. The full text of the 2017 Plan, as proposed to be amended to reflect the change described above, is attached as Appendix A to this Proxy Statement. The following description is not complete and is qualified in its entirety by reference to that exhibit.

2017 PLAN HIGHLIGHTS

The 2017 Plan authorizes the People and Compensation Committee to provide equity-based compensation in the form of stock options, stock appreciation rights (tandem and free-standing), restricted shares, restricted stock units, performance-based shares, performance units, dividend equivalents and other share-based awards for the purpose of providing our non-employee directors, officers and other employees (and those of our subsidiaries) with incentives and rewards for performance.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and non-employee directors and that the ability to provide equity-based and incentive-based awards under the 2017 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could no longer use share-based awards to recruit and compensate our non-employee directors, officers and other employees.

As discussed in the “Compensation Discussion and Analysis” section, the use of our common shares as part of our compensation program fosters a pay-for-performance culture that is an important element of our overall compensation philosophy. We believe that equity compensation motivates non-employee directors and employees to create shareholder value because the value they realize from their equity compensation is based on our stock price performance. Equity compensation also aligns the compensation interests of our non-employee directors and employees with the investment interests of our shareholders and promotes a focus on long-term value creation because our equity compensation awards can be subject to vesting and/or performance criteria. As of March 8, 2022, approximately 800 of our regular, full-time employees held outstanding equity awards.

Some of the key features of the 2017 Plan that reflect our commitment to effective management of equity and incentive compensation and our maintenance of sound governance practices in granting awards include:

Performance-Based Awards: The 2017 Plan provides that the payment of dividend equivalents with respect to performance-

based awards will be deferred until and paid contingent upon the level of achievement of the applicable management performance goals.

Detrimental Activity and Clawback: The 2017 Plan contains provisions that subject all awards under it to the terms of any recoupment or clawback policy required by law or applicable stock exchange requirement or adopted and in effect at the Company. The 2017 Plan also provides that in the event a participant participates in detrimental activity, as defined in the 2017 Plan, we have the right to have awarded shares returned.

Minimum Vesting Period: The 2017 Plan requires that nearly all awards granted under it be subject to a one-year minimum vesting period.

No Discounted Options or Stock Appreciation Rights: The 2017 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our common shares on the grant date.

No Repricing of Options or Stock Appreciation Rights: The 2017 Plan generally prohibits the repricing of options or stock appreciation rights (outside of certain corporate transactions or adjustment events described in the 2017 Plan) without shareholder approval.

Change in Control Definition: In 2015, we revised and conformed the definition that we use for “change in control” across our executive change in control agreements. The 2017 Plan includes this definition of “change in control” so that our agreements and this 2017 Plan provide for consistency and uniformity in the event of a change in control.

Independent Committee Administration: Awards to our named executive officers under the 2017 Plan will be granted by a committee composed entirely of independent directors.

Term of the 2017 Plan: No awards may be granted under the 2017 Plan more than 10 years from the date of initial shareholder approval of the plan.

38	| 2022 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

SHARE USAGE

We are committed to sound equity compensation practices because we recognize that equity compensation awards dilute shareholder equity. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests. For purposes of evaluating our equity compensation program, shareholders may wish to consider two metrics: historical burn rate and overhang.

Our overhang is the number of shares subject to unvested equity awards outstanding at year-end plus the number of shares available for future grants of equity awards in proportion to our shares outstanding at year-end. As of the end of 2021, our overhang was 14.9%.

As of the end of fiscal year 2021, our three-year average burn rate was as follows:

FISCAL YEAR	OPTIONS GRANTED (#)	TIME-VESTED RSUs GRANTED (#)	PSUs GRANTED AT TARGET (#)	PSUs EARNED (#)	WEIGHTED AVG # OF SHARES OUTSTANDING (#)	BURN RATE [1]	ADJUSTED BURN RATE (ISS METHODOLOGY) [2]

2021	—	902,306	2,101,352	—	78,260,470	1.15%	1.73%

2020	376,912	902,441	—	229,912	77,552,530	1.95%	2.68%

2019	1,152,654	1,492,364	56,059	225,972	76,668,725	3.74%	4.87%

					3-Year Average	2.28%	3.09%

[1]

This column includes the actual number of PSUs vested (rather than PSUs granted) in each of our last three fiscal years. We believe that this burn rate methodology (i.e., options granted, RSUs granted, and PSUs vested) best reflects our actual burn rate over the most recent three fiscal years given that unvested PSUs remain subject to stringent performance and service conditions until vest. It is also consistent with how ISS calculates burn rate for companies it reviews.

[2]	Multiplies the number of time-vested RSUs granted and PSUs vested by a factor of 1.5 when calculating the adjusted burn rate.

More detail regarding the overhang and dilution associated with the current 2017 Plan, the 2017 Plan as proposed to be amended, and our 1991 Equity and Performance Incentive Plan, as amended (which we refer to as the 1991 Plan) is below. The information is as of March 8, 2022. As of that date, there were 78,927,434 of our common shares outstanding. We replaced the 1991 Plan with the 2017 Plan at the 2017 annual meeting. No additional awards will be made under the 1991 Plan, and therefore the table below reflects that no shares are available for future issuance under the 1991 Plan. The 2017 Plan is the sole equity compensation plan under which future awards can be made.

Outstanding full-value awards assuming that the outstanding awards achieve maximum performance under the 1991 Plan and 2017 Plan	7,080,673 shares or 9.0% of our outstanding shares
Outstanding stock options under the 1991 Plan and 2017 Plan	2,371,835 shares or 3.0% of our outstanding shares
Weighted average exercise price of outstanding options under the 1991 Plan and 2017 Plan	$13.23
Weighted average remaining term of outstanding options under the 1991 Plan and 2017 Plan	6 years
Total shares subject to outstanding awards under the 1991 Plan and 2017 Plan	9,452,508 shares or 12.1% of our outstanding shares
Total shares available for future awards under the 2017 Plan	1,056,709
Current overhang percentage based on total number of shares subject to outstanding awards under the 1991 Plan and 2017 Plan	13.3% of our outstanding shares
Additional shares requested under amendment to the 2017 Plan	3,200,000
Potential dilution of 3,200,000 additional shares as a percentage of outstanding shares	4.1% of our outstanding shares
Total potential fully-diluted overhang under the 1991 Plan and the 2017 Plan, as amended pursuant to this proposal	13,709,217 shares or 17.4% of our outstanding shares

2022 PROXY STATEMENT |	39

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

Based on the closing price on the NYSE for our common shares on March 8, 2022, of $7.28 per share, the aggregate market value as of that date of the 3,200,000 additional common shares requested for issuance under the amended 2017 Plan was $23,296,000.

In 2015, 2016 and 2017, we granted awards (including performance-based awards) under the 1991 Plan covering 1,563,000 shares, 1,717,000 shares, and 3,091,225 shares, respectively. In 2017, 2018, 2019, 2020, 2021, and 2022, we also granted awards (including performance-based awards) under the 2017 Plan covering 134,869 shares, 2,806,998 shares, 2,708,544 shares, 1,146,927 shares, 3,708,596 shares, and 3,690,565 shares, respectively. For information with respect to awards granted under the 2017 Plan, see “Existing Plan Benefits to Named Executive Officers and Others” below.

In determining the number of shares to request for approval by our shareholders pursuant to the amendment, our management team worked with advisors and the People and Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating this proposal. We are also mindful of the ratio of our equity-based compensation to our performance over time.

If the amendment to the 2017 Plan is approved, we intend to utilize the increased amount of shares authorized under the 2017 Plan to continue our practice of incentivizing key individuals through annual equity grants. As noted in “2017 Plan Highlights” and elsewhere below, our People and Compensation Committee retains full discretion under the 2017 Plan to determine the number and amount of awards to be granted under the 2017 Plan, subject to the terms of the 2017 Plan, and future benefits that may be received by participants under the 2017 Plan are not determinable at this time.

SUMMARY OF MATERIAL TERMS OF THE 2017 PLAN

Shares Available Under the 2017 Plan: Subject to adjustment as provided in the 2017 Plan and the approval of this Proposal 4 by shareholders at the Annual Meeting, the number of common shares that may be issued or transferred:

•	upon the exercise of options or stock appreciation rights;

•	as restricted shares released from substantial risks of forfeiture;

•	in payment of performance shares or performance units that have been earned;

•	in payment for restricted stock units;

•	in payment for other share-based awards; or

•	in payment of dividend equivalents paid with respect to awards made under the 2017 Plan will not exceed in the aggregate 15,901,117 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

If an award is canceled, expires, lapses or is forfeited or settled in cash, the common shares underlying the award will be available for future grant. Common shares covered by an award are not counted as used unless and until they are issued or transferred. In the event that withholding tax liabilities arising from an award other than an option or stock appreciation right are satisfied by the tendering of common shares or by the withholding of common shares by us, the common shares so tendered or withheld shall be added to the common shares available for awards under the 2017 Plan. For the avoidance of doubt, the following will not again become available for issuance under the 2017 Plan: (i) any common shares withheld in respect of taxes upon settlement of an option or stock appreciation right, (ii) any common shares tendered or withheld to pay an exercise price, (iii) any common shares subject to a stock appreciation right that are not issued in connection with its stock settlement on exercise thereof, and (iv) any common shares reacquired by us on the open market or otherwise using cash proceeds.

Unless terminated earlier by the Board, the 2017 Plan will be in effect until all shares subject to it have been purchased or acquired. In no event will any award under the 2017 Plan be granted on or after the 10th anniversary of its effective date.

Limits on Awards: Assuming adoption of this Proposal 4, the following limits apply to awards under the 2017 Plan (subject to limited permitted adjustment under the 2017 Plan):

•	aggregate number of common shares issued upon exercise of incentive stock options shall not exceed 15,901,117; and

•	with respect to non-employee directors, the aggregate dollar value of awards granted to any non-employee director shall not exceed $750,000 in a calendar year, measured as of the date of grant.

Minimum Vesting Requirement: The People and Compensation Committee shall not award more than 5% of the aggregate number of common shares that become available for grant under the 2017 Plan pursuant to awards that are solely subject to a vesting or performance condition that provides for full vesting or completion of the performance period in less than one year following the grant date of the applicable award subject, in each case, to the People and Compensation Committee’s authority under the 2017 Plan to vest awards

40	| 2022 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

earlier, as the People and Compensation Committee deems appropriate, upon the occurrence of a Change in Control (as defined in the 2017 Plan), in the event of a participant’s termination of employment or service or otherwise as permitted by the 2017 Plan.

Eligibility: Our officers and employees, and those of our subsidiaries, (approximately 22,000 people) and our non-employee directors (currently 11 people) may be selected by the People and Compensation Committee to receive benefits under the 2017 Plan. We refer to those individuals selected as “participants.” The basis for participation in the 2017 Plan is selection for participation by the People and Compensation Committee (or its proper delegate) in its discretion.

Options: An option entitles the participant to purchase a common share at the exercise price. The People and Compensation Committee may grant incentive stock options, non-qualified stock options, or a combination of both, but incentive stock options cannot be granted to non-employees. Dividends or dividend equivalents are not payable on options. Each option will be evidenced by an award agreement that specifies the number of common shares covered by the option, the exercise price and term of the option, any conditions to the exercise and any other terms and conditions that the People and Compensation Committee specifies and are consistent with the 2017 Plan. The exercise price for an option will not be less than 100% of the common shares’ fair market value on the date of grant (or, in the case of a 10% shareholder, 110% of the shares’ fair market value on the date of grant). The exercise price is payable in cash, check, common shares, consideration received under a broker-assisted cashless exercise program, by net exercise or any other combination or method of payment to the extent permitted by law and approved by the People and Compensation Committee. No option will be exercisable more than 10 years from the date of grant.

Stock Appreciation Rights (SARs): A SAR is the right to the equivalent of the increase in value of a specified number of our common shares over a specified period of time. The People and Compensation Committee may grant SARs alone (which we refer to as a free standing right) or in tandem with an option granted under the 2017 Plan (which we refer to as a related right). Dividends or dividend equivalents are not payable on SARs. Each SAR will be evidenced by an award agreement that describes the SAR, the exercise price and term of the SAR, any conditions to the exercise, any related option and any other terms and conditions that the People and Compensation Committee specifies and are consistent with the 2017 Plan. The exercise price for a SAR will not be less than 100% of the common shares’ fair market value on the date of grant (or, in the case of a related right, the same exercise price as the related option). The exercise price is payable in cash, check, common shares, consideration received under a broker-assisted cashless exercise program, by net exercise or any other combination or method of payment to the extent permitted by law and approved by the People and Compensation Committee. The amount payable by us upon exercise of a SAR shall be paid in cash, common shares or a combination of both, and the award agreement may so specify or grant to the participant or retain to the People and Compensation Committee the right to elect among those alternatives. No SAR will be exercisable more than 10 years from the date of grant.

Restricted Shares: Restricted shares are common shares that are subject to forfeiture and may not be transferred by a participant until the restrictions established by the People and Compensation Committee have lapsed. Those restrictions may take the form of a period of continued employment, board service or achievement of certain performance criteria, for example. The award agreement for each grant of restricted shares will specify the restrictions, the number of restricted shares and any other terms and conditions the People and Compensation Committee specifies and are consistent with the 2017 Plan. The grant will constitute a transfer of ownership and, unless otherwise determined by the People and Compensation Committee, will entitle the participant to voting, dividend and other ownership rights during the restriction period.

Restricted Stock Units (RSUs): An RSU is an award that is valued by reference to one common share. Payment of the value of the RSU will not be made until the restrictions established by the People and Compensation Committee have lapsed. Those restrictions may take the form of a period of continued employment, board service or achievement of certain performance criteria, for example. The award agreement for each RSU grant will specify the restrictions, the number of RSUs and any other terms and conditions the People and Compensation Committee specifies and are consistent with the 2017 Plan. At the discretion of the People and Compensation Committee, RSUs may be credited with dividend equivalents, provided that, with respect to RSUs that are subject to performance conditions, the dividend equivalents will be deferred and paid contingent on the level of performance achieved at the end of the performance period. The amount payable may be paid in cash, common shares or a combination of both, and the award agreement may so specify or grant to the participant or retain to the People and Compensation Committee the right to elect among those alternatives.

Performance Shares and Performance Units: Performance shares are shares that become payable upon the achievement of specified performance goals, which may include management goals. Performance units are payable upon achievement of specified performance goals, which may include management goals. The grant may specify a minimum level of achievement of the performance or management goals

2022 PROXY STATEMENT |	41

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

and will include a formula for determining the number of shares or units earned at the end of the performance period. The People and Compensation Committee will certify achievement levels of performance prior to the payment of any shares or units. At the discretion of the People and Compensation Committee, performance shares or performance units may be credited with dividend equivalents, and, in all cases, the dividend equivalents will be deferred and paid contingent on the level of performance achieved at the end of the performance period. Each performance share or performance unit award will be evidenced by an award agreement that specifies the number of performance shares or performance units, the performance objectives (which may include management goals), the performance period applicable to the award, and any other terms and conditions that the People and Compensation Committee specifies and are consistent with the 2017 Plan. The amount payable may be paid in cash, common shares or a combination of both, and the award agreement may so specify or grant to the participant or retain to the People and Compensation Committee the right to elect among those alternatives.

Other Share-Based Awards: The People and Compensation Committee may, from time to time, grant other share-based awards not otherwise described above but in all cases consistent with the terms and conditions of the 2017 Plan. Each such award will be expressed in terms of common shares or units based on common shares and will be evidenced by an award agreement that specifies the number of common shares or units granted, any conditions related to the award, and any other terms and conditions that the People and Compensation Committee specifies and are consistent with the 2017 Plan. The amount payable may be paid in cash, common shares or a combination of both, as determined by the People and Compensation Committee.

Management Objectives and Goals: The 2017 Plan requires that the People and Compensation Committee use “Management Objectives” for purposes of establishing “Management Goals” for a performance period for any performance-based award. Management objectives that will be used to establish management goals will be based on the attainment of specific levels of performance of the Company, a subsidiary, division, business unit, operational unit, department, region or function with the Company or subsidiary in which the participant is employed. The management objectives may also be used to establish management goals on an absolute or comparative basis with other companies or a published index, as the People and Compensation Committee deems appropriate.

The People and Compensation Committee will use the management objectives to set management goals for a set performance period. The People and Compensation Committee may provide that an evaluation of the management goals shall include or exclude any of the following items: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (4) any reorganization and restructuring programs; (5) acquisitions or divestitures; (6) unusual nonrecurring or extraordinary items identified in our audited financial statements, including footnotes or in management’s discussion and analysis in our annual report; (7) foreign exchange gains and losses; (8) changes in our fiscal year; and (9) any other specific unusual or nonrecurring events, or objectively determinable category thereof.

Generally, if the People and Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the management goals unsuitable, the People and Compensation Committee may, in its discretion, modify such management goals or the minimum acceptable level of achievement, in whole or in part, as the People and Compensation Committee deems appropriate and equitable.

Administration: The Board delegates authority to administer the 2017 Plan to the People and Compensation Committee or any other committee so designated by the Board. Unless otherwise determined by the Board, the People and Compensation Committee will consist of two or more non-employee directors. The People and Compensation Committee may further delegate its authority to make awards under the 2017 Plan, complying in the Board’s discretion with the requirements of Rule 16b-3.

The People and Compensation Committee is authorized to interpret the 2017 Plan and related agreements and other documents. The People and Compensation Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by us or any of our subsidiaries outside of the United States of America as the People and Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, in all cases, consistent with the terms of the 2017 Plan.

Transferability: Except as otherwise determined by the People and Compensation Committee, no option, SAR or other derivative security is transferable by a participant except, upon death, by will or the laws of descent and distribution. If, however, a participant is not a director or officer of ours, transfer may be made to a fully revocable trust of which the participant is treated as the owner for federal income tax purposes. Except as otherwise determined by the People and Compensation Committee, options and SARs are exercisable during the participant’s lifetime only by him or her or by his or

42	| 2022 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

her guardian or legal representative. The People and Compensation Committee may provide for transferability of options and SARs under the 2017 Plan if such provision would not disqualify the exemption for other awards under Rule 16b-3 of the Exchange Act and so long as such transfer is not to any third-party entity, including financial institutions.

The People and Compensation Committee may specify at the date of grant that part or all of the common shares that are (i) to be issued or transferred by us upon exercise of options or SARs or upon payment under any grant of performance shares, performance units, RSUs or other share-based awards or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer for restricted shares, shall be subject to further restrictions on transfer.

Adjustments: The maximum number of shares that may be issued and delivered under the 2017 Plan, the number of shares covered by outstanding awards under the 2017 Plan, and the prices per share applicable to outstanding options and SARs, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the People and Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2017 Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The People and Compensation Committee may also make or provide for such adjustments in the numbers of shares authorized for issuance under the 2017 Plan as the People and Compensation Committee may determine appropriate to reflect any transaction or event described above.

Change in Control: Under the 2017 Plan, a “Change in Control” generally means the occurrence of any of the following events: (1) when any person, entity or group acquires beneficial ownership of 30% or more of our outstanding common shares or voting power of our stock entitled to vote to elect directors, subject to limited exceptions described in the 2017 Plan; (2) a turnover of a majority of the incumbent Board members as of the date of the 2017 Plan, subject to limited exceptions described in the 2017 Plan; (3) consummation of certain corporate transactions or a sale or other disposition of all or substantially all of our assets, subject to limited exceptions described in the 2017 Plan; or (4) when our shareholders approve a complete liquidation or dissolution of the Company.

Tax Withholding: To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2017 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the People and Compensation Committee) may include relinquishment of a portion of such benefit. Participants must also make such arrangements as we may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the exercise of option rights. In no event, however, may we accept common shares for the payment of taxes in excess of required tax withholding rates. However, in the discretion of the People and Compensation Committee, a participant or such other person may surrender common shares owned for more than six months to satisfy any tax obligations resulting from any such transaction.

Detrimental Activity: Any award agreement may provide that if a participant, either during employment by us or any of our subsidiaries or within a specified period after termination of such employment, engages in any “Detrimental Activity” (as defined in the 2017 Plan), and the People and Compensation Committee so finds, upon notice of such finding, the participant must, unless otherwise provided in the award agreement:

(a)

return to us, in exchange for payment by us of any amount actually paid therefor by the participant, all common shares that the participant has not disposed of that were offered pursuant to the 2017 Plan within a specified period prior to the date of the commencement of such detrimental activity, and

(b)

with respect to any common shares so acquired that the participant has disposed of, pay to us in cash the difference between: (i) any amount actually paid therefor by the participant pursuant to the 2017 Plan, and (ii) the market value per share of the common shares on the date of such acquisition.

To the extent that such amounts are not paid to us, we may set off the amounts so payable to us against any amounts (but only to the extent that such amount would not be considered “non-qualified deferred compensation” under Section 409A of the Code) that may be owing from time to time by us or one of our subsidiaries to the participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

Clawback: Any award under the 2017 Plan that is subject to recovery under any law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to those requirements or pursuant to direction of the

2022 PROXY STATEMENT |	43

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

Board, including our current clawback policy) will be subject to clawback and deduction as required or permitted by law, regulation, listing requirement or policy.

No Repricing Without Shareholder Approval: Subject to certain tax-related exceptions described in the 2017 Plan, in the case of termination of employment by reason of death, disability or normal or early retirement, or in the case of hardship or other special circumstances, of a participant who holds awards that are unearned, unvested or unexercisable, the People and Compensation Committee may, in its sole discretion, accelerate the time at which such awards are earned, vest or become exercisable. However, except in connection with a corporate transaction or event as described above with respect to adjustments, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs, or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original option or SAR, without shareholder approval.

Amendment and Termination: We may, by action of the Board, amend or terminate the 2017 Plan. Any amendment which must be approved by our shareholders in order to comply with applicable law or the national securities exchange upon which our common shares are traded will not be effective until such approval is obtained. Any amendment or termination of the 2017 Plan will not impair in any material way the rights and obligations of the participants under any award that is outstanding without the written consent of the participant.

Governing Law: The 2017 Plan and all awards granted and actions taken thereunder will be governed by the internal substantive laws of the State of Ohio.

New Plan Benefits: It is not possible to determine specific amounts that may be awarded in the future under the 2017 Plan because grants of awards under the 2017 Plan are discretionary.

TAX CONSEQUENCES TO PARTICIPANTS

The following is a brief summary of some of the U.S. federal income tax consequences of certain awards under the 2017 Plan based on U.S. federal income tax laws currently in effect for taxable years beginning on and after January 1, 2022. This summary, which is presented for the information of shareholders considering how to vote on this Proposal 4 and not for 2017 Plan participants, is not intended to be complete and does not describe taxes such as withholding (including Medicare and Social Security) taxes, Code Section 409A taxes, state, local or foreign taxes other than federal income taxes and deductions.

Non-qualified Stock Options: In general, (i) no income will be recognized by a participant at the time a non-qualified option is granted; (ii) at the time of exercise of a non-qualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options: No income generally will be recognized by a participant upon the grant or exercise of an incentive stock option (ISO). The exercise of an ISO, however, may result in alternative minimum tax liability. If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by the participant within two years after the date of grant or within one year after the transfer of such shares to the participant, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the participant generally will recognize ordinary income in the year of disqualifying disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights (SARs): No income will be recognized by a participant in connection with the grant of a SAR. When a SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received on the exercise.

Restricted Shares: The recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the

44	| 2022 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. If a Code Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation (instead of dividend income) that is taxable as ordinary income to the participant.

Restricted Stock Units (RSUs): Generally, the recipient of an RSU award will not recognize income on the grant date. When any part of an RSU award is paid (in the case of cash) or delivered (in the case of unrestricted common shares), the participant will have taxable ordinary income on such date of receipt in an amount equal to the cash or the fair market value of any unrestricted common shares received.

Performance Shares and Performance Units: No income generally will be recognized by a participant upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the participant will have taxable ordinary income on the date of receipt in an amount equal to the amount of cash received and the fair market value of any unrestricted common shares received. A participant may make a Code Section 83(b) election with respect to performance shares subject to performance restrictions in the same manner as described above for restricted shares.

TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY

To the extent that a participant recognizes ordinary income in the circumstances described above, we or our subsidiary for which the participant performs services will be entitled to a corresponding income tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation to our covered employees under Section 162(m) of the Code (Section 162(m)).

The 2017 Plan was designed to permit the Company to deduct performance-based compensation under Section 162(m). Historically, Section 162(m) limited the annual tax deductibility of compensation paid to certain named executive officers disclosed in our proxy statement (Covered Employees) to $1 million per Covered Employee, unless the compensation qualified as Section 162(m) “performance-based” compensation.

For taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act of 2017 (TCJA) generally eliminated the “performance-based” compensation exception under Section 162(m), and expanded the $1 million per Covered Employee annual limitation on deductibility to a larger group of named executive officers. In addition, the TCJA also provides that any employee who was a Covered Employee in taxable years beginning on and after January 1, 2017, will continue to be a Covered Employee for all subsequent taxable years (including taxable years after his or her termination of employment and death). As a result, the Company may no longer take an annual deduction for any compensation paid to its expanded number of Covered Employees in excess of $1 million per Covered Employee, including compensation relating to awards under the 2017 Plan. The 2017 Plan, as previously amended, eliminated certain provisions to reflect this change in law.

REGISTRATION WITH THE SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the 2017 Plan with the SEC pursuant to the Securities Act of

1933, as amended, as soon as practicable after approval of the amendment to the 2017 Plan by our shareholders.

EXISTING PLAN BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

Although we cannot currently determine the benefits or number of shares subject to awards that may be granted to participants under the 2017 Plan during the remainder of the 2022 fiscal year or in future periods due to the discretionary nature of the 2017 Plan, we did award our annual equity grants for fiscal year 2022 on March 8, 2022.

The following table sets forth with respect to each named executive officer listed in the Summary Compensation Table on page 68 and each group listed below (i) the number of common shares issuable pursuant to performance units granted under the 2017 Plan, (ii) the number of common shares issuable pursuant to stock options granted under the 2017 Plan, and (iii) the number of common shares issuable pursuant to RSUs awarded under the 2017 Plan, in each case, since the 2017 Plan’s inception on April 26, 2017 through March 8, 2022 (without regard to whether any grants were subsequently forfeited, terminated or canceled). It does not include any grants made during this same period under any other compensation plans.

2022 PROXY STATEMENT |	45

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

NAME AND POSITION	ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[1]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS[2] (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS[3] (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)
	THRESHOLD (#)	TARGET (#)	MAX. (#)
Gerrard B. Schmid Former President and Chief Executive Officer	—	—	—	—	676,814	4.49
	—	—	—	—	253,907	13.15
	—	—	—	—	34,678	13.98
	—	—	—	704,056	—	—
	—	56,059	—	—	—	—
	148,319	296,638	593,276	—	—	—
	—	1,142,422	—	—	—	—
Jeffrey Rutherford Executive Vice President and Chief Financial Officer	—	—	—	—	68,572	4.08
	—	—	—	—	18,898	11.96
	—	—	—	408,043	—	—
	82,775	165,550	331,100	—	—	—
	—	253,992	—	—	—	—
Dr. Ulrich Näher Executive Vice President, Chief Commercial Officer	—	—	—	—	47,407	4.08
	—	—	—	—	12,614	11.96
	—	—	—	—	30,278	18.75
	—	—	—	341,644	—	—
	74,391	148,779	297,558	—	—	—
Olaf Heyden Executive Vice President, Chief Operating Officer	—	—	—	—	47,407	4.08
	—	—	—	—	12,614	11.96
	—	—	—	—	30,278	18.75
	—	—	—	357,433	—	—
	86,233	172,464	344,928	—	—	—
Jonathan B. Leiken Executive Vice President, Chief Legal Officer and Corporate Secretary	—	—	—	—	43,715	4.08
	—	—	—	—	12,048	11.96
	—	—	—	—	24,517	18.75
	—	—	—	280,925	—	—
	57,791	115,579	231,158	—	—	—
All current executive officers as a group	—	—	—	—	10,630	3.97
	—	—	—	—	207,101	4.08
	—	—	—	—	676,814	4.49
	—	—	—	—	63,261	11.96
	—	—	—	—	7,965	12.01
	—	—	—	—	253,907	13.15
	—	—	—	—	34,678	13.98
	—	—	—	—	85,073	18.75
	—	—	—	2,350,716	—	—
	534,283	1,068,558	2,137,116	—	—	—
	—	1,452,473	—	—	—	—

46	| 2022 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

NAME AND POSITION	ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS[1]			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS[2] (#)		ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS[3] (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)
	THRESHOLD (#)	TARGET (#)	MAX. (#)
All current non-employee directors as a group	—	—	—	419,193	[4]	—	—
All employees, excluding current executive officers, as a group	—	—	—	—		225,096	4.08
	—	—	—	—		49,114	11.96
	—	—	—	—		258,887	18.75
	—	—	—	3,498,592		—	—
	601,115	1,202,229	2,404,458	—		—	—

[1]

These columns present information about performance-based shares awarded during 2017, 2018, 2019, 2020, 2021, and 2022 pursuant to the 2017 Plan. The payout of these performance-based shares will generally be determined based on the achievement of specific metrics calculated over a three-year performance period. Certain awards granted in 2021 have a four-year performance period, with potential vesting in annual increments.

[2]	This column presents information about RSUs awards from 2017 to 2022 pursuant to the 2017 Plan.

[3]	All stock option grants in this column are new and were not granted in connection with an option re-pricing transaction, and the terms of the stock options have not been materially modified.

[4]

This includes 10,692 RSUs for each current non-employee director in 2021 except for Mr. Borden, who received 5,346 RSUs, 13,240 RSUs for each current non-employee director in 2020 except for Mr. Borden, 12,367 RSUs for each current non-employee director in 2019 except for Ms. States and the following amounts of RSUs in 2018: each of Messrs. Cox and Greenfield and Dr. Dibelius, 15,092; Mr. Besanko, 5,792; and Ms. Costello, 12,156. No other director nominees have received awards under the 2017 Plan.

2022 PROXY STATEMENT |	47

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE DIEBOLD NIXDORF, INCORPORATED 2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table reflects information as of December 31, 2021 and pertains to our 1991 Plan and our current 2017 Plan:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)
Equity compensation plans approved by security holders
Stock options	2,590,397	$13.45	N/A
Restricted stock units	1,616,252	N/A	N/A
Performance shares	2,862,349	N/A	N/A
Non-employee director deferred shares	28,670	N/A	N/A
Deferred compensation	815	N/A	N/A

Total	7,098,483	$13.45	4,200,000

In column (A), performance shares are included, and, as a result, the aggregate reported number may overstate actual dilution. In column (B), the weighted-average exercise price is only applicable to stock options. In column (C), the number of securities remaining available for future issuance for stock options, restricted stock units, performance shares and non-employee director deferred shares is approved in total and not individually.

VOTE REQUIRED TO APPROVE THE AMENDMENT TO THE 2017 PLAN

A favorable vote of the majority of votes cast on the matter is necessary for approval of the amendment to the 2017 Plan. Abstentions are considered votes cast on the proposal, and therefore will have the effect of a vote “against” the proposal. Broker non-votes will not be counted for determining whether the proposal is passed. If the amendment to the 2017 Plan is not approved by shareholders, the 2017 Plan will continue in effect under its current terms, and we will not have sufficient shares available to issue further grants of our common shares in future years beyond the remaining shares available for grants.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of the amendment to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan.

48	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

PEOPLE AND COMPENSATION COMMITTEE REPORT

The People and Compensation Committee has reviewed and discussed with management the following “Compensation Discussion and Analysis” section of this Proxy Statement. Based on our review and discussions, we recommended to the Board that the “Compensation Discussion and Analysis” be included (or incorporated by reference as applicable) in our Annual Report on Form 10-K for the year ended December 31, 2021 and this Proxy Statement.

The foregoing report was submitted by the People and Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

The People and Compensation Committee:

Ellen M. Costello, Chair

Phillip R. Cox

Dr. Alexander Dibelius

Matthew Goldfarb

COMPENSATION DISCUSSION AND ANALYSIS

Our People and Compensation Committee, or the Committee, has oversight responsibility for the development and administration of our executive compensation policies and programs. This “Compensation Discussion and Analysis” describes the material components of our executive pay program for our named executive officers, or the NEOs, identified below, and explains how and why the Committee arrived at specific compensation policies and decisions and recommendations for Board approval for our NEOs in 2021.

On February 10, 2022, the Board appointed Octavio Marquez, Executive Vice President Global Banking, as our President and

Chief Executive Officer, effective March 11, 2022. Mr. Schmid stepped down from this position effective March 11, 2022 and will serve in an advisory capacity until June 11, 2022. Because Mr. Marquez was appointed in 2022, we have not included information about his compensation in this Proxy Statement. Please see “Mr. Marquez Offer Letter” on page 71 for information about Mr. Marquez’s offer letter and “Payments and Benefits in Connection with Mr. Schmid’s Separation” on page 77 for information on Mr. Schmid’s separation agreement.

NAMED EXECUTIVE OFFICER	TITLE

Gerrard B. Schmid	Former President and Chief Executive Officer

Jeffrey Rutherford	Executive Vice President and Chief Financial Officer

Dr. Ulrich Näher	Executive Vice President, Chief Commercial Officer

Olaf Heyden	Executive Vice President, Chief Operating Officer

Jonathan B. Leiken	Executive Vice President, Chief Legal Officer and Corporate Secretary

2022 PROXY STATEMENT |	49

EXECUTIVE COMPENSATION MATTERS

To assist shareholders in finding important information, this “Compensation Discussion and Analysis” is organized as follows:

EXECUTIVE SUMMARY

YEAR IN REVIEW

As the world continues to face challenges from the global pandemic, 2021 overall was a year of progress for Diebold Nixdorf. We completed our DN Now transformation, focused on our strengths and opportunities within our core businesses, continued to see demand and build momentum for our growth initiatives, and expanded into a new horizontal market leveraging our best-in-class services organization.

Over the last 12 months, despite multiple challenges, we shipped more ATMs, self-checkout and point of sale devices than we did in 2020 – a testament to the resiliency of our business model.

Consumer behavior has evolved, and self-service and automation are top of mind for banks and retailers, leading to increased demand for our products, services and software. As a result, we have a seat at the table to strategically help our customers meet the needs of their businesses and consumers. However, macro conditions continue to challenge our operations with slowly improving supply chain and logistics environment.

Some of our highlights from 2021 include:

•	Evolution of consumer behavior leading to greater demand for our self-service and automation solutions;

•	Continued momentum for DN Series™, specifically our cash recyclers;

•	Growth in Retail driven by self-checkout, including the deepening of our relationship with Tesco, a major U.K.-based retailer, as they continue their checkout transformation;

•	Milestone growth with connected devices for our DN AllConnectSM Data Engine;

•	Progress with Services and Software growth initiatives, including our new Services horizontal, electric vehicle (EV) charging stations; and

•	Developments with ESG/DEI initiatives.

50	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

In the year ahead, we look forward to moving past the global macro challenges we have experienced by leveraging our mitigation strategies and delivering for our customers and shareholders. Diebold Nixdorf is well-positioned to capitalize on the strong demand for our products and solutions as customers continue to desire our market-leading devices, services and software, and the market moves toward increased self-service automation driven by consumers.

2021 PLAN DESIGN

In February 2021, the People and Compensation Committee recommended, and the Board approved, the 2021 plan design for the Annual Incentive Plan and the long-term incentive awards. These designs were informed by Committee discussions with management, the Board, its compensation consultant Semler Brossy, and feedback from shareholders (see “Extensive Shareholder Engagement” below). Many of the shareholders we engaged with expressed a preference for long-term incentives consisting of 100% equity-based awards for the executive team, rather than the mix of long-term cash and stock awards used in 2020. Shareholders also provided feedback that free cash flow (FCF) to support our de-leveraging would continue to be an important measure of Company performance and value creation for shareholders, and also encouraged the Committee to consider a revenue growth metric aligned with the Company’s investment thesis.

Changes to the 2021 incentive compensation programs centered on:

•	incorporating a revenue metric to inform the allocation of bonuses to certain NEOs and carrying forward the non-GAAP operating profit (non-GAAP OP) and unlevered free cash flow metrics (UFCF) as the primary funding mechanisms for the Annual Incentive Plan;

•	returning to 100% equity-based long-term incentive awards for the executive team; and

•	granting no stock options as a component of the long-term incentive grants for our executives.

The Committee continued to use non-GAAP OP and UFCF metrics to fund payouts under the Annual Incentive Plan to ensure that any accrued bonus pool is balanced by a minimum profitability level. Because the Company was nearing completion of its DN Now Transformation, the Committee added a revenue metric for certain NEOs to drive focus on growth and to align with Company strategy.

For the long-term incentive awards, all NEOs were granted 100% equity-based awards in February 2021. PSUs with a three-year performance period make up 60% of the award; time-based RSUs comprised the remaining 40%. All awards will be settled in Company common stock. The Committee set three-year goals for the performance-based awards with a view to driving FCF growth and revenue growth over the long-term. In response to shareholder feedback that emphasized the importance of cash flow generation and de-levering the balance sheet, the Committee approved a three-year cumulative FCF metric, weighted at 75%, and three annual revenue goals (with goals for each year set up-front at grant) for the remaining 25%.

Given the scope and complexity of the Company’s transformation, the Committee and Board also felt it necessary to create a compensation vehicle tied specifically to growth drivers of the go-forward strategy that were not captured explicitly in the 2021 annual incentive and PSU programs. The Committee and Board also felt that this compensation vehicle should be granted to a narrow set of Company leaders who have the greatest ability to control financial and strategic outcomes, and that it should contain rigorous performance conditions and stretch goals in order for any value from the award to be realized.

To that end, the Company issued one-time, multi-year performance share unit grants to our CEO and CFO in February 2021 (the “Transformation Awards”). The award to Mr. Schmid contained rigorous performance conditions across four performance areas that were drivers for our transformation – talent, revenue growth, sustainability and return on invested capital (ROIC). The award also had back-loaded vesting with 40% of the award based on performance goals in the fourth year, as well as termination provisions that ensured unearned tranches of the award would be forfeited upon certain termination scenarios (including a voluntary termination). Mr. Schmid vested in shares worth $1,256,723 based on the 67% actual performance attainment of the first tranche of the Transformation Award and the actual share price of $8.25 on the vesting date (a realization of only 41% of the grant date fair value of the first tranche of the Transformation Award). Mr. Schmid forfeits all remaining tranches of the Transformation Award upon his separation of service from the Company. These forfeited shares had an aggregate grant date fair value of $12,292,480 at grant. In addition, Mr. Schmid will forfeit other remaining unvested awards upon his separation of service, including unvested portions of the annual grants made in fiscal year 2021.The grant to Mr. Rutherford is weighted entirely on FCF and revenue growth, with ROIC as an additional metric in the fourth year, and given the rigor of the performance metrics, had a 0% payout factor for the 2021 performance year.

The People and Compensation Committee took significant efforts in the last two years to consider shareholder feedback and enhance our compensation programs and disclosure to support performance against key markers of success. The Committee believes that this 2021 compensation plan design was well aligned with the Company’s strategic initiatives, responded to shareholder feedback and drove behaviors to support the creation of long-term shareholder value.

2022 PROXY STATEMENT |	51

EXECUTIVE COMPENSATION MATTERS

EXTENSIVE SHAREHOLDER ENGAGEMENT

At our 2021 annual meeting of shareholders, our say-on-pay proposal received approximately 86% support from shareholders. Through continued shareholder engagement, we sought to hear and understand different perspectives on our executive compensation plans so that we might consider making appropriate changes.

Members of our management team, as well as representatives of our Board and People and Compensation Committee, have engaged with shareholders throughout the year and remain committed to doing so. Our comprehensive shareholder engagement strategy led to more than 200 meetings with shareholders and credit investors to discuss the Company’s progress on our DN Now transformation, the impact of COVID-19, developments in ESG, the operating environment, our financial position and other matters. In early 2021, members of our Board and Committee participated in these outreach efforts, with a focus on long-term performance, talent retention and compensation issues. This feedback was considered in designing the Company’s 2021 incentive compensation structure as discussed in this Compensation Discussion and Analysis. Further, in the fall of 2021, shareholders that collectively owned approximately 70% of our shares were invited to discuss Company performance, executive compensation, diversity and any other topics of interest to them. 20% of shareholders responded and engaged with us during this time.

The Committee considers all feedback received as part of our ongoing communications with shareholders. The Committee believes the changes implemented in 2021 are responsive to feedback from shareholders and reflect the appropriate incentive structure for our business at this time.

OUR COMPENSATION STRATEGY IS DESIGNED TO MAXIMIZE VALUE

Under the guidance of our Committee, Chief Executive Officer and Chief People Officer, our executive pay program is specifically designed to:

•	Align executives with the creation of long-term shareholder value through a balance of performance metrics;

•	Encourage decision-making in alignment with our business strategies, with goals that support our philosophy of continuous improvement, commitment to becoming a top tier performer and supporting our long-term strategy for value creation; and

•	Reflect industry standards, offer globally competitive program design and pay opportunities, and balance the importance of attracting and retaining talent while maintaining reasonable compensation costs.

We generally target total compensation opportunity at or near the size-adjusted 50th percentile of our compensation peer group. Individual NEO compensation may be above or below the 50th percentile based on their experience (including in-demand skills), performance, potential, and impact on shareholder value. As our strategy and business operations evolve, we make adjustments in our compensation strategy to support those goals and objectives, aligning closely with delivering value to our shareholders. We adjusted the metrics for our Annual Incentive Plan at the beginning of 2020 to include business unit level performance while maintaining focus on corporate-level drivers of FCF and non-GAAP operating profit.

52	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

TOTAL DIRECT COMPENSATION MIX

The graphics below represent the percentages of fixed and at-risk compensation for our NEOs.

Our 2021 target compensation structure for NEOs, excluding the Transformation Awards, was as follows:

2022 PROXY STATEMENT |	53

EXECUTIVE COMPENSATION MATTERS

2021 NEO TARGET COMPENSATION STRUCTURE

Excluding the Transformation Award, there was no base salary, annual incentive plan or long-term incentive opportunity increase for the CEO in 2021. We did increase the compensation of the other NEOs to align them more closely with the peer competitive 50th percentile and to reflect adjustments in roles and individual responsibilities, including with respect to Mr. Heyden’s promotion to Chief Operating Officer. Each of Messrs. Rutherford, Näher and Heyden received increases in base salary and increases in long-term incentive opportunity, and Mr. Leiken received an increase in base salary. These increases followed two years of no base salary or long-term incentive opportunity increases for these NEOs. The People and Compensation Committee approved the following compensation structure after a review of individual performance and competitive market data:

NAME	SALARY		TARGET BONUS (% OF SALARY)	TARGET LTI (% OF SALARY)

Gerrard B. Schmid*	$950,000		140%	650%

Jeffrey Rutherford*	$615,000		100%	225%

Dr. Ulrich Näher	€496,203	[1]	100%	175%

Olaf Heyden	€508,305	[2]	100%	200%

Jonathan B. Leiken	$522,750		100%	150%

*	These numbers exclude the Transformation Awards.

[1]	USD equivalent is $587,107 based on the average exchange rate for 2021.

[2]	USD equivalent is $601,426 based on the average exchange rate for 2021.

2021 PAYOUTS REFLECT SUCCESSFUL COMPLETION OF OUR TRANSFORMATION PROGRAM

Our 2021 program design and pay outcomes reflect the rigor of our pay-for-performance program and incentives aligned to achieve successful conclusion of our DN Now transformation. The below summarizes the 2021 payouts against the pre-established metrics set by our People and Compensation Committee.

PAY COMPONENT	OUTCOME
2021 Annual Incentive Plan

The Company exceeded threshold for both the non-GAAP OP and UFCF metrics, resulting in a 61% funding achievement against goal. The Committee then assessed performance against corporate, business unit results and individual objectives and approved payments to Messrs. Schmid and Rutherford at 55%, to Mr. Heyden at 56%, and to Messrs. Näher and Leiken at 61% of target.

2019 Performance-Based Cash Awards	The Company achieved $1.27 billion in 3-year cumulative EBITDA, resulting in the Committee’s approval of payout at 89.27% of target.
Transformation Award

Year 1 of the Transformation Award for Mr. Schmid was weighted equally among talent, revenue growth, and sustainability goals. The Committee determined that Mr. Schmid met the talent and sustainability goals. The Company did not meet the revenue growth goals, and the combination of these results yielded a 67% payout on this Year 1 to Mr. Schmid, which is a realization of only 41% of the grant date fair value of the first tranche of this award. Mr. Schmid forfeits all remaining tranches upon his separation; these forfeited shares had an aggregate grant date fair value of $12,292,480. Mr. Rutherford’s Transformation Award was weighted 50% to FCF and 50% to revenue growth, neither of which the Company achieved, resulting in a 0% payout for Mr. Rutherford.

54	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

EXECUTIVE COMPENSATION BEST PRACTICES

We maintain best practice executive compensation governance standards. Some of our following guidelines and policies are described in more detail below under “Other Compensation Policies” or elsewhere in this “Compensation Discussion and Analysis”:

WHAT WE DO	WHAT WE DON’T DO/DON’T ALLOW
Continually assess our compensation practices against the market, our competition, and alignment with shareholder interests.	No hedging or pledging of our stock by executives or directors.
Employ metrics for annual and long-term incentives that support both short- and long-term strategies and align with shareholder interests.	No dividends paid on unearned performance-based shares.
Set stock ownership guidelines for executives and directors.	No change in control severance multiple in excess of two times salary and target cash bonus.
Prescribe an annual limit on equity compensation for our directors.	No excise tax gross-ups upon a change in control.
Review performance scorecards for executives.	No re-pricing or cash buyout of underwater stock options.
Disclose performance goals for incentive payments.	No enhanced retirement formulas.
Set maximum payout caps on our annual and long-term incentives.	No market timing with granting of equity awards without shareholder approval.
Pay for performance with 89% of our Chief Executive Officer’s target total pay opportunity being performance-based “at risk” compensation.
Provide a minimum vesting period of at least one year for at least 95% of our equity awards.
Limit perquisites and other benefits, and do not provide income tax gross-ups (except for relocation expenses).
Engage an independent consultant reporting directly to the Committee.
Perform an annual compensation risk assessment.
Maintain strict insider trading policies, incentive plan clawback policies, and black-out periods for executives and directors.

2022 PROXY STATEMENT |	55

EXECUTIVE COMPENSATION MATTERS

COMPENSATION DECISION PROCESS

ROLE OF THE PEOPLE AND COMPENSATION COMMITTEE

The Committee is responsible to our Board for oversight of our executive compensation program. The Committee consists of independent directors and is responsible for the review and approval of all aspects of our program. Ms. Ellen Costello chairs the Committee and brings extensive experience from the financial services industry and additional insights and perspectives on executive compensation to her chair role. Among its duties, the Committee is responsible for:

•	Reviewing and assessing competitive market data from its independent compensation consultant, discussed below;

•	Designing the annual and long-term incentive plans;

•	Reviewing and approving incentive metrics, objectives and compensation recommendations for the NEOs;

•	Evaluating the competitiveness of each executive’s total compensation package;

•	Approving any changes to the total compensation package for the NEOs including, but not limited to, base salary, annual cash bonus, long-term incentive award opportunities and payouts, and retention programs;

•	Adhering to the objectives of our compensation philosophy in the decision making process; and

•	Human capital management, talent readiness and succession planning, particularly for the CEO and other executive leaders.

Following review and discussion, the Committee submits recommendations to the Board for ratification. The Committee is supported in its work by the Chief People Officer and staff and an independent compensation consultant, discussed in “Role of the Independent Compensation Consultant.” For additional information regarding the Committee’s duties and responsibilities, see “People and Compensation Committee.”

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee retains an independent compensation consultant, Semler Brossy Consulting Group, in accordance with the Committee’s charter. The consultant reports directly to the Committee. The Committee retains sole authority to hire or terminate the consultant, approve its compensation, determine the nature and scope of services, and evaluate performance. A representative of the consultant attends Committee meetings, as requested, and communicates with the Committee Chair between meetings. The Committee makes all final decisions.

The consultant’s specific compensation consultation roles include, but are not limited to, the following:

•	Advising the Committee on executive compensation trends and regulatory developments;

•	Providing a total compensation study for executives against the companies in our peer group and provide pay ranges to inform management recommendations and Committee decision making for executive pay;

•	Providing advice to the Committee on governance best practices, as well as any other areas of concern or risk;

•	Serving as a resource to the Committee Chair for meeting agendas and supporting materials in advance of each meeting;

•	Reviewing and commenting on proxy disclosure items, including the “Compensation Discussion and Analysis”;

•	Supporting the Company’s annual executive compensation risk assessment;

•	Advising the Committee on management’s pay recommendations; and

•	From time to time, reviewing and providing compensation recommendations for non-employee directors to the Board Governance Committee.

The Committee assessed the independence of Semler Brossy as required under NYSE listing rules. The Committee also considered and assessed all relevant factors, including but not limited to those set forth in Section 240.10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Semler Brossy. Based on this review, the Committee determined there are no conflicts of interest raised by the work performed by Semler Brossy.

ROLE OF MANAGEMENT

Our Chief People Officer serves as management’s primary contact with the Committee and attends all Committee meetings. For executives other than the CEO position, our CEO and Chief People Officer present pay recommendations to the Committee based on market pay comparisons and an analysis of each executive’s individual performance. Our CEO attends the Committee meetings as do other Board members other than the members of the Committee, including the Board chairperson. No member of our management team, including the CEO, has a role in making pay recommendations to the Committee for his or her own position, and the Committee meets in executive session without management present at each meeting.

56	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

ROLE OF PEER COMPANIES AND COMPETITIVE MARKET DATA

Annually, the Committee reviews competitive total compensation market data provided by its consultant. To assess competitive pay levels, the Committee reviews and approves our peer group composition. The following criteria were considered in such review:

•	Company size: Primarily selecting companies based on annual revenues within approximately 0.3 to 3 times Diebold Nixdorf’s annual revenues and typically only reviewing market capitalization as a secondary reference due to the potential volatility of this measure, with exceptions reviewed as needed;

•	Direct competitors for business and management talent;

•	Companies covered by the investment analysts that track Diebold Nixdorf;

•	Companies that include Diebold Nixdorf in their compensation peer group; and

•	Global companies that emphasize integrated service solutions and focus on manufacturing and hardware/software design and development.

In the fall of 2020, the Committee approved the following 18 peer companies to be used in its consultant’s pay study to assist with 2021 compensation decisions.

ACI Worldwide*	Euronet Worldwide, Inc.	Sabre Corporation
Alliance Data Systems Corp.	Juniper Networks, Inc.	Sanmina Corporation
Benchmark Electronics Inc.	Logitech International SA	The Brink’s Company*
Broadridge Financial Solutions, Inc.	NCR Corp.	Western Union Company (The)
Cardtronics*	Netapp Inc.	Unisys Corporation
Ciena Corporation	Pitney-Bowes Inc.	Zebra Technologies Corp

Note: 3 new companies indicated by an asterisk were added in 2020 to better align the peer group with Diebold’s strategy and size.

The average / median annual revenues for the peer companies, using 2020 data, were $4.0 billion and $3.7 billion, respectively. Size-adjusted market values were developed using our projected annual revenues. The size-adjusted 50th percentile for total compensation is a key reference point for the Committee. For executive positions where peer company proxy data is not available, the consultant utilized published and private compensation survey sources.

Our over-arching goal is to form a consistent set of peer companies to annually develop competitive market intelligence. Periodic adjustments are made to account for changes or shifts in our business. For example, upon reflecting on the Diebold Nixdorf’s business trajectory and as noted above, our Committee added several new peer companies with similar products and market to ensure relevance for the fall 2020 pay study to assist with 2021 pay decisions.

The Committee reviewed the peer group and did not make changes in 2021; the Committee will continue to closely monitor peer group composition in future years as it relates to our market capitalization and business mix.

TIMING OF COMPENSATION DECISIONS

Pay recommendations with respect to base salary adjustments for the following year for our executives, including the NEOs,

are typically made at its December meeting. Discussions regarding short and long-term incentive compensation begin at the Committee’s first scheduled meeting of the year, normally held in late January or early February. This meeting is normally held around the same time we report our fourth quarter and year-end financial results for the preceding fiscal year and provide our financial guidance for the upcoming year. This timing allows the Committee to have a complete financial performance picture prior to making compensation decisions.

Decisions with respect to prior year performance, performance for other relevant periods and any resulting award payouts, as well as annual equity awards and target performance levels for the current year and beyond, are typically made in February or March. Equity awards approved by the Committee are generally dated as of the date of the Board meeting held the following day. As such, the Committee does not time the grants of options or any other equity incentives to the release of material non-public information.

There may be exceptions to this timing, including awards to executives who are promoted or hired from outside the Company during the year. These executives may receive base salary increases or equity awards effective or dated, as applicable, as of the date of their promotion or hire.

2022 PROXY STATEMENT |	57

EXECUTIVE COMPENSATION MATTERS

DETERMINATION OF CEO COMPENSATION

At the first Committee meeting of the year, in executive session without management present, the Committee reviews and evaluates CEO performance, including input that it receives from the Board as to the CEO’s performance and determines achievement level for the prior fiscal year. The Committee also reviews competitive compensation data for the peer companies. The Committee presents pay recommendations for the CEO to the independent members of the Board for consideration and approval. During executive session, the Board conducts its own review and evaluation of the CEO’s performance taking into consideration the recommendations of the Committee. That performance feedback is later shared with the CEO.

As noted earlier, Mr. Marquez was appointed as our new CEO effective March 11, 2022. The terms of his offer letter, including annual and long-term incentive awards, are detailed on page 71 and were determined based on careful consideration and assessment of his unique qualifications and skills as well as review of independent market data prepared by our compensation consultant.

2021 COMPENSATION ELEMENTS

ELEMENT AND PRIMARY PURPOSE	KEY CHARACTERISTICS
Base Salary To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation component. Each NEO received a base salary increase ranging from 2.5% to 5%, except for the CEO who did not receive an increase.

Annual Incentive Plan

To motivate and reward organizational, business unit and individual achievement of annual strategic financial and individual objectives and to attract key talent. Our plan is intended to appropriately motivate the behaviors and performance results needed to accomplish our strategic transformation.

Variable compensation component. The 2021 program funding components were:

Corporate non-GAAP OP (50%)

Corporate UFCF (50%)

Individual bonus allocations were made in a “zero-sum” manner and, for certain NEOs, incorporated other performance metrics.

Long-Term Incentives

To align executives’ and shareholders’ interests, to reinforce long-term value creation, to attract key talent to the Company and to provide a balanced portfolio of long-term incentive opportunity.

Variable compensation component. Reviewed and granted annually.

Performance Stock Units (PSUs) To motivate strong long-term sustained profitability as a compliment and in alignment with our Annual Incentive Plan metrics.	Dual metric of three-year cumulative FCF (75%) and average performance of three one-year revenue growth metrics (25%)

Restricted Stock Units (RSUs) To motivate the appropriate behaviors to increase shareholder value and promote a base-level of executive retention.	Stock price growth. Subject to three-year ratable vesting.

Transformation Performance Unit Awards to CEO and CFO

One time performance-based, multi-year equity award to incentivize achievement of mission critical advances in talent, revenue growth, sustainability, levered free cash flow, revenue and the return on invested capital.

These one-time awards have a four-year performance period, with potential vesting in annual increments based on achievement of rigorous performance metrics designed to increase shareholder value during each such annual period. For the first year, the CEO award relates to key strategic initiatives in the areas of talent, revenue growth and sustainability and the CFO award incentivizes growth in FCF and revenue.

Health/Welfare Plan and Retirement Benefits To provide competitive benefits promoting employee health and productivity and support financial security.	Fixed compensation component.

Limited Perquisites and Other Benefits To provide limited business-related benefits, where appropriate.	Fixed compensation component.

58	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

ELEMENT AND PRIMARY PURPOSE	KEY CHARACTERISTICS

Change in Control Protection

To retain executives and provide management continuity in event of actual or threatened change in control and to bridge future employment if terminated following a change in control of the Company.

Fixed cash compensation component; only paid in the event the executive’s employment is terminated following a change in control of the Company.

Severance Protection To bridge future employment if terminated other than “for cause.”	Fixed compensation component; only paid in the event the executive’s employment is terminated other than “for cause.”

BASE SALARY

Base salary compensates the executive fairly and competitively for the responsibility and scope of the position. The Committee reviews the salaries of our NEOs annually against competitive market data. Salary adjustments result primarily from a combination of competitive market data, individual and Company performance, internal equity considerations, promotions, and the NEO’s specific responsibilities.

For 2021, following two consecutive years without base salary increases, the Committee determined that the following base salary increases were merited for each of the NEOs except the CEO. These increases, together with certain adjustments in long-term incentive opportunities, align each NEO’s targeted total compensation more closely with the competitive 50th percentile, exclusive of the one-time Transformation Awards.

NAME	2021 SALARY		% INCREASE OVER 2020 SALARY
Gerrard B. Schmid	$950,000		0%
Jeffrey Rutherford	$615,000		2.5%
Dr. Ulrich Näher	€ 496,203	[1]	2.5%
Olaf Heyden	€ 508,305	[2]	5%
Jonathan B. Leiken	$522,750		2.5%
[1] USD equivalent is $587,107 - based on the average exchange rate for 2021. [2] USD equivalent is $601,426 - based on the average exchange rate for 2021.

ANNUAL INCENTIVE PLAN

The NEOs were eligible to earn cash incentives for 2021 under our Annual Incentive Plan.

Target opportunities: Individual NEO targets (as a percent of base salary) are approved by the Committee at the beginning of the fiscal year. Actual cash bonuses may range from 0% to 200% of target (50% of target is earned at threshold performance, 100% of target is earned at target performance, and 200% of target is earned at maximum performance).

For 2021, the Committee reviewed competitive market data and individual performance assessments for the NEOs and approved the following bonus opportunities.

NAME	TARGET INCENTIVE (% OF SALARY)	THRESHOLD INCENTIVE	TARGET INCENTIVE	MAXIMUM INCENTIVE	TARGET INCENTIVE AS A % OF TARGET TOTAL COMP OPPORTUNITY

Gerrard B. Schmid	140%	$665,000	$1,330,000	$2,660,000	16%

Jeffrey Rutherford	100%	$307,500	$615,000	$1,230,000	24%

Dr. Ulrich Näher	100%	€248,102	€496,203	€992,406	27%

Olaf Heyden	100%	€254,153	€508,305	€1,016,610	25%

Jonathan B. Leiken	100%	$261,375	$522,750	$1,045,500	29%

2022 PROXY STATEMENT |	59

EXECUTIVE COMPENSATION MATTERS

Plan Design and Payouts:

Financial Metrics: The goals for the 2021 Annual Incentive Plan continued to focus on the important drivers of Company performance upon which we have rewarded our NEOs in prior years—non-GAAP OP and UFCF. 1 These metrics ensure plan affordability and alignment with Company-wide performance. These corporate metrics fund the entire Annual Incentive Plan pool for the Company, from which individual bonus allocations are made in a “zero-sum” manner.

•

Performance Gate: The 2021 Annual Incentive Plan was designed to incentivize overall Company performance by requiring achievement of $320 million performance threshold of Non-GAAP OP, inclusive of the cost of any bonus payments, in order for the annual cash bonuses to be funded. Despite significant revenue headwinds caused by the pandemic, the Company achieved $333 million in Non-GAAP OP, exceeding this threshold performance requirement by $13 million.

•

Non-GAAP OP Performance: The Committee set rigorous goals to drive performance beyond the 2020 levels. The 2021 target goal of $400 million Non-GAAP OP was set $45 million higher than the $355 million achievement in 2020, and the Company’s achievement of $333 million of non-GAAP OP represented achievement of 58% of target.

•

UFCF Performance: The Company delivered $276 million of UFCF, representing 65% of the target goal of $321 million, a rigorous performance target. The challenges around achieving the UFCF target in light of externalities is discussed below.

Business Unit Metrics: Beginning in 2020, we expanded the design of our Annual Incentive Plan to include a focus on business unit level performance; this adjustment was intended to incentivize business unit level performance for the areas of direct responsibility for the NEOs. The achievement against business metrics is considered to further determine the allocation of the Annual Incentive Plan funded amount. Each NEO had a component of his Annual Incentive Plan potential weighted to the business unit for which he is primarily responsible, with metrics established in relation to that business unit’s performance.

NAME	METRICS	WEIGHTING
Gerrard B. Schmid	UFCF Non-GAAP OP Global Revenue	50 30 20	% % %
Jeffrey Rutherford	UFCF Non-GAAP OP SG&A Spend	50 30 20	% % %
Dr. Ulrich Näher	UFCF Contribution Profit* Global Revenue	50 30 20	% % %
Olaf Heyden	UFCF Non-GAAP OP	50 50	% %
Jonathan B. Leiken	UFCF Non-GAAP OP SG&A Spend	50 30 20	% % %
* Contribution Profit means the amount of profit generated in the area/segment from core business operations after area/segment specific expenses.

[1]

Non-GAAP operating profit is defined as consolidated operating profit (loss), adjusted for certain items within cost of sales and operating expenses that are reflected as adjustments in the Company’s financial results disclosed publicly. The adjustments include restructuring and DN Now transformation expenses, and other non-routine income and expense items. Non-routine income and expense items include, but are not limited to, the following: impairment, certain legal/deal expenses, non-cash Wincor Nixdorf purchase accounting adjustments, divestitures and fixed asset sales. UFCF is defined as GAAP net cash provided (used) by operating activities, plus cash used for certain M&A/legal costs, plus/less cash used for settlement of foreign exchange derivatives, less capital expenditures, less capitalized research and development, plus cash interest, in line with normal operating metrics.

60	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

2021 Actual Bonuses Earned:

Based on Company-wide achievement and satisfaction of the performance gate, the Committee approved a 61% funding against target for the Annual Incentive Plan. The 61% funding was calculated based on equally weighting UFCF, which was achieved at 65%, and Non-GAAP OP, which was achieved at 58%, for a weighted average of 61%.

FINANCIAL PERFORMANCE MEASURE	WEIGHTING	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAX (200% PAYOUT)	ACTUAL ACHIEVED	% ACHIEVED

UFCF	50%	$257	$321	$385	$276	65%

OP	50%	$320	$400	$480	$333	58%

The business unit level goals informed the allocation of the funded Annual Incentive Plan pool, and the Committee determined that Messrs. Näher and Leiken achieved the expected business unit level performance and that full payout at the achieved performance level was merited. Given the Company-wide roles of Messrs. Schmid, Rutherford and Heyden, the Committee assessed their performance at the corporate-level, including the metrics indicated above. The financial results for the Company in 2021 did face headwinds, as financial results were negatively impacted by supply chain disruptions and unanticipated inflation of logistics and raw materials. The supply chain disruptions impacted FCF due to longer lead times, expedited shipping and slippages in availability of components that impacted revenues. In light of these challenges, the Committee negatively adjusted the payout for these NEOs as set forth below.

NAME	61% FINANCIAL	BUSINESS UNIT PAYOUT %	PAYOUT ADJUSTMENT	TOTAL PAYOUT	% OF PAYOUT RELATIVE TO TARGET

Gerrard B. Schmid	$811,300	55%	-6%	$731,500	55%

Jeffrey Rutherford	$375,150	55%	-6%	$338,250	55%

Dr. Ulrich Näher	$343,063	61%	0%	$343,062	61%

Olaf Heyden	$351,429	56%	-5%	$322,623	56%

Jonathan B. Leiken	$318,878	61%	0%	$318,878	61%

LONG-TERM INCENTIVES—2021 ANNUAL GRANTS

Beginning in 2019, due to a scarcity of available shares in our shareholder-approved equity plan, we changed our performance-based equity plan to a performance-based cash plan.

Following feedback from shareholders that emphasized a preference for 100% equity-based long-term incentive awards, as well as approval from our shareholders for an increase of the number of shares available under our shareholder-approved equity plan, we returned to granting 100% equity-based long-term incentive awards to our NEOs in 2021.

We increased the weighting of the performance-based component from 50% to 60% to ensure alignment between our NEOs’ pay outcomes, our shareholders’ experience, and meeting our longer-term ambitions. Our 2021 grants (excluding the one-time Transformation Awards) are comprised of a target mix of 60% of performance stock units and 40% restricted stock units. We also eliminated options from the long-term incentive mix, thereby aligning the CEO and executive team with the same mix of full-value awards.

2022 PROXY STATEMENT |	61

EXECUTIVE COMPENSATION MATTERS

Performance Stock Units (60%): Provide metrics of three-year cumulative FCF (75%) and three one-year revenue growth metrics (set up-front at grant for each period and cumulatively weighted at 25%).2 This design incorporates revenue growth and FCF goals given their importance to our strategic plan — growing the top line and converting a higher percentage of sales into cash. These awards are denominated in share units incorporating a direct link to stock price performance. Our revenue goal for 2021 was $4 billion, representing a 2.5% increase over 2020 revenue performance. We achieved $3.9 million for this first year; and any payout earned will be calculated at the conclusion of the three-year performance period.

RSUs (40%): Provide a direct incentive for building shareholder value and continuing with the Company. RSUs, which provide additional value if our stock price appreciates, vest ratably over three years.

These awards are subject to our other compensation policies generally, such as our Clawback Policy, as discussed in “Other Compensation Policies” below.

To determine annual grant levels for our NEOs, the Committee considers competitive market data, individual performance, potential future contributions to our business, internal equity, and management’s recommendations. The Committee approves long-term incentive grants during the first quarter of the year, and actual grants are generally made effective the day following that meeting.

The following table summarizes 2021 targeted long-term incentive values for our NEOs in accordance with our regular annual long-term incentive grant program.

NAME	SALARY	TARGET LTI (% OF SALARY)	APPROXIMAT ETARGET LTI VALUE[1]

Gerrard B. Schmid	$950,000	650%	$6,175,000

Jeffrey Rutherford	$615,000	225%	$1,383,750

Dr. Ulrich Näher	€496,203	175%	€868,355

Olaf Heyden	€508,305	200%	€1,016,610

Jonathan B. Leiken	$522,750	150%	$784,125

[1]   The target award values shown here generally vary from the award values listed in the Grant of Plan-Based Awards Table (GPBAT). To mitigate the potential impact of stock price swings on our equity grants, we use the 20-day average closing stock price immediately preceding the grant date to determine the grant size, rather than the closing stock price on the actual grant date as shown in the GPBAT and used for accounting purposes.

LONG-TERM INCENTIVES—2021 TRANSFORMATION AWARDS

The Company issued one-time, multi-year performance unit grants to our CEO and CFO in February 2021. These awards have a four-year performance period, with back-loaded vesting of 40% subject to final year performance. The remainder of the awards have potential vesting in annual increments of 20% based on achievement of rigorous performance metrics designed to increase shareholder value during such period. The grant to Mr. Schmid is related to key strategic initiatives in the areas of talent, revenue growth and sustainability for years 1-3, with an additional ROIC metric in year 4. The grant to Mr. Rutherford incentivizes growth in FCF and revenue in years 1-3 with and additional ROIC metric in year 4.

[2]

FCF is defined as GAAP net cash provided (used) by operating activities, plus cash used for certain M&A/legal costs, plus/less cash used for settlement of foreign exchange derivatives, less capital expenditures, less capitalized research and development. If there should be a disposition in the three-year performance period, the disposed business or assets will be included for the remainder of the performance period. Revenue is defined as the amount of revenue from third parties that is recognized through our segments, Banking and Retail, plus direct sales through our product groups, plus any revenue generated by assets held for sale, and other isolated revenues recorded at the corporate level. This revenue is consistent with that is reported on Form 10-Q and Form 10-K. If there should be a disposition in the three-year performance period, the disposed business or assets will be included for the remainder of the performance period.

62	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

In granting these awards, the Committee believed that our ability to increase FCF generation and meaningfully increase our ROIC will unlock value for our shareholders. Doing so sustainably and with a diverse, high performing team will put us ahead of our competition and position us for the future talent marketplace. As a result, the goals outlined below are complementary to the ongoing pay program, capture the critical drivers of our near- and longer-term success and were intentionally set such that achieving target performance require “above-and-beyond” performance. The goals for each of the 4 years build upon each other and establish higher and higher expectations across the performance period. For example, the gender diversity mix for executives by year 4 of the performance period was to increase by at least 7% from the 2021 baseline, and carbon emissions were to decrease by 4%.

Mr. Schmid: 2021 performance constituted 20% of the total award. The Committee approved vesting of shares worth $1,256,723 based on the 67% actual performance attainment based on the following metrics and performance. Mr. Schmid forfeited all remaining portions of the Transformation Award as well as all remaining unvested awards upon his separation of service from the Company, including unvested portions of the annual grants made in fiscal year 2021.

METRIC	WEIGHTING	GOAL	ACHIEVEMENT	% OF PAYOUT
Talent	33.33%	Complete emerging debit payment GTM capability by hiring general manager and 3 sales leads for major regions Have 3 sales leads hired for major regions in emerging managed services GTM	Achieved	100%
Revenue Growth	33.33%	Revenue from banking managed services of $158 million	$129 million	0%
		Revenue from software and services of $2,478 million	$2,387
Sustainability	33.33%	Complete ESG and D&I assessment and define globally repeatable, measurable metrics Define specific aspirational 3-year D&I targets for leadership team, top 500 employees, and broad new hires Complete employee survey including establishing baseline on employee sentiment toward Company D&I progress and actions	Achieved	100%

Mr. Rutherford: 2021 performance determined 20% of the total award. The Company did not meet the goals for 2021 established by the Committee for this award, resulting in no payout to Mr. Rutherford in connection with the first 20% of the award.

METRIC	WEIGHTING	GOAL	ACHIEVEMENT	% OF PAYOUT
Revenue Growth	50%	Revenue from banking managed services of $158 million	$129 million	0%
		Revenue from software and services of $2,478 million	$2,387
FCF	50%	$145 million	$101 million	0%

LONG-TERM INCENTIVES—PERFORMANCE CYCLES

The three-year performance period for the performance-based cash awards granted in 2019 was completed on

December 31, 2021. The performance metric of 3-year cumulative adjusted EBITDA and associated payout potentials adopted in February 2019 are set forth below.

FINANCIAL PERFORMANCE MEASURE	THRESHOLD (25% PAYOUT)	80% (50% PAYOUT)	TARGET (90% PAYOUT)	MAX (100% PAYOUT)	ACTUAL ACHIEVED	% ACHIEVED

3-year cumulative adjusted EBITDA	$.75 billion	$1.20 billion	$1.35 billion	$1.50 billion	$1.27 billion	89.27%

2022 PROXY STATEMENT |	63

EXECUTIVE COMPENSATION MATTERS

At the February 2022 Committee meeting, the Committee reviewed the performance achievement of $1.27 billion three-year cumulative adjusted EBITDA against target of $1.35 billion, resulting in the Committee approving the payout of 89.27% of target amount as follows:

NAME	PAYOUT
Gerrard B. Schmid	$2,332,179
Jeffrey Rutherford	$535,620
Dr. Ulrich Näher	$370,302
Olaf Heyden	$370,302
Jonathan B. Leiken	$341,458

2022 PLAN DESIGN

In March 2022, the People and Compensation Committee recommended, and the Board approved, the 2022 plan design for the Annual Incentive Plan and the long-term incentive awards. Informed by Committee discussions with management, the Board, its compensation consultant Semler Brossy and feedback from certain shareholders, the Company determined to keep the material aspects of the 2021 design in place with additional emphasis on continuity of leadership and business strategy in light of the CEO transition.

BENEFITS AND PERQUISITES

We provide our North America-based executives with medical, dental, and life insurance under the same programs used to provide benefits to all North America-based associates within their applicable country of residence. Our executives may buy additional life insurance coverage at their own expense. The maximum life insurance coverage that may be purchased by an executive is $1 million. Our North America-based executives’ personal benefits are not tied to individual or Company performance and changes to these benefits reflect the changes to the benefits of all North America-based associates within their country of residence. Dr. Näher and Mr. Heyden receive certain limited fringe benefits pursuant to their service agreements, which are not tied to individual or Company performance.

DEFERRED COMPENSATION

Our executives, including the NEOs, may elect to defer receipt of compensation from the Annual Incentive Plan and performance-based shares pursuant to our Deferred Incentive Compensation Plan No. 2 (as discussed below under “Non-Qualified Deferred Compensation Plans”). Current investment choices under the plan for cash deferrals (cash bonuses and dividends on deferred performance shares) mirror those in our 401(k) plan. Our deferred compensation plan does not provide participants with additional pay, but merely provides a tax deferred investment vehicle. Moreover, we do not guarantee any specific rate of return and do not contribute to the return that may be earned.

RETIREMENT

We maintain qualified and non-qualified retirement programs for our U.S. executives. Our U.S. executives, including the NEOs, participate in our defined contribution (401(k)) plan on the same terms as all U.S.-based associates. Similarly, we also maintain broad-based defined contribution plans qualified in Canada for the benefit of our Canadian employees. Mr. Schmid participated in these deferred profit sharing and retirement savings plans on the same terms as all Canadian-based associates.

Mr. Heyden and Dr. Näher participate in the Wincor Nixdorf AG Pension Scheme (the Wincor Pension Plan) pursuant to their service agreements. The Wincor Pension Plan is a contribution-defined pension system based on a one-time payout or installment payments and governed by the rules outlined in the Wincor Nixdorf International GmbH Pension Scheme. Their service agreements in effect provide for certain annual contribution commitments of €50,000 to each of Dr. Näher and Mr. Heyden.

PERQUISITES AND FRINGE BENEFITS

We provide our executives with limited perquisites. The Committee believes that these benefits are set at a reasonable level, are highly valued by recipients, have limited cost to the Company, are part of a competitive reward system, and help in attracting and retaining top management talent. The Committee periodically reviews our practices in this area and makes any necessary adjustments based on market trends and the cost to provide these benefits.

Perquisites received by North America-based executives include the following, the values of which differ based on an executive’s reporting level:

•	Reimbursement for financial planning services up to $16,000 for Mr. Schmid, up to $14,000 for Mr. Rutherford and up to $10,000 for Mr. Leiken;

64	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

•	The option to receive a complete annual physical exam, which helps protect in small measure the investment we make in these key individuals; and

•	Payment of annual premiums for supplemental executive disability insurance.

Contractual fringe benefits paid to Dr. Näher and Mr. Heyden under their service agreements include accident and liability insurance, health insurance, and subsidy pension insurance premiums paid by the Company and lease payments on a Company car. Dr. Näher and Mr. Heyden also receive reimbursement for financial planning services up to $10,000.

CHANGE IN CONTROL PROTECTION

We maintain change in control agreements for certain executive officers, including Messrs. Schmid, Rutherford and Leiken, which provide our executives with the potential for continued employment (or benefits) for three years following a change in control. The other NEOs did not have change in control benefits in 2021.

The benefits available under the agreements are subject to a “double trigger,” so that benefits are paid only following both (i) a change in control (as defined in the agreement) and (ii) a termination of the executive’s employment without cause by us or with good reason by the executive (as such terms are defined in the agreement) in the three-year period following a change in control.

The agreements include the following items:

•	A change in control definition that is the same as the change in control definition in our shareholder-approved 2017 Plan and its equity award agreements;

•	A lump sum payment equal to two times base salary and target cash bonus;

•	Two years of continued participation in our health and welfare benefit plans;

•	A lump sum payment in an amount equal to the additional benefits the executive would have accrued under each qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plan for one additional year of service, provided the executive was fully vested prior to termination;

•	A one-year post-termination noncompete and nonsolicit period;

•	An initial term of two years with automatic one-year extensions each January unless either party provides three-months’ notice that the agreement should not extend;

•	An automatic three-year extension following a change in control; and
•	Forfeiture of severance (in whole or in part) to eliminate excise tax under Section 280G and 4999 of the Code, but only if it results in a better net-of-tax result for the executive.

The Committee periodically reviews our policy with respect to these change in control agreements, and engages its independent compensation consultant to provide a competitive analysis of our practices. The Committee has determined that this type of agreement is still a valued component of overall compensation for purposes of attracting and retaining quality executive officers and, as such, the Committee approved the continued award of these agreements to new executives.

SEVERANCE PROTECTION

Our Senior Leadership Severance Plan provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations.

•	A lump sum payment equal to two times (for Messrs. Schmid and Rutherford) and one and one-half times (for the other NEOs) base salary in effect on the date of termination and target bonus opportunity under our Annual Incentive Plan in the year of termination;

•	A lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;

•	Continued participation in all of our employee health and welfare benefit plans for the shorter of (i) two years (for Messrs. Schmid and Rutherford) or one and one-half years (for the other NEOs), and (ii) the date such NEO receives equivalent coverage from a subsequent employer;

•	All outstanding unvested options immediately vest and generally remain exercisable for a period of twelve months (or the earlier scheduled expiration) following the date of termination;

•	All outstanding RSUs vest pro-rata based upon the time employed in the year of termination relative to the vesting period of the RSUs;

•	Pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and

•	Professional outplacement services for up to two years.

2022 PROXY STATEMENT |	65

EXECUTIVE COMPENSATION MATTERS

EMPLOYMENT AGREEMENTS

Historically, in order to attract high-quality candidates, we have entered into formal employment agreements with our CEO. On February 9, 2020, we entered into an offer letter with our new President and CEO, Octavio Marquez. Our offer letter with our former President and CEO, Gerrard B. Schmid, as well as Mr. Marquez’s offer letter, are discussed in more detail under “Mr. Schmid Offer Letter” and “Mr. Marquez Offer Letter” on page 71.

Dr. Näher and Mr. Heyden had service agreements in place with Wincor Nixdorf prior to the acquisition. As part of our business combination, they received offer letters in February

2017, and service agreements. We entered into new service agreements with each of them in 2021, which will continue in effect until February 24, 2024. These agreements are discussed in more detail under “Service Agreements with Dr. Näher and Mr. Heyden” and in the “Potential Payments Upon Termination or Change in Control—Potential Termination Payments under Service Agreements—Dr. Näher and Mr. Heyden” sections.

Neither Messrs. Rutherford nor Leiken have employment agreements.

OTHER COMPENSATION POLICIES

CLAWBACK POLICY

In addition to any other rights or remedies legally available to us, all of our equity plans include provisions that allow us to cancel awards or “claw back” any shares received pursuant to awards or the exercise of stock options for certain specified conduct that is deemed detrimental to the Company. To the extent that an executive has already received value for such awards, these provisions also allow us to seek reimbursement of such value directly from the executive or through the garnishment of salary or cash bonus. Examples of such detrimental conduct include:

•	Engaging, directly or indirectly, in any activity in competition with us, in any product, service or business activity for which the executive had any direct responsibility or direct involvement during the two previous years;

•	Soliciting one of our employees to terminate his or her employment with us;

•	Unauthorized disclosure of confidential, proprietary or trade secret information obtained during employment with us;

•	Failure to promptly disclose and assign any interest in any invention or idea conceived during the executive’s employment and related to any of our actual or anticipated business, research or development work; and

•	Any activity that results in a termination for cause, including gross neglect and any act of dishonesty constituting a felony.

In addition, the Committee has a separate and independent Clawback Policy which provides an additional avenue to recover excessive performance-based incentive compensation (whether equity or cash) paid during a three-year look-back period in the event of a willful act of misconduct resulting in an obligation on the Company to prepare a financial accounting restatement due to a material noncompliance with any reporting requirement under the U.S. federal securities laws. This policy will be updated as necessary to reflect any final claw back requirements under Dodd Frank.

INSIDER TRADING POLICY

Under our Insider Trading Policy, each employee, officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company, or information about other public companies which he or she learns as our employee or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits employees, officers and directors from pledging Diebold Nixdorf stock, engaging in short sales of Diebold Nixdorf stock, and from buying or selling any derivative securities related to Diebold Nixdorf stock.

COMPANY-IMPOSED BLACK-OUT PERIODS

As noted above, if an executive is in possession of material non-public information, he or she is prohibited from trading in our stock. Apart from these trading restrictions, we also impose routine black-out periods that prohibit executives, including the NEOs, from trading during the period that begins two weeks prior to the end of each quarter (or, 30 days prior to the publication of the interim or annual financial results, whichever is earlier) and extends through the second business day following our next scheduled quarterly earnings release. These self-imposed black-out periods are an example of good corporate governance and help to protect both us and the individual from allegations of insider trading violations.

66	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

However, our black-out policy was not intended to penalize employees for this type of positive corporate behavior and, in the past, the Committee has approved a cash distribution to employees, including NEOs, who were barred from exercising stock options prior to their expiration due to extended Company-imposed black-out periods. No such exceptions were made during 2021.

STOCK OWNERSHIP GUIDELINES

The Committee believes that stock ownership guidelines reinforce executive and shareholder alignment. Our executive stock ownership guidelines are:

•	CEO: 5x salary

•	Other NEOs: 3x salary

The Committee monitors progress towards achievement for the stated guidelines annually. In determining an executive’s stock holdings, we count the shares beneficially owned, including the after-tax value of unvested RSUs, shares deferred pursuant to our deferred compensation program, and shares owned through our 401(k) savings plan. Outstanding stock options and unearned performance shares do not count towards the executives’ stock ownership guidelines. Our executives are not allowed to sell shares until they meet the guidelines. As of March 8, 2022, all of the NEOs have met these ownership guidelines, except for Gerrard B. Schmid.

2022 PROXY STATEMENT |	67

EXECUTIVE COMPENSATION MATTERS

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation earned by each of our NEOs for the fiscal years ended December 31, 2021, 2020 and 2019, as applicable. The amounts shown include compensation for services in all capacities that were provided to us.

2021 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY[1] ($)	BONUS ($)	STOCK AWARDS[2] ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION[3] ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS[4] ($)	ALL OTHER COMPENSATION[5] ($)	TOTAL ($)
GERRARD B. SCHMID Former President and Chief Executive Officer	2021	950,000	—	22,104,207	—	3,063,679	—	51,643	26,169,529
	2020	950,000	—	1,629,598	1,543,755	1,133,160	—	55,637	5,312,150
	2019	950,000	356,250	2,064,760	1,306,252	1,733,788	—	48,504	6,459,554
JEFFREY RUTHERFORD Executive Vice President and Chief Financial Officer	2021	615,000	—	5,380,906	—	873,870	—	30,628	6,900,404
	2020	600,000	—	506,697	120,002	511,200	—	30,401	1,768,300
	2019	600,000	225,000	554,790	120,001	779,766	—	20,283	2,299,840
DR. ULRICH NÄHER Executive Vice President, Chief Commercial Officer	2021	587,107	—	1,141,771	—	713,364	52,334	98,852	2,593,428
	2020	552,939	—	338,205	80,099	451,430	79,450	104,149	1,606,272
	2019	542,240	208,212	383,557	82,962	1,324,769	79,627	94,820	2,716,187
OLAF HEYDEN Executive Vice President, Chief Operating Officer	2021	601,426	—	1,336,694	—	692,925	54,610	102,997	2,788,652
	2020	552,939	—	338,205	80,099	471,950	78,227	104,666	1,626,086
	2019	542,240	208,212	383,557	82,962	1,348,213	77,384	106,729	2,749,297
JONATHAN B. LEIKEN Executive Vice President, Chief Legal Officer and Corporate Secretary	2021	522,750	—	855,718	—	660,336	—	23,704	2,062,508
	2020	510,000	—	323,016	76,505	380,205	—	23,466	1,313,192
	2019	510,000	191,250	353,679	76,501	662,801	—	23,312	1,817,543

[1]

Earned salary amounts reported for Dr. Näher and Mr. Heyden are included in the table in U.S. dollars, but these executives receive their salaries in Euros. To convert their 2021 Euro salary amounts to U.S. dollars for the table, we used the average Euro to U.S. dollar foreign currency exchange rate for 2021 of 1.1832.

[2]

2021 amounts in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 (ASC 718), for RSUs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date values in the table and this footnote do not necessarily correspond to the actual value that will be realized by the NEOs. The grant date fair values for the RSUs are determined using the closing price of our common shares on the grant date. The grant date fair values included in the table for the performance stock units, which are not market-based awards, are determined using the closing price of our common shares on the grant date. See Footnote 4 to the “2021 Grants of Plan-Based Awards Table” below for additional information on the awards and the grant date valuations. With respect to the performance stock units granted to Mr. Schmid and Mr. Rutherford in February 2021 that include a four-year (2021-2024) performance period, as discussed in more detail in “Compensation Discussion and Analysis” above, Mr. Schmid forfeited the future performance periods (2022-2024) in connection with his separation from the Company, and Mr. Rutherford’s payout for the first tranche was zero.

The specific terms of these awards are discussed in more detail in “Compensation Discussion and Analysis” above.

[3]

This column reflects amounts earned by Messrs. Schmid, Rutherford, Leiken and Heyden and Dr. Näher under our Annual Incentive Plan for the 2021 fiscal year, but that were not actually paid out until March 2022.

This column also reflects information about performance-based cash awards that vested during 2021, but were not actually paid out until February 2022. The payouts of the performance-based cash awards were determined based on the achievement of specific goals calculated over the three-year period beginning on January 1, 2019 and ending on December 31, 2021. The specific terms of these awards are discussed in more detail in “Compensation Discussion and Analysis” above.

[4]

The amount shown for Mr. Heyden and Dr. Näher is the difference (to the extent positive) between the actuarial present value of pension benefits as of December 31, 2021 and the actuarial present value of pension benefits as of December 31, 2020 under the pension plans in which they participate. For Mr. Heyden and Dr. Näher, the actuarial present value is calculated based on a 0.90% discount rate and assuming that the probability is nil of termination, death, disability or retirement before normal retirement age. The increase in pension values are attributable to the additional accrued benefits.

There was no above-market or preferential interest earned by any NEO in 2021 on non-qualified deferred compensation.

[5]

The amounts reported as “All Other Compensation” for 2021 are outlined in the table below, with respect to: (a) for Mr. Schmid, amounts contributed for the executive by us under our broad-based Canadian Deferred Profit Sharing and Retirement Savings Plans, for Messrs.

68	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Rutherford and Leiken, amounts contributed for the executive by us under our 401(k) plan and any non-qualified defined contribution plan, including taxes attributable to such non-qualified defined contribution plan, for which the executive is a participant, and for Dr. Näher and Mr. Heyden, annual pension benefit contributions for the executives under the Wincor Pension Plan and the executive’s service agreement, which are reflected in the tables in U.S. dollars and were converted from their Euro amounts to U.S. dollars using the exchange rate of 1.1377 at December 31, 2021, (b) financial planning services/tax preparation assistance, (c) dividend equivalents paid on unvested RSUs, and (d) other. The amount in column (d) reflects, as applicable: the value of life insurance and AD&D premiums paid for Mr. Schmid $13,441; Mr. Rutherford $1,439; and Mr. Leiken $1,224; the value of subsidy pension insurance premiums paid for Mr. Heyden $9,375; and Dr. Näher $9,375; the value of supplemental executive disability insurance premiums paid for Mr. Schmid $9,682; Mr. Rutherford $6,489; and Mr. Leiken $5,231; and accident liability insurance premiums for Mr. Heyden $689; and Dr. Näher $646. For Dr. Näher and Mr. Heyden, column (d) also reflects the value of health insurance premiums paid for the NEOs (Mr. Heyden $4,928; and Dr. Näher $5,892) and the amounts provided to the NEOs related to use of a company car (Mr. Heyden $26,054; and Dr. Näher $26,054). Unless otherwise noted, for Dr. Näher and Mr. Heyden, amounts included in column (d) in the table below are in U.S. dollars, but were received in Euros, and we used the average Euro to U.S. dollar foreign currency exchange rate for 2021 of 1.1832 for these amounts.

	ALL OTHER COMPENSATION
NAMED EXECUTIVE OFFICER	(A)	(B)	(C)	(D)
Gerrard B. Schmid	28,520	—	—	23,123
Jeffrey Rutherford	8,700	14,000	—	7,928
Dr. Ulrich Näher	56,885	—	—	41,967
Olaf Heyden	56,885	5,066	—	41,046
Jonathan B. Leiken	7,249	10,000	—	6,455

CEO PAY-RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, and the ratio of these two amounts. In calculating this ratio, we are required to identify our median employee once every three years and calculate total compensation for that employee each year.

We identified our median employee on December 1, 2020, and there has been no change in our employee population or employee compensation arrangements during 2021 that we reasonably believe would impact the pay ratio disclosures for 2021.

After identifying the median employee based on annualized base salaries, we calculated annual total compensation for such employee for 2021 using the same methodology we used for our NEOs as set forth in the above 2021 Summary Compensation Table. We have estimated the annual total compensation of our median employee, excluding our CEO, to be $43,006. As reported in the 2021 Summary Compensation Table, the total compensation of Mr. Schmid, our President and CEO in 2021, was $26,169,529. For 2021, the ratio of the total compensation of our President and CEO to the estimated median of the annual total compensation of our employees was approximately 609 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

This pay ratio is based off of the total compensation as reported in the 2021 Summary Compensation Table. As disclosed above, Mr. Schmid stepped down from his position as President and CEO on March 11, 2022. The amounts payable and other obligations pursuant to the Separation and Transition Agreement entered into at the time of his separation are described below in the “Potential Payments Upon Termination or Change in Control” section. With respect to the performance stock units granted to Mr. Schmid in February 2021 that include a four-year (2021-2024) performance period, as discussed in more detail in “Compensation Discussion and Analysis” above, Mr. Schmid forfeited the future performance periods (2022-2024) in connection with his separation from the Company.

2022 PROXY STATEMENT |	69

EXECUTIVE COMPENSATION MATTERS

2021 GRANTS OF PLAN-BASED AWARDS TABLE

NAME			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[1]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS[3] (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS[4] ($)
	GRANT DATE		THRESHOLD ($)	TARGET ($)	MAX. ($)	THRESHOLD (#)	TARGET (#)	MAX. (#)
Gerrard B. Schmid	2/5/2021		—	—	—	—	—	—	197,759	—	—	2,695,455
	2/5/2021	[2]	—	—	—	148,319	296,638	593,276	—	—	—	4,043,176
	2/12/2021	[5]	—	—	—	—	1,142,422	—	—	—	—	15,365,576
	—		665,000	1,330,000	2,660,000	—	—	—	—	—	—	—
Jeffrey Rutherford	2/5/2021		—	—	—	—	—	—	44,316	—	—	604,027
	2/5/2021	[2]	—	—	—	33,237	66,474	132,948	—	—	—	906,041
	2/23/2021	[5]	—	—	—	—	253,992	—	—	—	—	3,870,838
	—		307,500	615,000	1,230,000	—	—	—	—	—	—	—
Dr. Ulrich Näher	2/5/2021	[2]	—	—	—	—	—	—	33,508	—	—	456,714
	2/5/2021		—	—	—	25,131	50,261	100,522	—	—	—	685,057
	—		298,615	597,230	1,194,460	—	—	—	—	—	—	—
Olaf Heyden	2/5/2021	[2]	—	—	—	—	—	—	39,228	—	—	534,678
	2/5/2021		—	—	—	29,421	58,842	117,684	—	—	—	802,016
	—		305,898	611,796	1,223,592	—	—	—	—	—	—	—
Jonathan B. Leiken	2/5/2021	[2]	—	—	—	—	—	—	25,113	—	—	342,290
	2/5/2021		—	—	—	18,835	37,669	75,338	—	—	—	513,428
	—		261,375	522,750	1,045,500	—	—	—	—	—	—	—

[1]

These columns present information about the potential payouts under our Annual Incentive Plan for fiscal year 2021. The actual amount paid for each NEO is reflected above in the “2021 Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. For Dr. Näher and Mr. Heyden, these amounts were converted from Euros to U.S. dollars using the exchange rate on February 5, 2021 of 1.2036, which was the grant date. For a more detailed description of the related performance measures for all of these cash incentive awards see above under “Compensation Discussion and Analysis.”

[2]

These are performance-based share awards granted to the NEOs during 2021 pursuant to the 2017 Plan. The payout of the performance stock units will be determined based on the achievement of specific goals calculated over the three-year period beginning on January 1, 2021 and ending on December 31, 2023. The maximum award amount for the performance stock awards is 200% of the target amount, which will be earned only if we achieve maximum performance pursuant to the grant’s specific performance measures, and no amount is payable unless the threshold performance is met. For a more detailed description of these awards and the related performance measures, see the related descriptions above in the “Compensation Discussion and Analysis.”

[3]	This column presents information about RSUs awarded during 2021 pursuant to the 2017 Plan. For a more detailed description of the RSUs, see above under “Compensation Discussion and Analysis.”

[4]

For RSUs, the fair value is calculated using the closing market price of the shares on the applicable grant date ($13.63), and such value reflects the total amount that we would expect to expense in our financial statements over the award’s three-year vesting period.

For the performance stock units, which are not market-based awards, the fair value is calculated at target using the closing market price of the shares on the applicable grant date of $13.63 ($13.45 for Mr. Schmid’s February 12, 2021 award and $15.24 for Mr. Rutherford’s February 23, 2021 award).

[5]

These are performance stock units granted to Mr. Schmid and Mr. Rutherford in February 2021 that include a four-year (2021-2024) performance period, with potential vesting in annual increments based on achievement of performance metrics designed to increase shareholder value during such annual period. Subject to achievement at target on each of the goals, a proportionate number of performance units will vest annually in 20% tranches following the first three years, with 40% vesting following the fourth year of the performance period. No additional performance units will be earned for results in excess of target level. The amount is included at target since these awards do not include a threshold performance measure. For a more detailed description of these awards and the related performance measures, see the related descriptions above in the “Compensation Discussion and Analysis.” In connection with his separation from the Company, Mr. Schmid forfeited the future performance periods (2022-2024) of these awards. Mr. Rutherford’s payout for the first tranche of this award was zero.

70	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

MR. MARQUEZ OFFER LETTER

As disclosed above, Mr. Marquez became as our President and CEO on March 11, 2022. In connection with Mr. Marquez’s appointment, we entered into an offer letter, dated February 9, 2022 and effective March 11, 2022, pursuant to which Mr. Marquez will receive an annual base salary of $850,000 and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Marquez’s severance benefits will be governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. With respect to Mr. Marquez, “good reason” as defined in the Senior Leadership Severance Plan also includes a change in title, authority, duties or responsibilities or the assignment of any duties that are inconsistent with his position. Mr. Marquez’s previously existing Change in Control Agreement with the Company, which is consistent with our existing program, remained in place pursuant to its terms. Mr. Marquez would be entitled to receive benefits in the same manner as described below for Mr. Rutherford.

MR. SCHMID OFFER LETTER

In connection with Mr. Schmid’s appointment as our President and CEO on February 21, 2018, we entered into an offer letter pursuant to which Mr. Schmid would receive an annual base salary of at least $950,000 and would be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company.

As disclosed above, Mr. Schmid stepped down from his position as President and CEO on March 11, 2022. The amounts payable and other obligations pursuant to the Separation and Transition Agreement entered into at the time of his separation are described below in the “Potential Payments Upon Termination or Change in Control” section.

MR. RUTHERFORD OFFER LETTER

On January 4, 2019, we appointed Mr. Rutherford as Chief Financial Officer. Prior to that, Mr. Rutherford served as our interim Chief Financial Officer since October 1, 2018. Pursuant to the terms of his offer letter, Mr. Rutherford received an annual base salary of $600,000 and, for 2019 and 2020, received an annual cash incentive award target at $600,000 (which represents 100% of his base salary), and he will be eligible for long-term incentive plan awards as determined by the Company. Mr. Rutherford’s severance benefits will be governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations.

We also entered into a Change in Control Agreement with Mr. Rutherford that is consistent with our existing program. Any benefits under the Change in Control Agreement are paid only following both (1) a change in control (as defined in the Change in Control Agreement) and (2) a termination of Mr. Rutherford’s employment without cause by the Company, or by him with good reason (as such terms are defined in the Change in Control Agreement) in the three-year period following a change in control. Under such circumstances, Mr. Rutherford may be eligible for (i) a lump sum payment equal to two times base salary and target cash bonus, (ii) the acceleration of outstanding equity awards, (iii) payment of outstanding performance awards at the greater of target or actual performance, (iv) two years of continued participation in our health and welfare benefit plans, and (v) a lump sum payment in an amount equal to the additional benefits Mr. Rutherford would have accrued under each qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plan for one additional year of service, provided he was fully vested prior to termination, including pro rata payment of his annual incentive award at the greater of target or actual performance.

SERVICE AGREEMENTS WITH DR. NÄHER AND MR. HEYDEN

Dr. Näher and Mr. Heyden are compensated pursuant to their respective service agreements, which were each entered into on February 24, 2021 and expire on February 24, 2024. The service agreements provide the following annual compensation:

•	a fixed base salary;

•	a short-term cash incentive opportunity under our Annual Incentive Plan and long-term equity incentive opportunity;

•	certain pension benefits pursuant to their service agreements and the Wincor Nixdorf International GmbH pension directive (with yearly pension benefit contribution commitments of €50,000); and

•	certain non-performance-based fringe benefits, which include accident and liability insurance, health insurance, and directors and officers insurance premiums paid by the Company, financial planning services, and monthly car allowance.

The short-term cash incentive award under our Annual Incentive Plan is dependent on the attainment of specific targets set by us at the beginning of each fiscal year. If performance is achieved at target, Dr. Näher and Mr. Heyden

2022 PROXY STATEMENT |	71

EXECUTIVE COMPENSATION MATTERS

receive 100% of their fixed base salary as a cash bonus. A more detailed discussion of their short-term cash incentive component is included above under the “Annual Incentive Plan” section of the “Compensation Discussion and Analysis.”

Dr. Näher and Mr. Heyden are also eligible for long-term equity incentive awards based on 175% and 200% of annual base salary, respectively. A more detailed discussion of these long-term equity incentive awards is included under the “Long Term Incentives—2021 Annual Grants” section.

Dr. Näher and Mr. Heyden are also subject to (1) a 12 month post-contractual non-competition obligation in which they will be compensated with 50% of their contractual benefits last received (without taking into account the long-term incentive component, pension contributions, and the non-cash benefit of the company car and subject to certain offsetting payments); and (2) the non-competition obligations provided under

German law and may not, among other things, without prior written approval, work for a company or a third party which is a competitor. In addition, Dr. Näher and Mr. Heyden are subject to a 12 month post-contractual non-solicitation obligation in which they may not, among other things, solicit key employees of the Company. The service agreements also provide for certain payments and benefits in the event of qualifying terminations of employment or in the event of a termination following a change in control (as defined in the service agreements), which are described in detail below under “Potential Payments Upon Termination or Change in Control—Potential Termination Payments under Service Agreements—Dr. Näher and Mr. Heyden.” Additional information regarding the Wincor Pension Plan is provided under the “German Pension Benefits” section that follows the “2021 Pension and Retirement Benefits” table below.

72	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table provides information relating to exercisable and unexercisable stock options as of December 31, 2021 for the NEOs. In addition, the following table provides information relating to grants of RSUs and performance-based awards to the NEOs that had not yet vested as of December 31, 2021. No stock appreciation rights were outstanding as of December 31, 2021.

	OPTION AWARDS[1]							STOCK AWARDS

		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS							EQUITY INCENTIVE PLAN AWARDS:
NAME	GRANT DATE OF AWARD	EXERCISABLE (#)	UNEXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2] (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[3] ($)	NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[3] ($)
Gerrard B. Schmid	2/20/2018	192,049	—	—	15.35	2/20/2028	—	—	—	—
	1/29/2019	451,209	225,605	—	4.49	1/29/2029	—	—	—	—
	4/25/2019	23,118	11,560	—	13.98	4/25/2029	—	—	—	—
	1/30/2020	84,635	169,272	—	13.15	1/30/2030	—	—	—	—
	1/29/2019	—	—	—	—	—	123,348	1,116,299	—	—
	1/30/2020	—	—	—	—	—	90,836	822,066	—	—
	2/5/2021	—	—	—	—	—	197,759	1,789,719	—	—
	4/25/2019[4]	—	—	—	—	—	—	—	18,687	169,117
	2/5/2021[5]	—	—	—	—	—	—	—	148,319	1,342,287
	2/12/2021[6]	—	—	—	—	—	—	—	913,938	8,271,139
Jeffrey Rutherford	1/29/2019	45,714	22,858	—	4.08	1/29/2029	—	—	—	—
	1/30/2020	6,299	12,599	—	11.96	1/30/2030	—	—	—	—
	1/29/2019	—	—	—	—	—	45,326	410,200	—	—
	1/30/2020	—	—	—	—	—	28,244	255,608	—	—
	2/5/2021	—	—	—	—	—	44,316	401,060	—	—
	2/5/2021[5]	—	—	—	—	—	—	—	33,237	300,795
	2/23/2021[6]	—	—	—	—	—	—	—	203,194	1,838,906
Dr. Ulrich Näher	2/8/2017	49,650	—	—	26.60	2/8/2027	—	—	—	—
	2/1/2018	30,278	—	—	18.75	2/1/2028	—	—	—	—
	1/29/2019	31,604	15,803	—	4.08	1/29/2029	—	—	—	—
	1/30/2020	4,204	8,410	—	11.96	1/30/2030	—	—	—	—
	1/29/2019	—	—	—	—	—	31,337	283,600	—	—
	1/30/2020	—	—	—	—	—	18,852	170,611	—	—
	2/5/2021	—	—	—	—	—	33,508	303,247	—	—
	2/5/2021[5]	—	—	—	—	—	—	—	25,131	227,431

2022 PROXY STATEMENT |	73

EXECUTIVE COMPENSATION MATTERS

	OPTION AWARDS[1]							STOCK AWARDS

		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS							EQUITY INCENTIVE PLAN AWARDS:
NAME	GRANT DATE OF AWARD	EXERCISABLE (#)	UNEXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2] (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[3] ($)	NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[3] ($)
Olaf Heyden	2/8/2017	49,650	—	—	26.60	2/8/2027	—	—	—	—
	2/1/2018	30,278	—	—	18.75	2/1/2028	—	—	—	—
	1/29/2019	31,604	15,803	—	4.08	1/29/2029	—	—	—	—
	1/30/2020	4,204	8,410	—	11.96	1/30/2030	—	—	—	—
	1/29/2019	—	—	—	—	—	31,337	283,600	—	—
	1/30/2020	—	—	—	—	—	18,852	170,611	—	—
	2/5/2021	—	—	—	—	—	39,228	355,013	—	—
	2/5/2021[5]	—	—	—	—	—	—	—	29,421	266,260
Jonathan B. Leiken	2/5/2015	21,397	—	—	32.33	2/5/2025	—	—	—	—
	2/3/2016	24,581	—	—	27.39	2/3/2026	—	—	—	—
	2/8/2017	46,875	—	—	26.60	2/8/2027	—	—	—	—
	2/1/2018	24,517	—	—	18.75	2/1/2028	—	—	—	—
	1/29/2019	29,143	14,572	—	4.08	1/29/2029	—	—	—	—
	1/30/2020	4,016	8,032	—	11.96	1/30/2030	—	—	—	—
	1/29/2019	—	—	—	—	—	28,896	261,509	—	—
	1/30/2020	—	—	—	—	—	18,006	162,954	—	—
	2/5/2021	—	—	—	—	—	25,113	227,273	—	—
	2/5/2021[5]	—	—	—	—	—	—	—	18,835	170,452

[1]	All stock option grants outstanding at the 2021 fiscal year-end vest ratably over a three-year period beginning on the first anniversary of the date of grant.

[2]	This column reflects unvested RSUs granted to the NEOs as of December 31, 2021. The RSUs included in this column vest ratably over a three-year period.

[3]	The market value was calculated using the closing price of our common shares of $9.05 as of December 31, 2021.

[4]

These are performance stock units granted to Mr. Schmid in April 2019 that includes a three-year (2019-2021) performance period, requires our share price to appreciate by at least 25% in order to vest and will be paid annually on a prorated basis once performance is satisfied. If the performance condition is not met by the third anniversary of the grant date, then the grant is forfeited. The amount is included at target since this award does not include a threshold performance measure.

[5]

These are performance stock units granted to the NEOs that include a three-year (2021-2023) performance period. The awards are subject to performance against three-year cumulative levered FCF (75%) and three one-year revenue growth metrics (25%). The 2021-2023 performance stock units are scheduled to vest and anticipated to be paid in February 2023 upon certification by the People and Compensation Committee. We have included the awards at threshold. For a more detailed description of the related performance measures for these awards see above under “Compensation Discussion and Analysis.”

74	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

[6]

These are performance stock units granted to Mr. Schmid and Mr. Rutherford in February 2021 that includes a four-year (2021-2024) performance period, with potential vesting in annual increments based on achievement of performance metrics designed to increase shareholder value during such annual period. Subject to achievement at target on each of the goals, a proportionate number of performance units will vest annually in 20% tranches following the first three years, with 40% vesting following the fourth year of the performance period. No additional performance units will be earned for results in excess of target level. The amount is included at target since these awards do not include a threshold performance measure. In connection with his separation from the Company, Mr. Schmid forfeited the future performance periods (2022-2024) of these awards. Mr. Rutherford’s payout for the first tranche of this award was zero.

2021 OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING[1] ($)

Gerrard B. Schmid	—	—	205,081	2,827,553

Jeffrey Rutherford	—	—	59,448	812,060

Dr. Ulrich Näher	—	—	46,630	642,482

Olaf Heyden	—	—	46,630	642,482

Jonathan B. Leiken	—	—	42,649	587,052

[1]

The value realized is calculated by multiplying the number of shares of stock by the market value of the underlying securities on the vesting date. The number of shares actually received upon vesting may be less than the number shown, due to shares being withheld for the payment of applicable taxes.

2021 PENSION AND RETIREMENT BENEFITS

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

Gerrard B. Schmid	—	—	—	—

Jeffrey Rutherford	—	—	—	—

Dr. Ulrich Näher	Wincor Nixdorf AG Pension Scheme	7.00	459,631[1]	—

Olaf Heyden	Wincor Nixdorf AG Pension Scheme	8.67	568,850[1]	—

Jonathan B. Leiken	—	—	—	—

[1]

For Dr. Näher and Mr. Heyden, the present value of accumulated benefit is based on projected benefits earned through age 63 and assuming a discount rate of 0.90% and that there is no probability of termination, retirement, death, or disability before normal retirement age. The present value of accumulated benefits for Dr. Näher and Mr. Heyden is €404,000 and €500,000, respectively. The dollar amounts reflected in the table were calculated using the Euro to U.S. dollar foreign currency exchange rate on December 31, 2021 of 1.1377.

GERMAN PENSION BENEFITS

Dr. Näher and Mr. Heyden participate in the Wincor Pension Plan pursuant to their service agreements. The Wincor Pension Plan is a contribution-defined pension system, and is based on a one-time payout or up to 10 annual installment payments. They are entitled to the pension payments when reaching the age of 60. In the event that the executive continues to hold a position on the Wincor Nixdorf management board, the actual pensions and/or one-time payout benefits will be higher than those presented in the table, particularly as a result of future financing contributions. The amounts credited to the pension accounts bear interest at 3.5% per year.

PRESENT VALUE OF ACCUMULATED BENEFITS

The Present Value of Accumulated Benefits is the single-sum value as of December 31, 2021 of the annual pension benefit that was earned through that date payable under a plan beginning at the NEO’s normal retirement age. The normal retirement age for Dr. Näher and Mr. Heyden under the Wincor Nixdorf AG Pension Scheme is 63. The key assumptions are as follows:

•	a discount rate of 0.90%; and

•	no probability of termination, retirement, death or disability before normal retirement age.

2022 PROXY STATEMENT |	75

EXECUTIVE COMPENSATION MATTERS

2021 NON-QUALIFIED DEFERRED COMPENSATION

NAME	EXECUTIVE CONTRIBUTIONS IN 2021[1] ($)	REGISTRANT CONTRIBUTIONS IN 2021[2] ($)	AGGREGATE EARNINGS (LOSSES) IN 2021[3] ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AS OF DECEMBER 31, 2021[4] ($)

Gerrard B. Schmid	—	—	—	—	—

Jeffrey Rutherford	—	—	—	—	—

Dr. Ulrich Näher	—	—	—	—	—

Olaf Heyden	—	—	—	—	—

Jonathan B. Leiken	—	—	5,225	—	131,024

[1]	This amount (if any) is included in the “2021 Summary Compensation Table.”

[2]

This amount (if any) is included in the “All Other Compensation” column of the “2021 Summary Compensation Table” and includes amounts (if any) contributed in 2021 for the 2021 plan year under the 401(k) Restoration SERP.

[3]

This amount represents aggregate earnings on executive and registrant contributions. This amount is not reflected in the “2021 Summary Compensation Table,” as it is not considered preferential or above-market earnings on deferred compensation.

[4]

This column reflects the balance of all contributions and the aggregate earnings (or losses) on such contributions. No portion of this amount is reflected in the “2021 Summary Compensation Table” except current-year Registrant Contributions and Executive Contributions, respectively, if any.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

DEFERRED INCENTIVE COMPENSATION PLAN NO. 2

Pursuant to our 1992 Deferred Incentive Compensation Plan, certain executives, including the NEOs, were able to defer cash bonuses received under our Annual Incentive Plan and performance-based share awards earned under the 1991 Plan; however, none of the NEOs were participants in this Deferred Incentive Compensation Plan in 2021. Effective December 31, 2004, as a result of the passage by Congress of the American Jobs Creation Act of 2004, we elected to freeze the 1992 Deferred Incentive Compensation Plan and closed the plan to future deferrals. Effective January 1, 2005, the Board approved the Deferred Incentive Compensation Plan No. 2, which is substantially similar to the 1992 Deferred Incentive Compensation Plan in all material respects, but was designed to be administered in accordance with Section 409A of the Internal Revenue Code.

Under the Deferred Incentive Compensation Plan No. 2, an executive may defer all or a portion of his or her annual cash bonus or performance-based share amount. Deferral elections for cash bonuses must be made prior to the end of the year preceding the year in which such bonuses would be earned (and payable in the following year). Deferral elections for performance-based shares must be made at least six months prior to the end of the three-year performance period specified in the grant.

Deferrals of performance-based shares are treated as a line-item in the executive’s deferred account with us; however, the earnings on the performance shares (dividends and interest) are invested in the same manner as deferrals of cash compensation. Executives may invest such cash deferrals in any funds available under our 401(k) plan, except the Northern Trust, Invesco Stable Value Fund and Diebold Inc. Stock Fund. The table below shows the funds available under the deferred compensation plans and their annual rate of return for the year ended December 31, 2021, as reported by Merrill Lynch.

76	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

MERRILL LYNCH FUNDS

NAME OF FUND	RATE OF RETURN	NAME OF FUND	RATE OF RETURN

FEDERATED HERMES INTERNATIONAL IS	5.02%	VANGUARD 2015 INSTL TARGET RET	5.81%

INVESCO DEVELOPING MKTS FD Y	-7.25%	VANGUARD 2020 INSTL TARGET RET	8.29%

INVESCO OPPENHEIMER DEV Y	19.29%	VANGUARD 2025 INSTL TARGET RET	9.95%

JANUS HENDERSON TRITON FUND I	7.10%	VANGUARD 2030 INSTL TARGET RET	11.52%

JOHN HANCOCK DISCIPLINED	26.95%	VANGUARD 2035 INSTL TARGET RET	13.12%

LOOMIS SAYLES SMALL CAP VALUE	29.01%	VANGUARD 2040 INSTL TARGET RET	14.74%

T ROWE PRICE BLUE CHP GRTH INV	17.70%	VANGUARD 2045 INSTL TARGET RET	16.29%

VANGUARD INSTITUTIONAL INDEX	28.67%	VANGUARD 2050 INSTL TARGET RET	16.59%

VANGUARD MID CAP INDEX FUND	24.51%	VANGUARD 2055 INSTL TARGET RET	16.54%

VANGUARD PRIMECAP FUND	21.90%	VANGUARD 2060 INSTL TARGET RET	16.56%

LOOMIS SAYLES BOND FD	3.23%	VANGUARD 2065 INSTL TARGET RET	16.56%

VANGUARD TOTAL BOND MKT	-1.65%	VANGUARD INCM INSTL TARGET RET	5.34%

AMERICAN BALANCED FUND R5	16.08%	BLACKROCK LIQUIDITY FD T INSTL	0.01%

Executives deferring under the Deferred Incentive Compensation Plan No. 2 select their period of deferral and method of payment at the time of making their deferral elections. Executives may elect to defer their payments until a specified date or until the date they cease to be an associate of the Company. Further, the executives may elect to receive their distribution either as a lump sum or in approximately equal quarterly installments, not to exceed 40 installments. None of the NEOs were participants in the Deferred Incentive Compensation Plan No. 2 in 2021.

401(K) RESTORATION SERP

The 401(k) Restoration SERP is designed to replace lost retirement benefits due solely to IRS compensation limits. Benefits under this plan are determined exactly as in our 401(k) Plan except that compensation limits are ignored. NEOs are permitted to elect to defer compensation above the annual IRS limit and we provide a matching contribution at the same rate as under the 401(k) Plan. Both the salary deferrals and our matching contributions may be invested in any funds available under our Deferred Incentive Compensation Plan No. 2. Mr. Leiken has participated in the 401(k) Restoration SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The amount of compensation payable to each NEO upon voluntary or involuntary termination (with and without cause), retirement, death, disability or in the event of a change in control (with and without termination) is described qualitatively in the following narrative and is shown quantitatively in the tables below. The amounts shown assume that such termination or change in control was effective as of December 31, 2021, include amounts earned through such date, and are estimates of the amounts that would be paid out to the executives upon his termination or change in control.

The actual amounts to be paid out can only be determined at the time of each NEO’s separation. Messrs. Schmid, Rutherford and Leiken participate in our Senior Leadership Severance Plan. Dr. Näher and Mr. Heyden have employment agreements, and their rights upon termination are set forth in those agreements. The employment agreements for Dr. Näher and Mr. Heyden are structured in a different manner from the other NEOs with respect to termination payments, and so we have summarized their rights to payments separately, immediately following the discussion of the other NEOs that follows. Our stock price as of December 31, 2021 was $9.05.

PAYMENTS AND BENEFITS IN CONNECTION WITH MR. SCHMID’S SEPARATION

Mr. Schmid stepped down from his position as President and CEO on March 11, 2022. In connection with his separation and subject to compliance with non-competition, non-solicitation, and confidentiality obligations, the Company and Mr. Schmid agreed that he would receive the following:

•	a separation and transition payment in the amount of $4,000,000 (to be paid in three equal parts on or before March 31, 2022, June 30, 2022, and September 30, 2022);

2022 PROXY STATEMENT |	77

EXECUTIVE COMPENSATION MATTERS

•	the continued ability to participate, at his own expense, in the Company’s health and hospitalization insurance program under COBRA for a period of 18 months;

•	during the advisory period but ending when Mr. Schmid’s current term as a director expires at the 2022 Annual Meeting of Shareholders, any time-vesting and performance-vesting equity awards outstanding as of March 11, 2022, will remain eligible to vest in accordance with their terms without regard to continued employment; and

•	while Mr. Schmid was still serving as our President and Chief Executive Officer until March 11, 2022, he received his current base salary and a bonus payment calculated under the 2021 Annual Incentive Plan based on actual performance, and is eligible to receive a prorated bonus payment, from January 1, 2022 through March 11, 2022, calculated under the 2022 Annual Incentive Plan based on actual performance and payable in 2023 at the time the Company’s executives receive their bonus payments.

As Mr. Schmid is an NEO and his actual separation was subsequent to December 31, 2021, he is included in the tables below assuming his termination or change in control was effective as of December 31, 2021 with estimated amounts based on such date. As a result, the tables below do not reflect the above-described separation and transition amounts, which were separately agreed between the Company and Mr. Schmid after December 31, 2021.

PAYMENTS MADE UPON TERMINATION—MESSRS. SCHMID, RUTHERFORD AND LEIKEN

VOLUNTARY WITHOUT GOOD REASON OR INVOLUNTARY WITH CAUSE

Whether a NEO’s employment terminates voluntarily without “good reason” or terminates involuntarily with “cause” (as those terms may be defined in various agreements), he is generally only entitled to base salary earned through the date of termination, along with any deferred compensation earnings payable upon separation from service and any benefits that have accrued under any SERP or 401(k) plan (except that no employer-paid SERP benefits are payable in the event of involuntary termination with cause). If termination is involuntary with cause, only the portion of the 401(k) Restoration SERP benefit derived from employee contributions and qualified defined benefit plan vested benefit are payable to the NEOs. The 401(k) Restoration SERP balances are not payable until the NEO attains age 55.

INVOLUNTARY WITHOUT CAUSE OR VOLUNTARY WITH GOOD REASON

If a NEO is involuntarily terminated without cause, he is entitled to the following (subject to a general release of claims and acknowledgment of the executive’s confidentiality, non-competition and other applicable obligations):

•	a lump sum payment equal to two times (for Messrs. Schmid and Rutherford) and one and one-half times (for Mr. Leiken) base salary in effect on the date of termination and target bonus opportunity under our Annual Incentive Plan in the year of termination;

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;
•	continued participation in all of our employee health and welfare benefit plans for the shorter of (i) two years (for Messrs. Schmid and Rutherford) or one and one-half years (for Mr. Leiken), and (ii) the date such NEO receives equivalent coverage from a subsequent employer;

•	all outstanding unvested options immediately vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration) following the date of termination;

•	all outstanding RSUs vest pro-rata based upon the time employed in the year of termination relative to the vesting period of the RSUs;

•	pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and

•	professional outplacement services for up to two years.

The 401(k) Restoration SERP does not provide any additional benefits upon an involuntary termination. The NEO is only entitled to a SERP benefit if he otherwise qualifies for a normal, early or deferred vested SERP benefit at termination.

For Mr. Leiken, the nonqualified defined contribution plan values shown reflect the vested balances in the 401(k) Restoration SERP.

For all applicable NEOs, we have included the value of their vested nonqualified defined contribution balances, footnoting that these amounts are not payable until the NEO attains age 55.

78	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Pursuant to the Senior Leadership Severance Plan, if a NEO terminates his employment due to the occurrence of any of the following events without his consent and following our right to cure, each of which constitute the basis for “good reason,” he will be entitled to receive the payments and benefits discussed immediately above:

•	a material reduction in the amount of the executive’s then-current base salary or target annual bonus;

•	a requirement that the executive change his principal location of work to a location that is in excess of 50 miles from his current location of work;

•	our failure to obtain in writing the obligation to perform or be bound by the terms of the Senior Leadership Severance Plan by any successor company or any purchaser of all or substantially all of our assets; or

•	any material breach by us of the terms and conditions of the Senior Leadership Severance Plan.

PAYMENTS MADE UPON RETIREMENT

Generally, in the event of the retirement of a NEO at or after the earliest voluntary retirement age, in addition to the benefits identified above under “Voluntary Without Good Reason or Involuntary With Cause,” he is entitled to the following:

•	all outstanding unvested options and RSUs granted prior to 2017 immediately vest if the NEO had attained the age of 65 and completed five or more years of continuous employment;

•	all outstanding unvested options and RSUs granted in and after 2017 will continue to vest in the normal course if the NEO had attained the age of 55 and completed five or more years of continuous employment;

•	all outstanding RSUs vest pro-rata based upon the time employed in the year of termination relative to the vesting period of the RSUs, if the sum of the NEO’s age and years of continuous employment equals or exceeds 70;

•	pro-rata performance-based share amounts for awards prior to 2017 if the NEO had attained the age of 65 and completed five or more years of continuous employment or if the sum of the NEO’s age and years of continuous employment equal or exceed 70; and

•	performance-based share amounts for awards in or after 2017 if the NEO had attained the age of 55 and completed five or more years of continuous employment with the corporation, with the extent to which such awards are earned determined as if the NEO’s employment had not terminated.

The amount shown for Mr. Leiken also includes the value of his vested nonqualified defined contribution balance in the

401(k) Restoration SERP. Retirement eligibility is age 55 under the 401(k) Restoration SERP.

PAYMENTS MADE UPON DEATH OR DISABILITY

In the event of the death of a NEO, the NEO or his estate or beneficiaries receives:

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and (i) target performance for Mr. Schmid or (ii) actual full-year performance results for Messrs. Leiken and Rutherford;

•	all outstanding unvested options vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration);

•	all outstanding RSUs vest;

•	pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and

•	benefits under our group term life insurance plan or any supplemental life insurance plan, as applicable.

If a NEO has a termination from employment for disability that is a “separation from service,” as that term is defined in Section 409A of the Internal Revenue Code, the NEO has the right to receive the same benefits as if he were terminated without cause, as listed above.

The 401(k) Restoration SERP pays a death benefit equal to the executive’s plan account if the executive had three years of service.

For both the death and disability scenarios, for all NEOs, we have included the value of their vested nonqualified defined contribution balances which are payable immediately.

PAYMENTS UPON A TERMINATION FOLLOWING A CHANGE IN CONTROL

Pursuant to the change in control agreements described previously, following a change in control, the term of employment for each NEO will extend until at least the third anniversary of the change in control. If, within that time period, an NEO’s employment is terminated without cause or if the NEO terminates his employment for good reason, the NEO is entitled to the following benefits:

•	unpaid base salary and accrued vacation pay and unreimbursed business expenses;

•	a lump sum payment equal to two times base salary and target cash bonus;

2022 PROXY STATEMENT |	79

EXECUTIVE COMPENSATION MATTERS

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results (or the greater of 100% of target or the actual level of achievement for Mr. Schmid);

•	two years of continued participation in our employee health and welfare benefit plans; and

•	a lump sum payment in an amount equal to the additional benefits the NEO would have accrued under each qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plan for one additional year of service, provided the NEO was fully vested prior to termination.

Pursuant to the terms of the applicable equity compensation agreements, if, following the change in control, the NEO is terminated without cause or he terminates employment for good reason, the NEO is entitled to the following benefits:

•	all outstanding unvested options immediately vest;

•	all outstanding RSUs immediately vest and become nonforfeitable; and

•	unearned and nonforfeited performance-based shares become nonforfeitable at 100% of target (or the greater of 100% of target or the actual level of achievement for Mr. Schmid).

For all of these agreements, a change in control is deemed to occur upon any of the following events (subject to limited exceptions described in such agreements):

•	acquisition by any individual, group or entity of beneficial ownership of 30% or more of our outstanding shares;

•	the incumbent board ceases, for any reason other than death or disability, to constitute at least a majority of the Board, with any individual whose nomination and election was approved by at least a majority vote of the incumbent directors considered as though a member of the incumbent board, and excluding for these purposes any individual whose initial assumption of office occurs as a result of an actual or threatened election contest;

•	a reorganization, merger, consolidation or sale of all or substantially all of our assets; or

•	approval by our shareholders of a complete liquidation or dissolution.

Further, for purposes of the equity compensation agreements and the change in control agreements, a voluntary termination by a NEO upon a change in control will be deemed for good reason upon the occurrence of any of the following events:

•	failure to elect, re-elect or otherwise maintain the NEO in the offices or positions held prior to the change in control;

•	a material reduction in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position held by the NEO, or a reduction in aggregate compensation or employee benefit plans;

•	we liquidate, dissolve, merge, consolidate or reorganize or transfer all or a significant portion of our business or assets, unless the successor has assumed all duties and obligations of the change in control agreements;

•	we relocate and require the NEO to change his principal location of work to any location which is in excess of 50 miles from his previous location of work, or requires the NEO to travel significantly more than was previously required; or

•	any material breach of the agreement.

For purposes of calculating the retirement benefits payable when a change in control occurs with termination, each NEO actively employed as of December 31, 2021 may be entitled to the following:

•	If participating in the 401(k) Restoration SERP, a benefit equal to one additional year of employer match, the amount of which is contributed to the 401(k) Restoration SERP; and

•	401(k) Restoration which includes immediate vesting under the 401(k) Restoration SERP.

For the 401(k) Restoration SERP, the change in control trigger provides for the immediate vesting of all defined contribution balances, as well as an additional year of employer match (if any). These balances are not payable to the NEO until he has attained at least age 55 under the terms of the nonqualified defined contribution plans.

EFFECT OF SECTION 409A ON TIMING OF PAYMENTS

With respect to any severance amounts payable to our executives, any amounts that are not exempt from Section 409A of the Internal Revenue Code will be subject to the required six-month delay in payment after termination of service, provided that the executive is deemed a “specified employee” for purposes of Section 409A at the time of termination of service.

80	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

POTENTIAL TERMINATION PAYMENTS UNDER SERVICE AGREEMENTS—DR. NÄHER AND MR. HEYDEN

Dr. Näher’s and Mr. Heyden’s existing service agreements govern payments made upon death, disability, retirement, termination, or certain change in control terminations. They are also eligible for certain benefits under the Wincor Nixdorf pension plan should their service terminate.

VOLUNTARY WITHOUT GOOD REASON OR INVOLUNTARY WITH CAUSE

If the service agreement is terminated by the Company for cause, Dr. Näher and Mr. Heyden are generally entitled to base salary earned through the date of termination, along with any amounts provided under the Wincor Pension Plan. If Dr. Näher and Mr. Heyden voluntarily resign without good reason, they are generally entitled to base salary through the date of termination, along with amounts provided under the Wincor Pension Plan and may be entitled to certain benefits related to age and service conditions. See “Payments Made Upon Retirement” below.

INVOLUNTARY WITHOUT CAUSE OR VOLUNTARY WITH GOOD REASON

Dr. Näher and Mr. Heyden participate in our Senior Leadership Severance Plan. If Dr. Näher or Mr. Heyden is involuntarily terminated without cause or he voluntarily terminates his employment for cause or for good reason (as defined in the applicable service and award agreements), he is entitled to the following, in addition to payments under his pension (subject to a general release of claims and acknowledgment of the executive’s confidentiality, non-competition and other applicable obligations):

•	a lump sum payment equal to one and one-half times base salary in effect on the date of termination and target bonus opportunity under our Annual Incentive Plan in the year of termination;

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;

•	continued participation in all of our employee health and welfare benefit plans for the shorter of (i) one and one-half years, and (ii) the date such NEO receives equivalent coverage from a subsequent employer;

•	all outstanding unvested options immediately vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration) following the date of termination;
•	all outstanding RSUs vest pro-rata based upon the time employed in the year of termination relative to the vesting period of the RSUs;

•	pro-rata performance-based share amounts based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and

•	professional outplacement services for up to two years.

PAYMENTS MADE UPON RETIREMENT

Upon retirement, Dr. Näher and Mr. Heyden will receive certain benefits under the Wincor Pension Plan pursuant to their service agreements as discussed above in the “Benefits and Prerequisites” section. Dr. Näher and Mr. Heyden are entitled to the pension payments upon reaching the age of 60. In the event of retirement, Dr. Näher and Mr. Heyden are also entitled to the following:

•	all outstanding unvested options and RSUs granted in or after 2017 continue to vest in the normal course if they have attained the age of 55 and have completed five or more years of continuous employment with the Company;

•	all outstanding RSUs vest pro-rata based upon the time employed in the year of termination, relative to the vesting period of the RSUs, if the sum of his age and years of continuous employment with the Company equals or exceeds 70;

•	pro-rata performance-based share amounts based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are paid to others if the sum of his age plus years of continuous employment with the Company equals or exceeds 70; and

•	performance-based share amounts for awards in or after 2017 if the NEO had attained the age of 55 and completed five or more years of continuous employment with the Company, with the extent to which such awards are earned determined as if the NEO’s employment had not terminated.

PAYMENTS MADE UPON DEATH

In the event of death, certain beneficiaries of Dr. Näher or Mr. Heyden are entitled to continued payment of his base salary for six months and certain payments under the Wincor Pension Scheme. They are also entitled to the following:

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;

2022 PROXY STATEMENT |	81

EXECUTIVE COMPENSATION MATTERS

•	all outstanding unvested options vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration);

•	all outstanding RSUs vest; and

•	pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others.

PAYMENTS MADE UPON DISABILITY

Should Dr. Näher or Mr. Heyden become unable to work due to disability, he is entitled to receive his base salary for a period of up to 12 months or when he leaves the Company. After 12 months, the Company may terminate his service agreement and he will receive pension benefits, even if he has not reached the age of 60. Dr. Näher and Mr. Heyden are also entitled to the following:

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;
•	all outstanding unvested options vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration);

•	all outstanding RSUs vest; and

•	pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others.

PAYMENTS UPON A TERMINATION FOLLOWING A CHANGE IN CONTROL

Dr. Näher and Mr. Heyden receive change in control termination benefits that are consistent with our existing program on the same terms as the other NEOs, which are described above and further discussed under “Potential Payments Upon Termination or Change in Control—Payments Made Upon Termination—Messrs. Schmid, Rutherford and Leiken—Payments Upon A Termination Following A Change In Control.”

82	| 2022 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

POST-TERMINATION PAYMENTS TABLES

NAME	VOLUNTARY W/O GOOD REASON ($)	INVOLUNTARY W/CAUSE ($)	INVOLUNTARY W/O CAUSE OR VOLUNTARY W/GOOD REASON ($)	RETIREMENT ($)	DEATH ($)	DISABILITY ($)	CHANGE IN CONTROL W/ TERMINATION ($)
Gerrard B. Schmid
Salary/Bonus	—	—	5,291,500	—	1,330,000	1,330,000	5,890,000
Stock options	—	—	1,028,759	—	1,028,759	1,028,759	1,028,759
Performance-based awards[1]	—	—	8,657,755	—	8,657,755	8,657,755	19,230,827
RSUs	—	—	2,150,287	—	3,728,084	3,728,084	3,728,084
Pension Plans and SERP Benefits[2]	—	—	—	—	—	—	—
Other Benefits[3]	—	—	71,347	—	—	—	56,347
Total:	—	—	17,199,648	—	14,744,598	14,744,598	29,934,017[4]
Jeffrey Rutherford
Salary/Bonus	—	—	2,798,250	—	338,250	338,250	2,798,250
Stock options	—	—	113,604	—	113,604	113,604	113,604
Performance-based awards[1]	—	—	1,800,172	—	1,800,172	1,800,172	4,100,217
RSUs	—	—	683,334	—	1,066,868	1,066,868	1,066,868
Pension Plans and SERP Benefits[2]	—	—	—	—	—	—	—
Other Benefits[3]	—	—	47,380	—	—	—	32,380
Total:	—	—	5,422,740	—	3,318,894	3,318,894	8,111,319[4]
Jonathan B. Leiken
Salary/Bonus	—	—	1,887,128	—	318,878	318,878	2,409,878
Stock options	—	—	72,423	—	72,423	72,423	72,423
Performance-based awards[1]	—	—	751,135	—	751,135	751,135	1,105,904
RSUs	—	—	427,100	—	651,736	651,736	651,736
Pension Plans and SERP Benefits[2]	131,024	96,251	131,024	131,024	131,024	131,024	131,024
Other Benefits[3]	—	—	39,012	—	—	—	32,016
Total:	131,024	96,251	3,307,822	131,024	1,925,196	1,925,196	4,402,981[4]

[1]

For all outstanding performance-based awards, we have assumed that the payouts of the awards will be made at target levels. In reality, the payouts may be lower or higher depending upon the actual level of performance achieved in the future.

[2]

The Pension Plans and SERP Benefits amount represents the total value to the NEO under our defined benefit and defined contribution plans, excluding the Qualified 401(k) Plan and our broad-based Canadian RRSP and DPSP Plans. For Mr. Leiken, the values include the vested balance in the 401(k) Restoration SERP. This balance is payable when the participant turns age 55 or their current age if older than 55.

[3]

“Other Benefits” includes, as applicable, the total value of any other contributions by us on behalf of the NEO for health and welfare benefit plans and outplacement services, which the NEO was eligible to receive as of December 31, 2021.

[4]

These payments would be subject (in whole or in part) to an excise tax imposed by Section 280G of the Code. In accordance with the NEO’s change in control or employment agreement, we will reduce certain of these payments to the extent necessary so that no portion of the total payment is subject to the excise tax, but only if this results in a better net-of-tax result for the NEO. The calculations in this table do not reflect any such reduction or adjustment.

2022 PROXY STATEMENT |	83

EXECUTIVE COMPENSATION MATTERS

As discussed above, Dr. Näher’s and Mr. Heyden’s respective service agreements govern their severance payments. Amounts presented in the table below assume a hypothetical termination event as of December 31, 2021. All amounts were converted from Euros to U.S. dollars using the exchange rate on December 31, 2021, which was 1.1377.

NAME	VOLUNTARY W/O GOOD REASON ($)	INVOLUNTARY W/CAUSE ($)	INVOLUNTARY W/O CAUSE OR VOLUNTARY W/GOOD REASON ($)	RETIREMENT ($)	DEATH ($)	DISABILITY ($)	CHANGE IN CONTROL W/ TERMINATION ($)
Dr. Ulrich Näher
Severance	—	—	2,119,568	—	636,616	930,169	2,711,736
Stock options	78,541[4]	—	78,541	78,541[4]	78,541	78,541	78,541
Performance-based awards[1]	1,270,156[4]	—	1,270,156[4]	1,270,156[4]	1,270,156[4]	1,270,156[4]	1,270,156
RSUs	757,458[4]	—	757,458[4]	757,458[4]	757,458	757,458	757,458
Pension Plan Benefits[2]	459,631	459,631	459,631	459,631	459,631	459,631	459,631
Other Benefits[3]	—	—	37,901	—	—	—	30,534
Total:	2,565,786	459,631	4,723,255	2,565,786	3,202,402	3,495,955	5,308,056[5]
Olaf Heyden
Severance	—	—	2,142,456	—	623,336	924,049	2,749,067
Stock options	78,541[4]	—	78,541	78,541[4]	78,541	78,541	78,541
Performance-based awards[1]	1,347,814[4]	—	1,347,814[4]	1,347,814[4]	1,347,814[4]	1,347,814[4]	1,347,814
RSUs	809,224[4]	—	809,224[4]	809,224[4]	809,224	809,224	809,224
Pension Plan Benefits[2]	568,850	568,850	568,850	568,850	568,850	568,850	568,850
Other Benefits[3]	—	—	36,455	—	—	—	28,606
Total:	2,804,429	568,850	4,983,340	2,804,429	3,427,765	3,728,478	5,582,102[5]

[1]

For all outstanding performance-based awards, we have assumed that the payouts of the awards will be made at target levels. In reality, the payouts may be lower or higher depending upon the actual level of performance achieved in the future.

[2]

The Pension Plan Benefits amount represents the total value to Dr. Näher and Mr. Heyden under the Wincor Nixdorf AG Pension Scheme. The assumptions used to calculate the value are consistent with those described above under “2021 Pension and Retirement Benefits.”

[3]

“Other Benefits” includes, as applicable, the total value of any other contributions by us on behalf of the NEO for health and welfare benefit plans and outplacement services, which the NEO was eligible to receive as of December 31, 2021.

[4]

Includes awards granted under the 2017 Plan that continue to vest as if Dr. Näher and Mr. Heyden had remained employed during the applicable vesting performance period given each of Dr. Näher and Mr. Heyden’s attainment of age 55 and 5 years of continued service with the Company.

[5]

These payments would be subject (in whole or in part) to an excise tax imposed by Section 280G of the Code. In accordance with the NEO’s change in control or employment agreement, we will reduce certain of these payments to the extent necessary so that no portion of the total payment is subject to the excise tax, but only if this results in a better net-of-tax result for the NEO. The calculations in this table do not reflect any such reduction or adjustment.

84	| 2022 PROXY STATEMENT

REPORT OF AUDIT COMMITTEE

The Audit Committee is currently comprised of Bruce H. Besanko (Chair), Arthur F. Anton, William A. Borden, Ellen M. Costello and Lauren C. States. Each member of the committee is independent as defined in the NYSE Listed Company Manual and SEC rules. The primary duties and responsibilities of the committee are (1) to monitor the adequacy of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) to monitor the independence and performance of our outside auditors and internal audit department, and (3) to provide an avenue of communication among the outside auditors, management, the internal audit department and the Board. The Board has adopted an Audit Committee Charter, which is available on our investor relations website at investors.dieboldnixdorf.com.

The Audit Committee has reviewed and discussed with our management and KPMG LLP, our independent registered public accounting firm, the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (PCAOB) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of non-audit services to us by KPMG LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

The Audit Committee:

Bruce H. Besanko, Chair

Arthur F. Anton

William A. Borden

Ellen M. Costello

Lauren C. States

2022 PROXY STATEMENT |	85

SHAREHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other intermediaries engage in the practice of “householding” our proxy statements, annual reports and Notice of Internet Availability of Proxy Materials. This means that, if shareholders within the same household request a physical copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, only one copy may be sent to that household unless the shareholders specifically request to receive multiple copies. We will promptly deliver a separate copy of our Annual Report on Form 10-K for the year ended December 31, 2021, this Proxy Statement or Notice of Internet Availability of Proxy Materials to you if you share an address subject to householding. Please contact our Corporate Secretary at 50

Executive Pkwy, P.O. Box 2520, Hudson, Ohio 44236 or (330) 490-4000 if you wish to receive a separate copy.

Please contact your bank, broker or other intermediary if you wish to receive individual copies of our proxy materials in the future. Please contact your bank, broker or other intermediary, or our Corporate Secretary as provided above if members of your household are currently receiving individual copies and you would like to receive a single household copy for future meetings.

We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting materials.

EXPENSES OF SOLICITATION

The cost of soliciting the proxies will be paid by us. In addition to solicitation by mail, some of our directors, officers and employees, without extra compensation, may conduct additional solicitations by telephone, facsimile and personal interviews. We may also enlist, at our own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients’ or customers’ own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the common shares. It is estimated that the expense of such special solicitation will be nominal. In addition, D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies for an estimated fee of $12,500, plus reimbursement of reasonable expenses.

SHAREHOLDER PROPOSALS

We must receive by November 24, 2022 any proposal of a shareholder intended to be presented at our 2023 Annual Meeting of Shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2023 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals should be submitted to our Corporate Secretary at our principal executive office by certified mail, return receipt requested.

Notice of proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act regarding the nominations of directors, which a shareholder intends to present at our 2023 Annual Meeting must be received by us at our principal executive office on or between October 25, 2022 and November 24, 2022 (or, if the 2023 Annual Meeting is held more than 30 days prior to or after May 6, 2023, not later than the close of business on the later of the 180th day prior to the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual

Meeting is first made), or such proposals will be considered untimely under the advance notice provisions of our Code of Regulations. Other non-Rule 14a-8 proposals must be received by us at our principal executive office on or between December 24, 2022 and January 23, 2023 (or, if the 2023 Annual Meeting is held more than 30 days prior to or after May 6, 2023, not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made), or such proposals will be considered untimely under the advance notice provisions of our Code of Regulations.

Non-Rule 14a-8 proposals must comply with certain provisions of our Code of Regulations. Our proxy related to the 2023 Annual Meeting will give discretionary authority to the Proxy Committee to vote with respect to all non-Rule 14a-8 proposals properly brought before the 2023 Annual Meeting.

86	| 2022 PROXY STATEMENT

OTHER MATTERS

We are not aware of any matters to be presented at the 2022 Annual Meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the Proxy Committee. In accordance with the provisions of the Ohio Revised Code, the Board has appointed inspectors of elections to act at the 2022 Annual Meeting.

Please note that you will not be able to attend the meeting in person this year. Details regarding how to attend the virtual meeting are more fully described at the end of this Proxy Statement. For additional information, you may contact our Corporate Secretary at 50 Executive Pkwy, P.O. Box 2520, Hudson, Ohio 44236 or (330) 490-4000.

By Order of the Board of Directors

Jonathan B. Leiken
Executive Vice President, Chief Legal Officer and Corporate Secretary

Hudson, Ohio

March 24, 2022

2022 PROXY STATEMENT |	87

ATTENDING THE ANNUAL MEETING

The Company will be hosting the 2022 Annual Meeting live via the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any shareholder can attend the 2022 Annual Meeting live via the Internet by registering to attend at www.proxydocs.com/DBD.

•	Webcast starts at 8:00 a.m. EDT on May 6, 2022.

•	Shareholders may vote while attending the Annual Meeting on the Internet.

•

In order to attend the Annual Meeting, you must register at www.proxydocs.com/DBD. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote during the Annual Meeting. Shareholders may begin to log in to the virtual-only Annual Meeting around 15 minutes prior to the start of the Annual Meeting.

•

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

•

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be posted in your instructional email.

•	Webcast replay of the Meeting will be available soon after the meeting and will be available for up to three months.

•	Shareholders may submit questions in advance of the Annual Meeting at www.proxydocs.com/DBD.

88	| 2022 PROXY STATEMENT

APPENDIX A

DIEBOLD NIXDORF, INCORPORATED

2017 EQUITY AND PERFORMANCE INCENTIVE PLAN

AMENDED                 , 2022

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1    Purpose. The purpose of this Equity and Performance Incentive Plan (this “Plan”) is to attract and retain directors, officers and employees for Diebold Nixdorf, Incorporated (the “Company”) and its Subsidiaries and to provide to such persons incentives and rewards for performance.

1.2    Participation. Persons eligible to participate in this Plan include Employees and Directors. Subject to the provisions of this Plan, the Committee may from time to time select those Employees and Directors to whom Awards shall be granted and shall determine the nature and amount of those Awards. No Employee or Director shall have the right to be granted an Award.

1.3    Duration of the Plan. This Plan shall become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”) and shall remain in effect, subject to the right of the Board to terminate this Plan at any time pursuant to Section 15.1, until all Shares subject to it have been purchased or acquired. However, in no event shall any Award be granted under this Plan on or after the tenth (10th) anniversary of the Effective Date.

ARTICLE II

DEFINITIONS

As used in this Plan,

2.1    “Annual Meeting” means the annual meeting of shareholders of the Company.

2.2    “Award” means any right granted under this Plan, including an Option, a Stock Appreciation Right, a Restricted Share award, a Restricted Stock Unit award, a Performance Share or a Performance Unit award, or an Other Share-Based award.

2.3    “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an individual Award granted under this Plan which may, in the discretion of the Company, be transmitted electronically to the Participant. Each Award Agreement shall be subject to the terms and conditions of this Plan.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Business Combination” has the meaning provided in Section 2.6(c) of this Plan.

2.6    “Change in Control” means the occurrence of any of the following:

(a)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either: (A) the then-outstanding shares of common stock of the Company (the “Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (“Voting Stock”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (c) of this Section 2.6; or

(b)    Individuals who, as of the date hereof, constitute the Board (as modified by this subsection (b), the “Incumbent Board”), cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director,

A-1

without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board providing for such Business Combination; or

(d)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

A “Change in Control” will be deemed to occur (i) with respect to a Change in Control pursuant to subsection (a) above, on the date that any Person becomes the beneficial owner of thirty percent (30%) or more of either the Company Common Stock or Voting Stock, (ii) with respect to a Change in Control pursuant to subsection (b) above, on the date the members of the Incumbent Board first cease for any reason (other than death or disability) to constitute at least a majority of the Board, (iii) with respect to a Change in Control pursuant to subsection (c) above, on the date the applicable transaction closes and (iv) with respect to a Change in Control pursuant to subsection (d) above, on the date of the shareholder approval. Notwithstanding the foregoing provisions, a “Change in Control” shall not be deemed to have occurred for purposes of this Plan solely because of a change in control of any Subsidiary by which the Participant may be employed.

2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8    “Committee” has the meaning provided in Section 14.1 of this Plan.

2.9    “Common Shares” means shares of common stock, $1.25 par value per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Article XI of this Plan.

2.10    “Company Common Stock” has the meaning provided in Section 2.6(a) of this Plan.

2.11    “Date of Grant” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such later date as is set forth therein.

2.12    “Designated Subsidiary” means a Subsidiary that is (i) not a corporation or (ii) a corporation in which at the time the Company owns or controls, directly or indirectly, less than eighty percent (80%) of the total combined voting power represented by all classes of stock issued by such corporation.

2.13    “Detrimental Activity” means any of the following:

(a)    Engaging in any activity, as an employee, principal, agent or consultant for another entity, and in a capacity, that directly competes with the Company or any Subsidiary in any actual product, service, or business activity (or in any product, service, or business activity which was under active development while the Participant was employed by the Company if such development is being actively pursued by the Company during the one (1) year period following the termination of the Participant’s employment by the Company or a Subsidiary) for which the Participant has had any direct responsibility and direct involvement during the last

A-2

two (2) years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product or service or engages in such business activity.

(b)    Soliciting any Employee to terminate his or her employment with the Company or a Subsidiary.

(c)    The disclosure to anyone outside of the Company or a Subsidiary, or the use in other than the Company or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries, acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries thereafter; provided, however, that nothing in this Plan limits a Participant’s ability to file a charge or complaint or to communicate, including by providing documents or other information without notice to the Company, with the Securities and Exchange Commission or any other governmental agency or commission (“Government Agency”) or limits a Participant’s right to receive an award for information provided to any Government Agency.

(d)    The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during the Participant’s employment by the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(e)    Activity that results in “termination for cause,” as such term is defined in the applicable Award Agreement.

2.14    “Director” means a director of the Company.

2.15    “Disability” means totally and permanently disabled as from time to time defined under the long-term disability plan of the Company or a Subsidiary applicable to the Participant, or, in the case where there is no applicable plan, permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor provision); provided, however, that to the extent an amount payable under this Plan which constitutes deferred compensation subject to Section 409A of the Code would become payable upon Disability, “Disability” for purposes of such payment shall not be deemed to have occurred unless the disability also satisfies the requirements of treasury regulation 1.409A-3.

2.16    “EBIT” has the meaning provided in Section 2.24(c) of this Plan.

2.17    “EBITDA” has the meaning provided in Section 2.24(c) of this Plan.

2.18    “Effective Date” has the meaning provided in Section 1.3 of this Plan.

2.19    “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.

2.20    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

2.21    “Exercise Price” means, with respect to an Option or Stock Appreciation Right, the price at which a Common Share may be purchased upon exercise thereof.

2.22    “Fair Market Value” means, as of any particular date, the closing price of a Common Share as reported for that date on the New York Stock Exchange or, if the Common Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Fair Market Value shall be the fair market value as determined in good faith by the Board.

2.23    “Free Standing Rights” has the meaning provided in Section 5.1 of this Plan.

2.24    “Government Agency” has the meaning provided in Section 2.13(c) of this Plan.

2.25    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code or any successor provision.

2.26    “Incumbent Board” has the meaning provided in Section 2.6(b) of this Plan.

A-3

2.27    “Management Goals” means, for a Performance Period, the one or more goals established by the Committee, which, for any Award shall be based only upon the Management Objectives.

(a)    The Committee may provide that any evaluation of Management Goals shall include or exclude any of the following items: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, regulations, or other laws or regulations affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) unusual, nonrecurring or extraordinary items identified in the Company’s audited financial statements, including footnotes, or in management’s discussion and analysis in the Company’s annual report; (vii) foreign exchange gains and losses; (viii) change in the Company’s fiscal year; and (ix) any other specific unusual or nonrecurring events, or objectively determinable category thereof.

(b)    If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Goals unsuitable, the Committee may in its discretion modify such Management Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.28    “Management Objectives” means the measurable performance objective or objectives selected by the Committee for purposes of establishing the Management Goal(s) for a Performance Period with respect to any Award under this Plan. The Management Objectives that will be used to establish the Management Goals shall be based on the attainment of specific levels of performance of the Company, a Subsidiary, division, business unit, operational unit, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives applicable to any Award shall be limited to one or more, or a combination, of the following:

(a)    Sales, including (i) net sales, (ii) unit sales volume, and (iii) aggregate product price;

(b)    Share price, including (i) market price per share, and (ii) share price appreciation;

(c)    Earnings, including (i) earnings per share, reflecting dilution of shares, (ii) gross or pre-tax profits, (iii) post-tax profits, (iv) operating profit, (v) earnings net of or including dividends, (vi) earnings net of or including the after-tax cost of capital, (vii) earnings before (or after) interest and taxes (“EBIT”), (viii) earnings per share from continuing operations, diluted or basic, (ix) earnings before (or after) interest, taxes, depreciation and amortization (“EBITDA”), (x) pre-tax operating earnings after interest and before incentives, service fees and extraordinary or special items, (xi) operating earnings, (xii) growth in earnings or growth in earnings per share, and (xiii) total earnings;

(d)    Return on equity, including (i) return on equity, (ii) return on invested capital, (iii) return or net return on assets, (iv) return on net assets, (v) return on gross sales, (vi) return on investment, (vii) return on capital, (viii) return on invested capital, (ix) return on committed capital, (x) financial return ratios, (xi) value of assets, and (xii) change in assets;

(e)    Cash flow(s), including (i) operating cash flow, (ii) net cash flow, (iii) free cash flow, and (iv) cash flow on investment;

(f)    Revenue, including (i) gross or net revenue, and (ii) changes in annual revenues;

(g)    Margins, including (i) adjusted pre-tax margin, and (ii) operating margins;

(h)    Income, including (i) net income, and (ii) consolidated net income;

(i)    Economic value added;

(j)    Costs, including (i) operating or administrative expenses, (ii) operating expenses as a percentage of revenue, (iii) expense or cost levels, (iv) reduction of losses, loss ratios or expense ratios, (v) reduction in fixed costs, (vi) expense reduction levels, (vii) operating cost management, and (viii) cost of capital;

(k)    Financial ratings, including (i) credit rating, (ii) capital expenditures, (iii) debt, (iv) debt reduction, (v) working capital, (vi) average invested capital, and (vii) attainment of balance sheet or income statement objectives;

(l)    Market or category share, including (i) market share, (ii) volume, (iii) unit sales volume, and (iv) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

(m)    Shareholder return, including (i) total shareholder return, (ii) shareholder return based on growth measures or the attainment of a specified share price for a specified period of time, and (iii) dividends; and

A-4

(n)    Objective nonfinancial performance criteria measuring either (i) regulatory compliance, (ii) productivity and productivity improvements, (iii) inventory turnover, average inventory turnover or inventory controls, (iv) net asset turnover, (v) customer satisfaction based on specified objective goals or company-sponsored customer surveys, (vi) employee satisfaction based on specified objective goals or company-sponsored employee surveys, (vii) objective employee diversity goals, (viii) employee turnover, (ix) specified objective environmental goals, (x) specified objective social goals, (xi) specified objective goals in corporate ethics and integrity, (xii) specified objective safety goals, (xiii) specified objective business expansion goals or goals relating to acquisitions or divestitures, (xiv) day sales outstanding, and (xv) succession plan development and implementation.

Any one or more of the Management Objectives may be used on an absolute, relative or comparative basis to measure the performance, as the Committee may deem appropriate, or as compared to the performance of another company or a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, including various stock market indices.

2.29    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

2.30    “Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.31    “Option” means an Incentive Stock Option or a Non-qualified Stock Option granted pursuant to Article IV of this Plan.

2.32    “Other Share-Based Award” means an Award granted pursuant to Article IX, which is payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Shares, excluding any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance Share or Performance Unit.

2.33    “Participant” means an Employee or Director who has been granted an Award under this Plan.

2.34    “Performance Period” means the one (1) or more periods of time (which shall not be less than one fiscal quarter in duration) as the Committee may select, over which the attainment of one or more Management Goals will be measured for purposes of determining a Participant’s right to and the payment of an Award subject to such Performance Period.

2.35    “Performance Share” means a bookkeeping entry that records the equivalent of one (1) Common Share awarded pursuant to Article VIII of this Plan.

2.36    “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.25 awarded pursuant to Article VIII of this Plan.

2.37    “Person” has the meaning provided in Section 2.6(a) of this Plan.

2.38    “Related Rights” has the meaning provided in Section 5.1 of this Plan.

2.39    “Restricted Period” has the meaning provided in Section 6.1 of this Plan.

2.40    “Restricted Shares” means Common Shares granted or sold pursuant to Article VI of this Plan.

2.41    “Restricted Stock Unit” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Article VII of this Plan.

2.42    “Rule l6b-3” means Rule 16b-3 promulgated under the Exchange Act (or any successor rule to Rule 16b-3) as is in effect and may be amended from time to time.

2.43    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

2.44    “Stock Appreciation Right” means a right granted pursuant to Article V of this Plan.

2.45    “Subsidiary” means a corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than fifty percent (50%) of whose ownership interests representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of a grant of Incentive Stock Options, “Subsidiary” means any corporation which is a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

A-5

2.46    “Ten Percent Shareholder” means an employee of the Company, or of a parent or subsidiary corporation within the meaning of Section 424 of the Code, who owns (or is deemed to own pursuant to Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of voting stock of the Company, the Company’s parent (if any) or any Subsidiary.

2.47    “Voting Stock” means at any time, the then-outstanding securities entitled to vote generally in the election of Directors.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1    Number of Shares. Subject to adjustment as provided in Article XI of this Plan, the number of Common Shares that may be issued or transferred under this Plan shall not exceed in the aggregate 15,901,117 shares. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(a)    Common Shares covered by an Award granted under this Plan will not be counted as used unless and until they are actually issued or transferred.

(b)    If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Common Shares, then the Common Shares covered by such forfeited, expired, terminated, lapsed or cash-settled Award shall again be available for grant under this Plan. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right are satisfied by the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, the Common Shares so tendered or withheld shall be added to the Common Shares available for Awards under this Plan. For the avoidance of doubt, the following will not again become available for issuance under this Plan: (i) any Common Shares withheld in respect of taxes upon settlement of an Option or Stock Appreciation Right, (ii) any Common Shares tendered or withheld to pay an Exercise Price, (iii) any Common Shares subject to a Stock Appreciation Right that are not issued in connection with its stock settlement on exercise thereof, and (iv) any Common Shares reacquired by the Company on the open market or otherwise using cash proceeds.

3.2    Share Limits. Notwithstanding anything in this Article III or elsewhere in this Plan to the contrary, and subject to adjustments as provided in Article XI of this Plan, the limits specified below shall apply to any grants of the following types of Awards:

(a)    Incentive Stock Options. Notwithstanding any designation of an Option as an Incentive Stock Option in an Award Agreement, to the extent the aggregate Fair Market Value of the Common Shares with respect to which the Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans) exceeds one hundred thousand dollars ($100,000), the portion of the Options falling within such limit shall be Incentive Stock Options and the excess Options shall be treated as Non-qualified Stock Options. For these purposes, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Common Shares shall be determined as of the time the Option was granted. Incentive Stock Options covering no more than 15,901,117 Common Shares may be granted under this Plan.

(b)    Non-Employee Director Limit. The aggregate dollar value of Awards granted to any non-Employee Director in any calendar year shall not exceed Seven Hundred and Fifty Thousand Dollars ($750,000). The value of the Awards shall be determined based on the Fair Market Value of each Award on the Date of Grant.

3.3    Minimum Vesting Requirements. Notwithstanding any provision of this Plan to the contrary, on and after the Effective Date, the Committee shall not award more than five percent (5%) of the aggregate number of Common Shares that become available for grant under this Plan as of the Effective Date pursuant to Awards that are solely subject to vesting conditions or performance periods that are less than one (1) year following the Date of Grant of the applicable Award, subject, in each case, to the Committee’s authority under this Plan to vest Awards earlier, as the Committee deems appropriate, upon the occurrence of a Change in Control, in the event of a Participant’s termination of employment or service or otherwise as permitted by this Plan.

ARTICLE IV

OPTIONS

4.1    Grant of Options. Subject to the limits of Sections 3.2 and 3.3 and the other terms and conditions of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, grant Options to purchase Common Shares to Participants. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-qualified Stock Options, or

A-6

(iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code. Options granted under this Plan may not provide for any dividends or dividend equivalents thereon. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions.

4.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the number of Common Shares covered by the Option, the Exercise Price of the Option, the term of the Option, whether the Option is intended to be an Incentive Stock Option, any conditions to the exercise of the Option, and such other terms and conditions as the Committee, in its discretion, determines and as are consistent with this Plan.

4.3    Exercise Price. Each grant shall specify an Exercise Price per share, which shall not be less than one hundred percent (100%) of the Fair Market Value on the Date of Grant; provided, however, that a Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Exercise Price per share is at least one hundred ten percent (110%) of the Fair Market Value on the Date of Grant and the Incentive Stock Option is not exercisable after expiration of five (5) years from the Date of Grant.

4.4    Exercise and Form of Consideration. To the extent exercisable, Options granted under this Plan shall be exercised by delivery of a written notice to the Company setting forth the number of Common Shares with respect to which the Option is being exercised, accompanied by full payment of the applicable Exercise Price. The Committee shall determine the acceptable form of consideration for the Exercise Price, including the method of payment, and for an Incentive Stock Option that determination shall be made at the time of grant. Consideration may consist of: (a) cash; (b) checks; (c) Common Shares, provided that such Common Shares have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price and provided that accepting the Common Shares does not result in any adverse accounting consequences to the Company; (d) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with this Plan; (e) by net exercise; (f) other consideration and method of payment to the extent permitted by applicable law and approved by the Committee; or (g) any combination of the foregoing methods.

4.5    Related Rights. The exercise of an Option shall result in the cancellation on a share-for-share basis of any Related Rights authorized under Article V of this Plan.

4.6    Minimum Vesting Requirements. Subject to the exceptions stated in Section 3.3, no Award under this Article IV shall vest sooner than twelve (12) months from the Date of Grant.

4.7    Maximum Term. No Option shall be exercisable more than 10 years from the Date of Grant.

ARTICLE V

STOCK APPRECIATION RIGHTS

5.1    Grant of Stock Appreciation Rights. Subject to the limits of Sections 3.2 and 3.3 and the other terms and conditions of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, grant Stock Appreciation Rights alone (“Free Standing Rights”) or in tandem with an Option granted under this Plan (“Related Rights”). Any Related Right that relates to a Non-qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. Stock Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions.

5.2    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall describe such Stock Appreciation Right, the Exercise Price of the Stock Appreciation Right, the term of the Stock Appreciation Right, any conditions to the exercise of such Stock Appreciation Right, identify any related Option, and such other terms and conditions as the Committee, in its discretion, determines and as are consistent with this Plan.

5.3    Exercise Price. Each grant shall specify an Exercise Price for a Free Standing Right, which shall not be less than one hundred percent (100%) of the Fair Market Value on the Date of Grant. A Related Right shall have the same Exercise Price as the related Option, and shall be exercisable only to the same extent as the related Option.

5.4    Exercise and Form of Consideration. To the extent exercisable, Stock Appreciate Rights granted under this Plan shall be exercised by delivery of a written notice to the Company setting forth the number of Common Shares with respect to which the Stock Appreciation Right is being exercised, accompanied by full payment of the applicable Exercise Price. The Committee shall

A-7

determine the acceptable form of consideration for the Exercise Price, including the method of payment. Consideration may consist of: (a) cash; (b) checks; (c) Common Shares, provided that such Common Shares have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price and provided that accepting the Common Shares does not result in any adverse accounting consequences to the Company; (d) consideration received by the Company under a broker-assisted (or other) cashless exercise program implemented by the Company in connection with this Plan; (e) by net exercise; (f) other consideration and method of payment to the extent permitted by applicable law and approved by the Committee; or (g) any combination of the foregoing methods.

5.5    Payment. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive from the Company an amount equal to the number of Common Shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess of the (i) Fair Market Value of a Common Share on the date the Award is exercised, over (ii) the Exercise Price specified in the Stock Appreciation Right or related Option. The grant shall specify whether the amount payable by the Company on exercise of the Stock Appreciation Right shall be paid in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives. Any grant may specify that the amount payable on exercise of a Stock Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

5.6    Minimum Vesting Requirements. Subject to the exceptions stated in Section 3.3, no Award under this Article V shall vest sooner than twelve (12) months from the Date of Grant.

5.7    Maximum Term. No Stock Appreciation Right shall be exercisable more than ten (10) years from the Date of Grant.

ARTICLE VI

RESTRICTED SHARES

6.1    Grant of Restricted Shares. Subject to the limits of Sections 3.2 and 3.3 and the other terms and conditions of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, grant Restricted Shares to Participants. Each such grant shall provide that during the period for which substantial risk of forfeiture is to continue (the “Restricted Period”), the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to continuing substantial risk of forfeiture in the hands of any transferee). Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions.

6.2    Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares subject to the Award, the Restricted Period, any other conditions or restrictions on the Award, and such other terms and conditions as the Committee, in its discretion, determines and as are consistent with this Plan.

6.3    Rights. Each such grant shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, and unless otherwise determined by the Committee, entitling such Participant to voting, dividend and other ownership rights, subject to the substantial risk of forfeiture and the Restricted Period.

6.4    Certificates. Unless otherwise directed by the Committee, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares.

6.5    Minimum Vesting Requirements. Subject to the exceptions stated in Section 3.3, no Award under this Article VI shall vest sooner than twelve (12) months from the Date of Grant.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock Units. Subject to the limits of Sections 3.2 and 3.3 and the other terms and conditions of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, grant Restricted Stock Units to Participants. Each Restricted Stock Unit represents one (1) Common Share. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions.

7.2    Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Restricted Stock Units subject to the Award, the Restricted Period, any other conditions or restrictions on the Award, and such other terms and conditions as the Committee, in its discretion, determines and as are consistent with this Plan.

A-8

7.3    Rights. No Common Shares shall be issued at the time a Restricted Stock Unit is granted, and a Participant shall have no voting rights with respect thereto. Restricted Stock Units shall be subject to forfeiture until the expiration of the Restricted Period and satisfaction of any applicable conditions, including vesting time periods or performance requirements, to the extent provided in the applicable Award Agreement.

7.4    Dividend Equivalents. At the discretion of the Committee, each Restricted Stock Unit may be credited with dividend equivalents or other equivalent distributions. Dividend equivalents or other equivalent distributions shall be paid on a current basis unless the Award Agreement requires otherwise; provided, however dividend equivalents or other equivalent distributions on Restricted Stock Units that are subject to performance requirements, including Management Goals, shall be deferred until and paid contingent upon the level of achievement of the applicable performance or Management Goals at the end of the related Performance Period.

7.5    Payment. Each grant shall specify the time and manner of payment of Restricted Stock Units. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

7.6    Minimum Vesting Requirements. Subject to the exceptions stated in Section 3.3, no Award under this Article VII shall vest sooner than twelve (12) months from the Date of Grant.

ARTICLE VIII

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1    Grant of Performance Shares and Performance Units. Subject to the limits of Sections 3.2 and 3.3 and the other terms and conditions of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Shares and Performance Units to Participants that will become payable upon achievement of specified performance goals, which may include Management Goals. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions.

8.2    Award Agreement. Each grant of Performance Shares or Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or Performance Units subject to the Award, the performance objectives (which may include Management Goals), the Performance Period applicable to the Award, any other conditions or restrictions on the Award, and such other terms and conditions as the Committee, in its discretion, determines and as are consistent with this Plan.

8.3    Performance Objectives. Any grant of Performance Shares or Performance Units shall specify the performance objectives, which may include Management Goals, which, if achieved, will result in payment or early payment of the Award. Each grant may specify a minimum acceptable level of achievement of the performance objectives and shall set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of full achievement of the specified performance objectives. Before the Performance Shares or Performance Units shall be earned and paid, the Committee must determine the level of achievement of the performance objectives.

8.4    Dividends and Dividend Equivalents. The Committee may, at the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividends or dividend equivalents to the Participant thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares or Performance Units with respect to which such dividend equivalents are paid.

8.5    Payment. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units which have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

8.6    Minimum Vesting Requirements. Subject to the exceptions stated in Section 3.3, no Award under this Article VIII shall have a Performance Period of less than twelve (12) months from the Date of Grant.

A-9

ARTICLE IX

OTHER SHARE-BASED AWARDS

9.1    Grant of Other Share-Based Awards. Subject to the limits of Sections 3.2 and 3.3 and the other terms and conditions of this Plan, the Committee may, from time to time and upon such terms and conditions as it may determine, grant Other Share-Based Awards not otherwise described by the terms of this Plan to Participants. Such Awards may involve the transfer of actual Common Shares to Participants and may include Awards designed to comply with or take advantage of applicable local laws of jurisdictions other than the United States. Each Other Share-Based Award will be expressed in terms of Common Shares or units based on Common Shares. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions.

9.2    Award Agreement. Each grant of an Other Share-Based Award shall be evidenced by an Award Agreement that will specify the number of Common Shares or units covered by the Award, any conditions related to the Award, and such other terms and conditions as the Committee, in its discretion, determines and as are consistent with this Plan.

9.3    Payment. Payment, if any, with respect to an Other Share-Based Award, will be made in accordance with the terms of the Award, in cash, in Common Shares or a combination of both as determined by the Committee.

9.4    Minimum Vesting Requirements. Subject to the exceptions stated in Section 3.3, no Award under this Article IX shall vest sooner than twelve (12) months from the Date of Grant.

ARTICLE X

TRANSFERABILITY

10.1    Transfer Limits. Except as otherwise determined by the Committee, no Options, Stock Appreciation Right or other derivative security granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution, except (in the case of a Participant who is not a Director or officer of the Company) to a fully revocable trust of which the holder is treated as the owner for federal income tax purposes, and in no event will any such Award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Options and Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative. Notwithstanding the foregoing, the Committee in its sole discretion may provide for transferability of Options and Stock Appreciation Rights under this Plan so long as such provisions will not disqualify the exemption for other awards under Rule 16b-3 and so long as such transfer is not to a third-party entity, including financial institutions.

10.2    Further Restrictions. The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights or upon payment under any grant of Performance Shares, Performance Units, Restricted Stock Units or Other Share-Based Awards or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Article VI of this Plan, shall be subject to further restrictions on transfer.

ARTICLE XI

ADJUSTMENTS

The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Awards granted hereunder, in the prices per share applicable to such Options and Stock Appreciation Rights and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. In addition, for each Option or Stock Appreciation Right with an Exercise Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option or Stock Appreciation Right without

A-10

any payment to the person holding such Option or Stock Appreciation Right. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 3.2 of this Plan as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Article XI.

ARTICLE XII

TAX WITHHOLDING

To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligations that may arise in connection with the disposition of shares acquired upon the exercise of Options. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates (or, after the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016, in excess of maximum applicable tax rates), except that, in the discretion of the Committee, a Participant or such other person may surrender Common Shares owned for more than six (6) months to satisfy any tax obligations resulting from any such transaction.

ARTICLE XIII

SUBSIDIARIES AND NON-US JURISDICTIONS

13.1    Participation by Employees of Designated Subsidiaries. As a condition to the effectiveness of any grant or Award to be made hereunder to a Participant who is an employee of a Designated Subsidiary, whether or not such Participant is also employed by the Company or another Subsidiary, the Committee may require such Designated Subsidiary to agree to transfer to such employee (when, as and if provided for under this Plan and any applicable agreement entered into with any such employee pursuant to this Plan) the Common Shares that would otherwise be delivered by the Company, upon receipt by such Designated Subsidiary of any consideration then otherwise payable by such Participant to the Company. Any such award shall be evidenced by an agreement between the Participant and the Designated Subsidiary, in lieu of the Company, on terms consistent with this Plan and approved by the Committee and such Designated Subsidiary. All such Common Shares so delivered by or to a Designated Subsidiary shall be treated as if they had been delivered by or to the Company for purposes of Article III of this Plan, and all references to the Company in this Plan shall be deemed to refer to such Designated Subsidiary, except for purposes of the definition of “Board” and “Committee” and except in other cases where the context otherwise requires.

13.2    Employees Outside the US. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

ARTICLE XIV

ADMINISTRATION

14.1    Delegation to Committee. The Board hereby delegates authority to administer this Plan to the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board hereafter designated by the Board to administer this Plan, and the term “Committee” shall apply to any persons to whom such power is delegated. The Committee described in this Section 14.1 may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof (to the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee). A majority

A-11

of the Committee (or subcommittee thereof) shall constitute a quorum, and the action of the members of the Committee (or subcommittee thereof) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee (or subcommittee thereof).

14.2    Committee Requirements. Except as otherwise determined by the Board, the Committee shall consist solely of two (2) or more Non-Employee Directors. The Board shall have discretion to determine whether it intends to comply with the exemption requirements of Section 16b-3 of the Code. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two (2) or more Non-Employee Directors. Within the scope of that authority, the Board or the Committee may delegate to a committee of one (1) or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under this Plan in the event Awards are granted under this Plan by a Committee that does not at all times consist solely of two (2) or more Non-Employee Directors.

14.3    Interpretation. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or of any such Award Agreement, notification or document shall be final and conclusive. No member of the Board or the Committee shall be liable for any such action or determination made in good faith.

14.4    Company’s Rights Upon Occurrence of Detrimental Activity. Any Award Agreement may provide (whether or not such would result in additional tax to a Participant under Section 409A of the Code) that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Board shall so find, forthwith upon notice of such finding, the Participant shall, unless otherwise provided in the Award Agreement:

(a)    Return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the Participant, all Common Shares that the Participant has not disposed of that were offered pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity, and

(b)    With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between: (i) any amount actually paid therefor by the Participant pursuant to this Plan, and (ii) the Fair Market Value of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts (but only to the extent that such amount would not be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code) that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

14.5    Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any of the foregoing) will be subject to such deductions and clawback as may be required or permitted to be made pursuant to such law, government regulation, stock exchange listing requirement or policy (or pursuant to any other policy adopted by the Company at the direction of the Board, including the Company’s current clawback policy).

14.6    Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent.

14.7    Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

ARTICLE XV

AMENDMENT AND TERMINATION

15.1    Amendment or Termination Authority. The Company, by action of the Board (or its designee), may at any time and from time to time amend or terminate this Plan in whole or in part. Any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of any national securities exchange upon which the Common Shares are traded or quoted shall not be effective unless and until such approval has been obtained. Presentation of this Plan or any

A-12

amendment thereof for shareholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits in plans that do not require shareholder approval. Any amendment or termination of this Plan shall not impair in any material way the rights or obligations of any Participant under any Award that is outstanding as of the effective date of the amendment or termination without the written consent of the Participant. The Committee shall maintain its right to exercise its authority under this Plan with respect to any outstanding Awards at the effective date of termination.

15.2    Deferrals. Except with respect to Options and Stock Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

15.3    Conditions. The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

15.4    Special Circumstances. If permitted by Section 409A of the Code in case of termination of employment by reason of death, Disability or normal or early retirement, or in the case of hardship or other special circumstances, of a Participant who holds Options or Stock Appreciation Rights not immediately exercisable in full, or any Restricted Shares or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Shares or Performance Units which have not been fully earned, or Other Share-Based Awards subject to restrictions or conditions, the Committee may, in its sole discretion, accelerate the time at which such Options or Stock Appreciation Rights may be exercised, or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse for Restricted Shares or Restricted Units, or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned, or the time when such restrictions or conditions will terminate with respect to Other or Share-Based Awards, or may waive any other limitation or requirement under any such Award.

15.5    Change in Exercise Price Prohibited. Except in connection with a corporate transaction or event described in Article XI of this Plan, the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or Stock Appreciation Rights, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an Exercise Price that is less than the Exercise Price of the original Option Stock Appreciation Right, as applicable, without shareholder approval.

15.6    No Right to Continued Employment. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. Prior to exercise of any Option, and prior to exercise, payment or delivery pursuant to any other Award, the Participant may be required, at the Company’s request, to certify in a manner reasonably acceptable to the Company that the Participant has not engaged in, and has no present intention to engage in the future in, any Detrimental Activity.

15.7    Incentive Stock Options. To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option. Such provision, however, shall remain in effect for other Options and there shall be no further effect on any provision of this Plan.

ARTICLE XVI

GOVERNING LAW

This Plan and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio, without regard to conflicts of law principles thereof.

A-13

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/DBD
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-506-2579
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/DBD

Diebold Nixdorf, Incorporated

Annual Meeting of Shareholders

For Shareholders of record as of March 08, 2022

TIME:	Friday, May 6, 2022 8:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the internet - please visit
www.proxydocs.com/DBD for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Octavio Marquez and Jeffrey Rutherford (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Diebold Nixdorf, Incorporated which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 5:00 PM ET, May 3, 2022, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Diebold Nixdorf, Incorporated

Annual Meeting of Shareholders

Please make your marks like this:	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

        FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Election of Directors
Nominees:
		FOR	AGAINST	ABSTAIN
	1.01 Arthur F. Anton	☐	☐	☐	FOR

	1.02 Bruce H. Besanko	☐	☐	☐	FOR

	1.03 Reynolds C. Bish	☐	☐	☐	FOR

	1.04 William A. Borden	☐	☐	☐	FOR

	1.05 Ellen M. Costello	☐	☐	☐	FOR

	1.06 Phillip R. Cox	☐	☐	☐	FOR

	1.07 Dr. Alexander Dibelius	☐	☐	☐	FOR

	1.08 Matthew Goldfarb	☐	☐	☐	FOR

	1.09 Gary G. Greenfield	☐	☐	☐	FOR

	1.10 Octavio Marquez	☐	☐	☐	FOR

	1.11 Kent M. Stahl	☐	☐	☐	FOR

	1.12 Lauren C. States	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐	FOR

3.	To approve, on an advisory basis, named executive officer compensation.	☐	☐	☐	FOR

4.	To approve an amendment to the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/DBD

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date